The information in this preliminary prospectus supplement is not complete and may be changed. We may not sell the securities described in this preliminary prospectus supplement until we deliver a final prospectus supplement and attached prospectus. This preliminary prospectus supplement is not an offer to sell these securities nor is it seeking an offer to buy these securities in any state where the offer or sale is not permitted.

Filed pursuant to rule 424(b)(3)
File Nos: 333-133770

Subject to Completion, Dated April 29, 2008

PROSPECTUS SUPPLEMENT
(To Prospectus Dated April 29, 2008)

$1,019,450,000
Volkswagen Auto Loan Enhanced Trust 2008-1
Issuing Entity
Volkswagen Auto Lease/Loan Underwritten Funding, LLC
Depositor
VW Credit, Inc.
Sponsor and Servicer

You should carefully read the “risk factors” beginning on page S-14 of this prospectus supplement and page 1 of the prospectus.

The notes are asset backed securities. The notes will be the sole obligation of the issuing entity only and will not be obligations of or guaranteed by VW Credit, Inc., Volkswagen Auto Lease/Loan Underwritten Funding, LLC or any of their affiliates.

No one may use this prospectus supplement to offer and sell the notes unless it is accompanied by the prospectus.

The following securities are being offered by this prospectus supplement:

		Principal		Final Scheduled
		Amount	Interest Rate	Payment Date

Class A-1 Notes		$245,000,000%		May 20, 2009
Class A-2-A Notes Class A-2-B Notes	}	$305,000,000	% LIBOR+%	April 20, 2011
Class A-3-A Notes Class A-3-B Notes	}	$255,000,000	% LIBOR+%	July 20, 2012
Class A-4-A Notes Class A-4-B Notes	}	$214,450,000	% LIBOR+%	October 20, 2014

Total		$1,019,450,000

		Underwriting	Proceeds to the
	Price to Public	Discount	Depositor

Per Class A-1 Note	%	%	%
Per Class A-2-A Note	%	%	%
Per Class A-2-B Note	%	%	%
Per Class A-3-A Note	%	%	%
Per Class A-3-B Note	%	%	%
Per Class A-4-A Note	%	%	%
Per Class A-4-B Note	%	%	%

Total	%	%	%

•	The notes are payable solely from the assets of the issuing entity, which consist primarily of retail motor vehicle installment sale contracts and/or installment loans that are secured by new and used automobiles and light-duty trucks, payments due under an interest rate swap agreement and funds on deposit in the reserve account. will be the counterparty to the interest rate swap agreement.
•	The issuing entity will pay interest and principal on the notes on the 20th day of each month, or, if the 20th is not a business day, the next business day, starting on May 20, 2008.
•	Credit enhancement for the notes offered hereby will consist of a reserve account with an initial deposit of $1,042,931.37, overcollateralization (in addition to the yield supplement overcollateralization amount) and the yield supplement overcollateralization amount.
•	The issuing entity will also issue a certificate representing an equity interest in the issuing entity, which is not being offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Joint Bookrunners

Citi	Deutsche Bank Securities
Co-Managers
Barclays Capital
BNP PARIBAS
HSBC
RBS Greenwich Capital

The date of this prospectus supplement is May   , 2008

i

(continued)

ii

WHERE TO FIND INFORMATION IN THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS
     This prospectus supplement and the accompanying prospectus provide information about the issuing entity and the securities offered by this prospectus supplement and the accompanying prospectus.
     We tell you about the securities in two separate documents:
•	the accompanying prospectus, which provides general information, some of which may not apply to your securities; and

•	this prospectus supplement, which describes the specific terms of your securities.
     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with other or different information. If you receive any other information, you should not rely on it. We are not offering the securities in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate on any date other than the dates stated on their respective covers.
     We have started with two introductory sections in this prospectus supplement describing the securities and the issuing entity in abbreviated form, followed by a more complete description of the terms of the offering of the securities. The introductory sections are:
•	Summary of Terms — provides important information concerning the amounts and the payment terms of each class of notes and gives a brief introduction to the key structural features of the issuing entity; and

•	Risk Factors — describes briefly some of the risks to investors in the securities.
     We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find additional related information. You can find the page numbers on which these captions are located under the Table of Contents in this prospectus supplement and the Table of Contents in the accompanying prospectus. You can also find a listing of the pages where the principal terms are defined under “Index of Principal Terms” beginning on page I-1 of this prospectus supplement and page I-1 of the accompanying prospectus.
     Wherever information in this prospectus supplement is more specific than the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.
     If you have received a copy of this prospectus supplement and accompanying prospectus in electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and accompanying prospectus from the depositor or from the underwriters.
REPORTS TO SECURITYHOLDERS
     After the securities are issued, unaudited monthly servicing reports containing information concerning the issuing entity, the securities and the receivables will be prepared by VW Credit, Inc. (“VW Credit”) and sent on behalf of the issuing entity to the indenture trustee (with a copy to each rating agency, the swap counterparty and the issuing entity), who will forward the same to Cede & Co. See the accompanying prospectus under “Reports to Securityholders.”
     Owners of the securities may receive the reports by submitting a written request to the indenture trustee. In the written request you must state that you are an owner of securities and you must include payment for expenses associated with the distribution of the reports. The indenture trustee will also make such reports (and, at its option, any additional files containing the same information in an alternative format) available to securityholders each month via its Internet website, which is presently located at www.sf.citidirect.com. The indenture trustee will forward a hard copy of the reports to each securityholder promptly after it becomes aware that the reports are not accessible on its Internet website. Assistance in using this Internet website may be obtained by calling the indenture trustee’s customer service desk at (212) 816-5680. The indenture trustee will notify the securityholders in writing of any changes in the address or means of access to the Internet website where the reports are accessible. Any electronic communications (both text and attachment) by or from the indenture trustee that the indenture trustee in its sole discretion deems to contain confidential, proprietary and/or sensitive information will be encrypted. The recipient of the electronic communications will be required to complete a one-time registration process. Information and assistance on registering and using the encryption technology can be found at Citibank, N.A.’s secure website at www.citigroup.com/citigroup/citizen/privacy/email.htm or by calling (866) 535-2504 (in the U.S.) or (904) 954-6181.
     The reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. VW Credit, the depositor and the issuing entity do not intend to send any of their financial reports to the beneficial owners of the securities. The issuing entity will file with the Securities and Exchange Commission (the “SEC”) all required annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K. Those reports will be filed with the SEC under the name “Volkswagen Auto Loan Enhanced Trust 2008-1” and file number 333-133770-05.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM
     THIS PROSPECTUS SUPPLEMENT MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS AUTHORISED TO CARRY ON A REGULATED ACTIVITY (“AUTHORISED PERSONS”) UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (“FSMA”) OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED, OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49 OF THAT ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED.
     NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS NOR THE SECURITIES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. THE COMMUNICATION OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN PERSONS IN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

SUMMARY OF STRUCTURE AND FLOW OF FUNDS
     This structural summary briefly describes certain major structural components, the relationship among the parties, the flow of funds and certain other material features of the transaction. This structural summary does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand all the terms of this offering.
Structural Diagram

Flow of Funds
(Prior to an Acceleration after an Event of Default)

SUMMARY OF TERMS
     This summary highlights selected information from this prospectus supplement and the accompanying prospectus and does not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand all of the terms of the offering.
THE PARTIES
Issuing Entity/Trust
Volkswagen Auto Loan Enhanced Trust 2008-1, a Delaware statutory trust, will be the “issuing entity” of the notes. The principal assets of the issuing entity will be a pool of receivables which are motor vehicle retail installment sales contracts and/or installment loans that are secured by new and used automobiles and light-duty trucks.
Depositor
Volkswagen Auto Lease/Loan Underwritten Funding, LLC, a Delaware limited liability company and a wholly owned special purpose subsidiary of VW Credit, Inc., is the “depositor” of the issuing entity. The depositor will sell the receivables to the issuing entity. An affiliate of the depositor will be the initial holder of the issuing entity’s certificate.
You may contact the depositor by mail at 2200 Ferdinand Porsche Drive, Herndon, Virginia 20171, or by calling (703) 364-7000.
Servicer/Sponsor
VW Credit, Inc., a Delaware corporation, known as “VW Credit” or the “servicer”, will service the receivables held by the issuing entity and is the “sponsor” of the transaction described in this prospectus supplement and the related prospectus. The servicer will be entitled to receive a servicing fee for each collection period. The “servicing fee” for any payment date will be an amount equal to the product of (1) 1.00%; (2) one-twelfth and (3) the net pool balance of the receivables as of the first day of the related collection period (or as of the cut-off date, in the case of the first collection period). As additional compensation, the servicer will be entitled to retain all supplemental servicing fees and investment income from amounts on deposit in the collection account and the principal distribution account. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from funds on deposit in the collection account with respect to the collection period preceding such payment date, including funds, if any, deposited into the collection account from the reserve account.
Originator
VW Credit originated the receivables, which VW Credit will sell to the depositor. We refer to VW Credit as the “originator”. VW Credit will sell all of the receivables to be included in the receivables pool to the depositor and the depositor will sell those receivables to the issuing entity.
Administrator
VW Credit will be the “administrator” of the issuing entity, and in such capacity will provide administrative and ministerial services for the issuing entity.
Trustees
Citibank, N.A., a national banking association, will be the “indenture trustee”.
Deutsche Bank Trust Company Delaware, a Delaware banking corporation, will be the “owner trustee”.
Swap Counterparty
     , a     , will be the “swap counterparty”.
The short-term credit rating assigned to the swap counterparty by Moody’s will be at least “P-1” and by Standard & Poor’s will be at least “A-1+.” The long-term credit rating assigned to the swap counterparty by Moody’s will be at least “Aa1” and by Standard & Poor’s will be at least “AA-.”

THE OFFERED SECURITIES
The issuing entity will issue and offer the following securities:

				Final
		Principal	Interest	Scheduled
		Amount	Rate	Payment Date
Class A-1 Notes		$245,000,000%		May 20, 2009
Class A-2-A Notes			%
Class A-2-B Notes	}	$305,000,000	LIBOR+ %	April 20, 2011
Class A-3-A Notes			%
Class A-3-B Notes	}	$255,000,000	LIBOR+ %	July 20, 2012
Class A-4-A Notes			%
Class A-4-B Notes	}	$214,450,000	LIBOR+ %	October 20, 2014
The Class A-2-B, Class A-3-B and Class A-4-B notes are sometimes referred to as the “floating rate notes.” The Class A-2-A notes rank pari passu with the Class A-2-B notes, the Class A-3-A notes rank pari passu with the Class A-3-B notes and the Class A-4-A notes rank pari passu with the Class A-4-B notes.
The allocation of the principal balance between the Class A-2-A notes and Class A-2-B notes, the Class A-3-A notes and Class A-3-B notes, and the Class A-4-A notes and Class A-4-B notes will be determined no later than the day of pricing.
The issuing entity will also issue a subordinated and non-interest bearing “certificate”, which represents an equity interest in the issuing entity and is not offered hereby. The certificateholder will be entitled on each payment date only to amounts remaining after payments on the notes and payments of issuing entity expenses and other required amounts on such payment date.
The notes are issuable in a minimum denomination of $1,000 and integral multiples of $1,000 in excess thereof.
The issuing entity expects to issue the notes on or about May 9, 2008, which we refer to as the “closing date”.
INTEREST AND PRINCIPAL
The issuing entity will pay interest on the notes monthly, on the 20th day of each month (or, if that day is not a business day, on the next business day), which we refer to as the “payment date”. The first payment date is May 20, 2008. On each payment date, payments on the notes will be made to holders of record as of the last business day preceding that payment date (except in limited circumstances where definitive notes are issued), which we refer to as the “record date”.
Interest Payments
•	Interest on the Class A-1 notes and the floating rate notes will accrue from and including the prior payment date (or, with respect to the first payment date, from and including the closing date) to but excluding the following payment date.

•	Interest on the Class A-2-A notes, the Class A-3-A notes and the Class A-4-A notes will accrue from and including the 20th day of each calendar month preceding each payment date (or, with respect to the first payment date, from and including the closing date) to but excluding the 20th day of the following month.

•	Interest accrued as of any payment date but not paid on that payment date will be payable on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

•	The issuing entity will pay interest on the Class A-1 notes, the Class A-2-B notes, the Class A-3-B notes and the Class A-4-B notes on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year. This means that the interest due on each payment date for the Class A-1 notes, the Class A-2-B notes, the Class A-3-B notes or the Class A-4-B notes, if applicable, will be the product of (i) the outstanding principal balance on the related class of notes, (ii) the applicable interest rate and (iii) the actual number of days from and including the previous payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the current payment date divided by 360.

•	The issuing entity will pay interest on the Class A-2-A notes, the Class A-3-A notes and the Class A-4-A notes on the basis of a 360-day year consisting of twelve 30-day months. This means that the interest due on each payment date for the Class A-2-A notes, the Class A-3-A notes and the Class A-4-A notes will be the product of (i) the outstanding principal balance of the related class of notes, (ii) the applicable interest rate and (iii) 30 (or in the case of the first payment date, 11), divided by 360.

•	Interest payments on all classes of notes will have the same priority.

Principal Payments
•	The issuing entity will generally pay principal on the notes monthly on each payment date in accordance with the payment priorities described below under “— Priority of Payments.”

•	The issuing entity will make principal payments of the notes based on the amount of collections and defaults on the receivables during the prior collection period.

•	This prospectus supplement describes how available funds and amounts on deposit in the reserve account are allocated to principal payments of the notes.

•	On each payment date, prior to the acceleration of the notes following an event of default, which is described below under “— Interest and Principal Payments after an Event of Default,” the issuing entity will distribute funds available to pay principal of the notes in the following order of priority:
(1)	first, to the Class A-1 notes, until the Class A-1 notes are paid in full;

(2)	second, to the Class A-2-A notes and the Class A-2-B notes, ratably, until the Class A-2-A notes and the Class A-2-B notes are paid in full;

(3)	third, to the Class A-3-A notes and the Class A-3-B notes, ratably, until the Class A-3-A and the Class A-3-B notes are paid in full; and

(4)	fourth, to the Class A-4-A notes and the Class A-4-B notes, ratably, until the Class A-4-A notes and the Class A-4-B notes are paid in full.
Interest and Principal Payments after an Event of Default
On each payment date after an event of default under the indenture occurs and the notes are accelerated, after payment of certain amounts to the trustees, the servicer and the swap counterparty, interest on the notes will be paid ratably to each class of notes and principal payments of each class of notes will be made first to Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of all other classes of notes will receive principal payments, ratably, based on the aggregate outstanding principal amount of each remaining class of notes. Payments of the foregoing amounts will be made from available funds and other amounts, including all amounts held on deposit in the reserve account. See “Description of the Transfer Agreements and the Administration Agreement — Rights Upon Event of Default” in this prospectus supplement.
If an event of default has occurred but the notes have not been accelerated, then interest and principal payments will be made in the priority set forth below under “—Priority of Payments.”
Optional Redemption of the Notes
If VW Credit is the servicer, then the servicer will have the right at its option to exercise a “clean-up call” and to purchase the receivables and the other issuing entity property (other than the reserve account) from the issuing entity on any payment date if, after giving effect to any payment of principal required to be made on that payment date, the then-outstanding net pool balance of the receivables is less than or equal to 10% of the initial net pool balance. (We use the term “net pool balance” to mean, as of any date, the aggregate outstanding principal balance of all receivables (other than defaulted receivables) of the issuing entity on such date.) If the servicer, purchases the receivables and other issuing entity property (other than the reserve account) the repurchase price will equal the greater of (a) the unpaid principal amount on the notes plus accrued and unpaid interest thereon up to but excluding that payment date (after giving effect to all distributions due on that payment date), plus all amounts owing to the swap counterparty as of that payment date and (b) the fair market value of the receivables and other issuing entity property (other than the reserve account). It is expected that at the time this option becomes available to the servicer, or any successor to the servicer, only the Class A-4-A notes and class A-4-B notes will be outstanding.
Additionally, each of the notes is subject to redemption in whole, but not in part, on any payment date on which the sum of the amounts in the reserve account and the remaining available funds after the payments under clauses first through fifth set forth in “—Priority of Payments” below would be sufficient to pay in full the aggregate unpaid note balance of all of the outstanding notes as determined by the servicer. On such payment date, (i) the indenture trustee upon written direction from the servicer shall transfer all amounts on deposit in the reserve account to the collection account and (ii) the outstanding notes shall be redeemed in whole, but not in part.
Notice of redemption under the indenture must be given by the indenture trustee not later than 10 days prior to the applicable redemption date to each holder of notes. All notices of redemption will state: (i) the redemption date; (ii) the redemption price; (iii) that the record date otherwise applicable to that redemption date is not applicable and that payments will be made only upon presentation and surrender of those notes, and the place where those notes are to be surrendered for payment of the redemption price; (iv) that interest on the notes will cease to accrue on the redemption date; and (v) the CUSIP numbers (if applicable) for the notes. In addition, the issuing entity will notify each rating agency listed under “— Ratings” set forth below upon redemption of the notes.
EVENTS OF DEFAULT
The occurrence of any one of the following events will be an “event of default” under the indenture:
•	a default in the payment of any interest on any note when the same becomes due and payable, and such default shall continue for a period of five business days;
•	default in the payment of the principal of any note at the related final scheduled payment date or the redemption date;
•	any failure by the issuing entity to duly observe or perform in any material respect any of its material covenants or agreements in the indenture, which failure materially and adversely affects the interests of the noteholders, and which continues unremedied for 90 days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing a majority of the outstanding principal amount of the notes (it being understood that no servicer replacement event will result from a breach by the servicer of any covenant for which the repurchase of the affected receivable is specified as the sole remedy pursuant to the sale and servicing agreement);
•	any representation or warranty of the issuing entity made in the indenture proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of the noteholders, and which failure continues unremedied for 90 days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the notes (it being understood that any repurchase of a receivable by VCI pursuant to the purchase agreement or the depositor pursuant to the sale and servicing agreement shall be deemed to remedy any incorrect representation or warranty with respect to such receivable); and
•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.
Notwithstanding the foregoing, a delay in or failure of performance referred to under the first four bullet points above for a period of 120 days will not constitute an event of default if that delay or failure was caused by force majeure or other similar occurrence.
The amount of principal required to be paid to noteholders under the indenture, however, generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal of a class of notes due to a lack of amounts available to make such a payment will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes.
ISSUING ENTITY PROPERTY
The primary assets of the issuing entity will be a pool of retail motor vehicle installment sales contracts and/or installment loans secured by a combination of new and used automobiles and light-duty trucks. We refer to these contracts and loans as “receivables”, to the pool of those receivables as the “receivables pool” and to the persons who financed their purchases or refinanced existing obligations with these contracts and loans as “obligors”. The receivables were underwritten in accordance with the originator’s underwriting criteria.
The receivables identified on the schedule of receivables delivered by VW Credit on the closing date will be transferred to the depositor by VW Credit and then transferred by the depositor to the issuing entity. The issuing entity will grant a security interest in the receivables and the other issuing entity property to the indenture trustee on behalf of the noteholders and the swap counterparty.

The “issuing entity property” will include the following:
•	the receivables, including collections on the receivables after March 29, 2008, which we refer to as the “cut-off date”;
•	security interests in the vehicles financed by the receivables, which we refer to as the “financed vehicles”;
•	all receivable files relating to the original motor vehicle retail installment sales contracts and/or loans evidencing the receivables;
•	rights under the interest rate swap agreement and payments made by the swap counterparty under the interest rate swap agreement;
•	any other property securing the receivables;
•	all rights of the applicable originator under agreements with the dealers relating to receivables;
•	rights to proceeds under insurance policies that cover the obligors under the receivables or the financed vehicles;
•	amounts on deposit in the accounts owned by the issuing entity and permitted investments of those accounts;
•	rights of the issuing entity under the sale and servicing agreement and of the depositor, as buyer, under the purchase agreement; and
•	the proceeds of any and all of the above.
STATISTICAL INFORMATION
The statistical information in this prospectus is based on the receivables as of the cut-off date in the statistical pool as of March 29, 2008, which we refer to as the “statistical cut-off date.” The statistical distribution of the characteristics of the actual receivables pool will vary somewhat from the statistical distribution of those characteristics in this prospectus because the actual pool will be selected from the receivables in the statistical pool and other receivables owned by the originators. Any variance between the characteristics of the statistical pool and the actual pool will not be material.
As of the close of business on the statistical cut-off date, the receivables in the statistical pool described in this prospectus supplement had:
•	an aggregate receivables balance of $1,105,516,699.20;
•	a weighted average contract rate of 5.54%;
•	a weighted average original maturity of 60.3 months; and
•	a weighted average remaining maturity of 55.0 months.
As of the cut-off date, the receivables sold to the issuing entity on the closing date are expected to have an aggregate principal balance of approximately $1,105,516,699.20.
In addition to the purchase of receivables from the issuing entity in connection with the servicer’s exercise of its “clean-up call” option as described above under “Interest and Principal — Optional Redemption of the Notes,” receivables may be purchased from the issuing entity by the depositor or sponsor, in connection with the breach of certain representations and warranties concerning the characteristics of the receivables, and by the servicer, in connection with the breach of certain servicing covenants, as described under “The Servicer.”
PRIORITY OF PAYMENTS
On each payment date, except after the acceleration of the notes following an event of default, the indenture trustee will make the following payments and deposits from available funds in the collection account (including funds, if any, deposited into the collection account from the reserve account and amounts, if any, paid by the swap counterparty) in the following amounts and order of priority:
•	first, to the servicer, for reimbursement of outstanding advances;
•	second, to the servicer, the servicing fee;
•	third, to the swap counterparty, the net swap payment;
•	fourth, pro rata, to the swap counterparty, any senior swap termination payment, and to the noteholders, interest on the notes;

•	fifth, to the principal distribution account for distribution to the noteholders, the principal distribution amount;
•	sixth, to the reserve account, until the amount of funds in the reserve account is equal to the specified reserve account balance;
•	seventh, to the swap counterparty, any subordinated swap termination payment;
•	eighth, to pay to the owner trustee and the indenture trustee, accrued and unpaid fees and reasonable expenses (including indemnification amounts) permitted under the sale and servicing agreement, the trust agreement and the indenture, as applicable, which have not been previously paid; and
•	ninth, any remaining funds will be distributed to the certificateholder.
The final distribution to any noteholder will be made only upon surrender and cancellation of the physical certificate representing that noteholder’s notes at an office or agency of the indenture trustee specified in a notice from the indenture trustee, in the name of and on behalf of the issuing entity.
Amounts deposited in the principal distribution account will be paid to the noteholders of the notes as described under “The Notes — Payments of Principal.”
CREDIT ENHANCEMENT
The credit enhancement provides protection for the notes against losses and delays in payment or other shortfalls of cash flow. The credit enhancement for the notes will be the reserve account, overcollateralization (in addition to the yield supplement overcollateralization amount) and the yield supplement overcollateralization amount. If the credit enhancement is not sufficient to cover all amounts payable on the notes, notes having a later scheduled final maturity date generally will bear a greater risk of loss than notes having an earlier final scheduled maturity. See also “Risk Factors — Your share of possible losses may not be proportional” and “Description of the Transfer Agreements and the Administration Agreement — Priority of Payments.”
Reserve Account
On the closing date, the depositor will deposit from the proceeds of the sale of the notes $1,042,931.37 (0.10% of the initial adjusted pool balance) in cash into the reserve account. (We use the term “adjusted pool balance” to mean, as of any date, the net pool balance at that time, minus the yield supplement overcollateralization amount (as described below) as of that date.) Collections on the receivables and other available funds, to the extent available after payments and deposits of higher priority are made, will be added to the reserve account on each payment date until the amount on deposit in the reserve account is equal to the specified reserve account balance (as described below).
On each payment date, available funds will be deposited in the reserve account in accordance with the priority of payments described above until the amount on deposit in the reserve account equals the specified reserve account balance. Except as provided in the following paragraph, the “specified reserve account balance” is, on any payment date, the lesser of (a) $5,214,656.86 (0.50% of the initial adjusted pool balance) and (b) the aggregate outstanding balance of the notes after giving effect to all payments of principal on that payment date. However, if:
•	the specified reserve reduction trigger is met on the October 2009 payment date, the specified reserve account balance will be reduced to $2,607,328.43 (0.25% of the initial adjusted pool balance) on that payment date and will remain at $2,607,328.43 for each payment date thereafter; or
•	the specified reserve reduction trigger is met on the April 2010 payment date, the specified reserve account balance will be reduced to $2,607,328.43 (0.25% of the initial adjusted pool balance) on that payment date and will remain at $2,607,328.43 for each payment date thereafter.
The “specified reserve reduction trigger”, as used in the preceding paragraph, will be met for the applicable payment date if the cumulative net loss ratio for that payment date is (x) less than 0.60% on the October 2009 payment date or (y) less than 1.00% on the April 2010 payment date. The “cumulative net loss ratio” means, for any payment date, the ratio (expressed as a percentage) computed by dividing (a) the excess of the aggregate outstanding principal balance of all defaulted receivables over aggregate liquidation proceeds and recoveries for all defaulted receivables by (b) the net pool balance as of the cut-off date.
On each payment date, the issuing entity will withdraw funds from the reserve account to cover any shortfalls in the amounts required to be paid on that payment date with respect to clauses first through fifth under “Priority of Payments” above.
On any payment date, if the amount in the reserve account exceeds the specified reserve account balance, the excess will be transferred to the collection account and distributed on that payment date as available funds. See “Description of the Transfer Agreements and the Administration Agreement — The Accounts — Reserve Account” in this prospectus supplement.
Overcollateralization
Overcollateralization is the amount by which the adjusted pool balance exceeds the outstanding principal amount of the notes. Overcollateralization means that there will be additional assets (in addition to the yield supplement overcollateralization amount described below) generating collections that will be available to cover credit losses on the receivables. The initial amount of overcollateralization will be $23,481,371.55, or approximately 2.25% of the initial adjusted pool balance.
Yield Supplement Overcollateralization Amount
The yield supplement overcollateralization amount is equal to the sum of the amount for each receivable equal to the excess, if any, of (x) the scheduled payments due on the receivable for each future collection period discounted to present value as of the end of the preceding collection period at the APR of that receivable over (y) the scheduled payments due on the receivable for each future collection period discounted to present value as of the end of the preceding collection period at a discount rate equal to the greater of the APR of that receivable and 8.40%.
As of the closing date, the yield supplement overcollateralization amount will equal $62,585,327.65, which is approximately 6.00% of the initial adjusted pool balance. The yield supplement overcollateralization amount will decline on each payment date. The yield supplement overcollateralization amount is intended to compensate for low APRs on some of the receivables and is in addition to the overcollateralization referred to above.
See “Description of the Transfer Agreements and the Administration Agreement — Yield Supplement Overcollateralization Amount” in this prospectus supplement for more detailed information about the yield supplement overcollateralization amount.
INTEREST RATE SWAP
If the initial principal balance of any class of floating rate notes is greater than zero, then on the closing date the issuing entity will enter into a transaction pursuant to an interest rate swap agreement with the swap counterparty with respect to such class of floating rate notes, in order to hedge against the floating interest rate risk. Each interest rate swap agreement, if any, will have an initial notional amount equal to the note balance of the related class of floating rate notes on the closing date. That notional amount will decrease by the amount of any principal payments made on, and will at all times be equal to the outstanding principal balance of, the related class of floating rate notes.
In general, under each interest rate swap on each payment date, the issuing entity will be obligated to pay the swap counterparty a fixed rate payment based on a per annum fixed rate multiplied by the notional amount of the interest rate swap, and the swap counterparty will be obligated to pay a per annum floating interest rate payment based on a floating rate multiplied by the notional amount of the interest rate swap. Payments (other than swap termination payments) on the interest rate swap will be exchanged on a net basis. Any “net swap payment” owed by the issuing entity to the swap counterparty on the interest rate swap ranks higher in priority than all payments on the notes.
The interest rate swap agreement may be terminated upon an event of default or other termination event specified in the interest rate swap agreement. If the interest rate swap agreement is terminated due to an event of default or other termination event, a termination payment may be due to the swap counterparty by the issuing entity out of available funds.
A “senior swap termination payment” means any payment which is pro rata with payments of interest on the notes and is higher in priority than payments of principal on the notes that may be owed by the issuing entity to the swap counterparty under the interest rate swap agreement that is not a subordinated swap termination payment. A “subordinated swap termination payment” means any payment which is subordinate to payments of principal and interest on the notes that may be owed by the issuing entity to the swap counterparty under the interest rate swap agreement where the swap counterparty is the defaulting party or sole affected party (other than with respect to illegality or a tax event) as each such term is defined in the interest rate swap agreement. The issuing entity’s obligation to pay any net swap payment and any other amounts due under the interest rate swap agreement is secured under the indenture by the issuing entity property.
For a more detailed description of the interest rate swap agreement and the swap counterparty, see “The Notes — Interest Rate Swap Agreement” and “The Swap Counterparty” in this prospectus supplement.
TAX STATUS
Mayer Brown LLP, special federal tax counsel to the depositor, will deliver an opinion stating that (i) for federal income tax purposes, the issuing entity will not be classified as an association taxable as a corporation and the issuing entity will not be treated as a publicly traded partnership taxable as a corporation and (ii) the notes will be treated as debt for United States federal income tax purposes.
Each holder of a note, by acceptance of a note, will agree to treat the note as indebtedness for federal, state and local income and franchise tax purposes.
We encourage you to consult your own tax advisor regarding the federal income tax consequences of the purchase, ownership and disposition of the notes and the tax consequences arising under the laws of any state or other taxing jurisdiction.
See “Material Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus.
CERTAIN ERISA CONSIDERATIONS
Subject to the considerations disclosed in “Certain ERISA Considerations” in this prospectus supplement and the accompanying prospectus, the notes may be purchased by employee benefit plans and accounts. An employee benefit plan, any other retirement plan, and any entity deemed to hold “plan assets” of any employee benefit plan or other plan should consult with its counsel before purchasing the notes.
See “Certain ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.
MONEY MARKET INVESTMENT
The Class A-1 notes will be eligible for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended. If you are a money market fund contemplating a purchase of Class A-1 notes, you should consult your counsel before making a purchase.
RATINGS
It is a condition to the issuance of the notes that, on the closing date, each class of notes will receive at least the following ratings from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody’s Investors Service, Inc.:

Standard &
Class		Poor’s	Moody’s
A-1		A-1+	Prime-1
A-2-A	}	AAA	Aaa
A-2-B
A-3-A	}	AAA	Aaa
A-3-B
A-4-A	}	AAA	Aaa
A-4-B
Although the rating agencies are not contractually obligated to monitor the ratings on the notes, we believe that the rating agencies will continue to monitor the transaction while the notes are outstanding. Ratings on the notes may be lowered, qualified or withdrawn at any time. A rating is based on each rating agency’s independent evaluation of the receivables and the availability of any credit enhancement for the notes. The ratings of the notes also will take into account the provisions of the interest rate swap agreement and the ratings currently assigned the debt obligations of the swap counterparty. A downgrade, suspension or withdrawal of any rating of the debt of the swap counterparty may result in the downgrade, suspension or withdrawal of the rating assigned to any class of notes. For more specific information concerning risks associated with the swap agreement, see “Risk Factors—Risks associated with the interest rate swap” in this prospectus supplement. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency.

RISK FACTORS
     An investment in the notes involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors in addition to the risk factors beginning on page 1 of the accompanying prospectus.

The geographic concentration of the obligors in the receivables pool may result in losses.	The geographic concentration of the obligors on the receivables in the pool may create additional risk of loss. For example, economic conditions or natural disasters, such as hurricanes or floods, in the states where obligors reside may affect the delinquency, loss and repossession experience of the issuing entity with respect to the receivables. As of the cut-off date, based on the billing addresses of the obligors, 16.82%, 9.07%, 7.41%, 7.10%, 5.37% and 5.24% of the net pool balance of the receivables were located in California, Texas, New York, Florida, Illinois and New Jersey, respectively. No other state, by billing address, constituted more than 5% of the net pool balance as of the cut-off date. Economic conditions in any state or region may decline over time and from time to time. Because of the concentration of the obligors in certain states, any adverse economic conditions, or natural disasters such as hurricanes or floods, in those states may have a greater effect on the performance of the notes than if the concentration did not exist.

This prospectus supplement provides information regarding only the receivables as of the statistical cut-off date, however the receivables could have different characteristics	This prospectus supplement describes only the characteristics of the receivables as of the statistical cut-off date. The receivables sold to the issuing entity on the closing date may have characteristics that differ somewhat from the characteristics of the receivables as of the statistical cut-off date described in this prospectus supplement. Although we do not expect the characteristics of the receivables to differ materially from the receivables as of the statistical cut-off date, and each receivable must satisfy the eligibility criteria specified in the sale and servicing agreement, you should be aware that the receivables may have been originated using credit criteria different from the criteria applied to the receivables disclosed in this prospectus supplement and may be of a different credit quality and seasoning. If you purchase a note, you must not assume that the characteristics of the receivables sold to the issuing entity on the closing date will be identical to the characteristics of the receivables in the statistical pool as of the statistical cut-off date disclosed in this prospectus supplement.

Your share of possible losses may not be proportional.	Principal payments on the notes generally will be made to the holders of the notes sequentially so that no principal will be paid on any class of notes until each class of notes with an earlier final scheduled payment date has been paid in full. As a result, a class of notes with a later maturity may absorb more losses than a class of notes with an earlier maturity.

Risks associated with the interest rate swap.	If floating rate notes are issued with a principal balance greater than zero, the issuing entity will enter into an interest rate swap agreement because the receivables owned by the issuing entity bear interest at fixed rates while the Class A-2-B notes, the Class A-3-B notes and the Class A-4-B notes will bear interest at a floating rate. The issuing entity may use payments made by the swap counterparty to make interest and other payments on each payment date.

During those periods in which the floating rate payable by the swap counterparty is substantially greater than the fixed rate payable by the issuing entity, the issuing entity will be more dependent on receiving payments from the swap counterparty in order to make interest payments on the notes without using amounts that would otherwise be paid as principal on the notes. If the swap counterparty fails to pay a net swap receipt, and collections on the receivables and funds on deposit in the reserve account are insufficient to make payments of interest on the notes, you may experience delays and/or reductions in the interest on and principal payments of your notes.

During those periods in which the floating rate payable by the swap counterparty under the interest rate swap agreement is less than the fixed rate payable by the issuing entity under the interest rate swap agreement, the issuing entity will be obligated to make a net swap payment to the swap counterparty. The issuing entity’s obligation to pay a net swap payment to the swap counterparty is secured by the issuing entity property.

An event of default under the indenture may result in payments on your notes being accelerated. The swap counterparty’s claim for a net swap payment will be higher in priority than all payments on the notes, and the swap counterparty’s claim for any due and unpaid senior swap termination payment will be equal in priority to payments of interest on the notes and higher in priority than all payments of principal on the notes. If a net swap payment is due to the swap counterparty on a payment date and there are insufficient collections on the receivables and insufficient funds on deposit in the reserve account to make payments of interest and principal on the notes, you may experience delays and/or reductions in the interest and principal payments on your notes.

The interest rate swap agreement generally may not be terminated except upon the occurrence of specific events described in this prospectus supplement in “The Notes—Interest Rate Swap Agreement.” Depending on the reason for the termination, a termination payment may be due to the issuing entity or to the swap counterparty. Any such termination payment could, if market interest rates and other conditions have changed materially, be substantial.

If the swap counterparty fails to make a termination payment owed to the issuing entity under the interest rate swap agreement, the issuing entity may not be able to enter into a replacement interest rate swap agreement. If this occurs, the amount available to pay principal of and interest on the notes will be reduced to the extent the interest rate on any outstanding floating rate notes exceeds the fixed rate the issuing entity would have been required to pay the swap counterparty under the interest rate swap agreement.

If the interest rate swap agreement is terminated and no replacement is entered into and collections on the receivables and funds on deposit in the reserve account are insufficient to make payments of interest and principal on your notes you may experience delays and/or reductions in the interest on and principal payments of your notes.

Risk of loss or delay in payment may result from delays in the transfer of servicing due to the servicing fee structure.	Because the servicing fee is structured as a percentage of the net pool balance of the receivables, the amount of the servicing fee payable to the servicer may be considered insufficient by potential replacement servicers if servicing is required to be transferred at a time when much of the net pool balance of the receivables has been repaid. Due to the reduction in servicing fee as described in the foregoing, it may be difficult to find a replacement servicer. Consequently, the time it takes to effect the transfer of servicing to a replacement servicer under such circumstances may result in delays and/or reductions in the interest and principal payments on your notes.

You may suffer losses due to receivables with low contract rates.	The receivables include receivables that have contract rates that are less than the interest rates on your notes. Interest paid on the higher contract rate receivables compensates for the lower contract rate receivables to the extent such interest is paid by the issuing entity as principal on your notes and additional overcollateralization is created. Excessive prepayments on the higher contract rate receivables may adversely impact your notes by reducing the interest payments available.

Prepayments, potential losses and a change in the order of priority of principal payments may result from an event of default under the indenture.	An event of default under the indenture may result in payments on your notes being accelerated. As a result:
• you may suffer losses on your securities if the assets of the issuing entity are insufficient to pay the amounts owed on your notes;
• payments on your notes may be delayed until more senior classes of notes are repaid; and
• your securities may be repaid earlier than scheduled, which may require you to reinvest your principal at a lower rate of return.

Lack of liquidity in secondary market may adversely affect your notes.	The secondary market for asset-backed securities is experiencing significantly reduced liquidity. This period of illiquidity may continue and may adversely affect the market value of your notes. See “Risk Factors-The absence of a secondary market for the securities could limit your ability to resell your securities” in the prospectus.

The rate of depreciation of certain financed vehicles could exceed the amortization of the outstanding principal amount of the loan on those financed vehicles, which may result in losses.	There can be no assurance that the value of any financed vehicle will be greater than the outstanding principal amount of the related receivable. New vehicles normally experience an immediate decline in value after purchase because they are no longer considered new. As a result, it is highly likely that the principal amount of the related receivable will exceed the value of the related vehicle during the earlier years of a receivable’s term. Defaults during these earlier years are likely to result in losses because the proceeds of repossession are less likely to pay the full amount of interest and principal owed on the receivable. The frequency and amount of losses may be greater for receivables with longer terms, because these receivables tend to have a somewhat greater frequency of delinquencies and defaults and because the slower rate of amortization of the principal balance of a longer term receivable may result in a longer period during which the value of the financed vehicle is less than the remaining principal balance of the receivable. The frequency and amount of losses may also be greater for obligors with little or no equity in their vehicles because the principal balances for such obligors are likely to be greater for similar loan terms and vehicles than for obligors with a more significant amount of equity in the vehicle.

During periods of economic downturn, losses may increase and loans used to finance used vehicles may incur greater losses than loans used to finance new automobiles	During periods of economic slowdown or recession, delinquencies, defaults, repossessions and losses generally increase. These periods also may be accompanied by decreased consumer demand for automobiles and declining values of automobiles securing outstanding automobile loan contracts, which weakens collateral coverage and increases the amount of a loss in the event of default. Significant increases in the inventory of used automobiles during periods of economic recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales.

Retention of the notes by the depositor or an affiliate of the depositor may reduce the liquidity of such notes.	Some or all of one or more classes of notes may be retained or purchased by the depositor or an affiliate of the depositor. Accordingly, the market for such a retained class of notes may be less liquid than would otherwise be the case. In addition, if any retained notes are subsequently sold in the secondary market, demand and market price for notes of that class already in the market could be adversely affected.

Risks associated with unknown allocation of Class A-2 notes, Class A-3 notes and Class A-4 notes and delay in selection of swap counterparty.	The identity of the swap counterparty, and the allocation of the principal balance between the Class A-2-A notes and the Class A-2-B notes, the Class A-3-A notes and the Class A-3-B notes and the Class A-4-A notes and the Class A-4-B notes may not be known until the day of pricing. Therefore, investors should not expect further disclosure of these matters prior to their entering into commitments to purchase these classes of notes.

As the principal balance of any of the floating rate Class A-2-B notes, Class A-3-B notes or Class A-4-B notes is increased, there will be a greater amount of floating rate securities issued by the issuing entity, and therefore the issuing entity will have a greater aggregate reliance upon and exposure to the swap counterparty, and noteholders will bear additional risks associated with interest rate swaps as more fully described in this prospectus supplement in “Risk Factors—Risks associated with the interest rate swap.”

Because the aggregate amount of Class A-2 notes, Class A-3 notes and Class A-4 notes is fixed as set forth on the cover of this prospectus supplement, the aggregate division of the Class A-2 principal balance between the Class A-2-A notes and the Class A-2-B notes, the Class A-3 principal balance between the Class A-3-A notes and the Class A-3-B notes and the Class A-4 principal balance between the Class A-4-A notes and the Class A-4-B notes may result in one or more of such classes being issued in only a very small principal amount, which may reduce the liquidity of such class of notes.

USE OF PROCEEDS
     The depositor will use the net proceeds from the offering of the notes to:
•	purchase the receivables from VW Credit, Inc. (which we sometimes refer to as “VW Credit”); and

•	make the initial deposit into the reserve account.
     The depositor or its affiliates may use all or a portion of the net proceeds of the offering of the notes to pay their respective debts, including “warehouse” debt secured by the receivables prior to their transfer to the issuing entity, and for general purposes. Any debt may be owed to the owner trustee, the indenture trustee or to one or more of the underwriters or their affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, so a portion of the proceeds that is used to pay debt may be paid to the underwriters, the owner trustee, the indenture trustee or their respective affiliates.
THE ISSUING ENTITY
Limited Purpose and Limited Assets
     Volkswagen Auto Loan Enhanced Trust 2008-1 is a statutory trust formed on April 8, 2008 under the laws of the State of Delaware by the depositor for the purpose of owning the receivables and issuing the notes. The issuing entity will be established and operated pursuant to a trust agreement. VW Credit will be the “administrator” of the issuing entity. An affiliate of the depositor will be the initial holder of the issuing entity’s certificate.
     The issuing entity will engage in only the following activities:
•	issuing the notes and the certificate;

•	making payments on the notes and distributions on the certificate;

•	selling, transferring and exchanging the notes and the certificate to the depositor;

•	entering into and performing its obligations under the interest rate swap agreement;

•	acquiring, holding and managing the receivables and other assets of the issuing entity;

•	pledging the receivables and other assets of the issuing entity pursuant to the indenture;

•	entering into and performing its obligations under the transfer agreements; and

•	taking any action necessary, suitable or convenient to fulfill the role of the issuing entity in connection with the foregoing activities or engaging in other activities including, without limitation, entering into interest rate swap agreements, as may be required in connection with conservation of the assets of the issuing entity and the making of payments on the notes and distributions on the certificate.
Capitalization of the Issuing Entity
     The following table illustrates the expected assets of the issuing entity as of the cut-off date, as if the issuance of the notes had taken place on that date:

Receivables	$1,105,516,699.20
Reserve Account	$1,042,931.37

     The following table illustrates the expected liabilities of the issuing entity as of the closing date:

Class A-1 Asset Backed Notes		$245,000,000
Class A-2-A Asset Backed Notes	}	$305,000,000
Class A-2-B Asset Backed Notes Class A-3-A Asset Backed Notes	}	$255,000,000
Class A-3-B Asset Backed Notes Class A-4-A Asset Backed Notes	}	$214,450,000
Class A-4-B Asset Backed Notes Overcollateralization		$23,481,371.55
Yield Supplement Overcollateralization Amount		$62,585,327.65
Total		$1,105,516,699.20
     The issuing entity will also issue a certificate, which is not offered by this prospectus supplement, and initially will be held by an affiliate of the depositor. On each payment date, the holder of the certificate will be entitled to any funds remaining on that payment date after all deposits and distributions of higher priority, as described in “Description of the Transfer Agreements and Administration Agreement—Priority of Payments”.
     The issuing entity will also be liable for payments to the swap counterparty as described in “The Notes—Interest Rate Swap Agreement.”
     The issuing entity’s fiscal year ends on December 31st.
     The issuing entity’s trust agreement, including its permissible activities, may be amended in accordance with the procedures described in “Description of the Transfer Agreements and the Administration Agreement — Amendment Provisions” in this prospectus supplement.
     The issuing entity’s principal offices are in Wilmington, Delaware, in care of Deutsche Bank Trust Company Delaware, as owner trustee, at the address listed in “—The Owner Trustee” below.
     For a description of the roles and responsibilities of the indenture trustee, see “Description of the Indenture” in the prospectus and “The Trustees” in this prospectus supplement.
The Issuing Entity Property
     The notes will be collateralized by the issuing entity property. The primary assets of the issuing entity will be the receivables, which are amounts owed by individuals under motor vehicle retail installment sales contracts or installment loans with respect to new or used automobiles or light-duty trucks originated by VW Credit. We refer to VW Credit as the “originator”.
     The issuing entity property will consist of all the right, title and interest of the issuing entity in and to:
•	the receivables acquired by the issuing entity from the depositor on the closing date and payments made on the receivables after the cut-off date;

•	the receivable files;

•	any refunds in connection with extended service agreements relating to receivables which became defaulted receivables after the cut-off date;

•	the security interests in the financed vehicles;

•	any proceeds from (1) claims on any theft and physical damage insurance policy maintained by an obligor under a receivable providing coverage against loss or damage to or theft of the related financed vehicle or (2) claims on any credit life or credit disability insurance maintained by an obligor in connection with any receivable;

•	any other property securing the receivables;

•	all rights of the applicable originator under agreements with dealers relating to receivables;

•	the rights of the issuing entity to funds on deposit in the reserve account, the collection account, and the principal distribution account and any other accounts established pursuant to the indenture or sale and servicing agreement, and all cash, investment property and other property from time to time credited thereto and all proceeds thereof (including investment earnings, net of losses and investment expenses, on amounts on deposit);

•	rights of the issuing entity under the sale and servicing agreement and of the depositor, as buyer, under the purchase agreement;

•	rights of the issuing entity under the interest rate swap agreement and payments made by the swap counterparty under the interest rate swap agreement; and

•	the proceeds of any and all of the above.
     The issuing entity will pledge the issuing entity property to the indenture trustee under the indenture.
THE TRUSTEES
The Owner Trustee
     Deutsche Bank Trust Company Delaware is the “owner trustee” of the issuing entity under the trust agreement. Deutsche Bank Trust Company Delaware is a Delaware banking corporation and an affiliate of Deutsche Bank Trust Company Americas, a New York corporation, which provides support services on its behalf in this transaction. Its principal offices are located at 1011 Centre Road, 2nd Floor, Wilmington, Delaware 19805. Deutsche Bank Trust Company Delaware has acted as owner trustee on numerous asset-backed securities transactions (with Deutsche Bank Trust Company Americas providing administrative support), including acting as owner trustee on various auto loan and auto lease securitization transactions. While the structure of the transactions referred to in the preceding sentence may differ among these transactions, Deutsche Bank Trust Company Delaware, and Deutsche Bank Trust Company Americas on its behalf, is experienced in administering transactions of this kind.
     The owner trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement. Deutsche Bank Trust Company Delaware is not affiliated with VW Credit or any of its affiliates. VW Credit and its affiliates may maintain normal commercial banking or investment banking relations with the owner trustee and its affiliates. The servicer will be responsible for paying the owner trustee’s fees and for indemnifying the owner trustee against specified losses, liabilities or expenses incurred by the owner trustee in connection with the transaction documents. To the extent these fees and indemnification amounts are not paid by the servicer, they will be payable out of Available Funds as described in “Description of the Transfer Agreements and the Administration Agreement — Priority of Payments” in this prospectus supplement.
     For a description of the roles and responsibilities of the owner trustee, see “The Transaction Documents — The Owner Trustee and the Indenture Trustee” in the accompanying prospectus.
The Indenture Trustee
     The “indenture trustee” is Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank, N.A. performs as indenture trustee through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank, N.A. has primary corporate trust offices located in both New York and London. Citibank, N.A. is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the fourth quarter of 2007, Citibank’s Agency and Trust group manages in excess of $4.5 trillion in fixed income and equity investments on behalf of approximately 2,800 corporations worldwide. Since 1987, Citibank Agency and Trust has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the fourth quarter of 2007, Citibank, N.A. acts as indenture trustee and/or paying agent for approximately 83 various asset backed trusts supported by auto loans or leases.
     The indenture trustee’s duties are limited to those duties specifically set forth in the indenture. Citibank, N.A. is not affiliated with VW Credit or any of its affiliates. VW Credit and its affiliates may maintain normal commercial and investment banking relations with the indenture trustee and its affiliates. The servicer will be responsible for paying the indenture trustee’s fees and for indemnifying the indenture trustee against specified losses, liabilities or expenses incurred by the indenture trustee in connection with the transaction documents. To the extent these fees and indemnification amounts are not paid by the servicer, they will be payable out of Available Funds as described in “Description of the Transfer Agreements and the Administration Agreement — Priority of Payments” in this prospectus supplement.
     Citibank, N.A.’s address is (i) solely for purposes of the transfer, surrender or exchange of the Notes, 111 Wall Street, 15th Floor Window, New York, New York 10005, Attn: Corporate Trust Services — Volkswagen 2008-1, and (ii) for all other purposes, 388 Greenwich Street, 14th Floor, New York, New York 10013, Attn: Structured Finance Agency and Trust — Volkswagen 2008-1.
     For a description of the roles and responsibilities of the indenture trustee, see “Description of the Indenture” and “The Transaction Documents — The Owner Trustee and the Indenture Trustee” in the prospectus and “Description of the Transfer Agreements and the Administration Agreement” in this prospectus supplement.
THE DEPOSITOR
     The “depositor”, Volkswagen Auto Lease/Loan Underwritten Funding, LLC, a wholly owned special purpose subsidiary of VW Credit, was formed on August 9, 2002 as a Delaware limited liability company named Volkswagen Auto Lease Underwritten Funding, LLC. On December 15, 2006, Volkswagen Auto Lease Underwritten Funding, LLC changed its name to Volkswagen Auto Lease/Loan Underwritten Funding, LLC. The principal place of business of the depositor is at 2200 Ferdinand Porsche Drive, Herndon, Virginia 20171. You may also reach the depositor by telephone at (703) 364-7000. The depositor was formed to purchase, accept capital contributions of or otherwise acquire beneficial interests in portfolios of motor vehicle leases and the related leased vehicles, motor vehicle retail installment sale contracts and motor vehicle loans; to own, sell, and assign the receivables and to issue and sell one or more securities. Since its inception, the depositor has been engaged in these activities solely as (i) the purchaser of receivables and beneficial interests in vehicle lease portfolios from VW Credit pursuant to purchase agreements, (ii) the depositor of receivables and beneficial interests in vehicle loan portfolios to securitization trusts pursuant to sale and servicing agreements or sale agreements, (iii) the depositor that formed various securitization trusts pursuant to trust agreements and (iv) the entity that executes underwriting agreements and purchase agreements in connection with issuances of asset-backed securities.
THE SPONSOR
     VW Credit was incorporated in the State of Delaware in April 1981 and is a wholly owned subsidiary of Volkswagen of America, Inc. (“Volkswagen of America”). Volkswagen of America is a wholly owned subsidiary of Volkswagen Aktiengesellschaft (“Volkswagen AG”). The principal activity of VW Credit is acting as a finance subsidiary of Volkswagen of America, including purchasing retail installment sales contracts, installment loans and leases from Volkswagen and Audi dealers. VW Credit offers and services a wide range of automobile-related financial products, including wholesale floorplan financing and retail auto loan and lease financing.
     The principal place of business of VW Credit is at 2200 Ferdinand Porsche Drive, Herndon, Virginia 20171. You may also reach VW Credit by telephone at (703) 364-7000. VW Credit will act as the “servicer”.

     VW Credit securitized its first portfolio of motor vehicle loans in 1988 and has recently sponsored motor vehicle loan securitizations in conjunction with public offerings of asset-backed securities in 2003, 2005 and 2007. VW Credit’s experience in and overall procedures for originating or acquiring receivables is described in “Origination and Servicing Procedures” in the accompanying prospectus. No securitizations sponsored by VW Credit have defaulted or experienced an early amortization triggering event.
     VW Credit has participated in the structuring of the transaction described in this prospectus supplement and has originated receivables to be assigned to the issuing entity. VW Credit is responsible for servicing the receivables included in the receivables pool as described below. VW Credit is also the administrator of the issuing entity.
THE ORIGINATOR
     VW Credit is responsible for originating the receivables included in the transaction described in this prospectus supplement.
     The originator purchases retail installment sale contracts and installment loans, secured by automobiles or other motor vehicles, through dealer networks throughout the United States. Additionally, VW Credit may utilize direct marketing to offer automobile financing directly to consumers. The originator’s direct marketed products may include financing for the purchase of new and used vehicles, as well as refinancing of existing motor vehicle loans. The originator customizes product features, such as interest rate, loan amount, and loan terms, enabling it to lend to customers with a wide range of credit profiles.
THE SERVICER
     VW Credit will be the servicer. VW Credit offers indirect automotive consumer loan and lease financing and direct dealer financing through (and to) approximately 858 dealers in the United States that sell Volkswagen and/or Audi vehicles. VW Credit has been servicing motor vehicle receivables since 1996. VW Credit’s auto loan asset-backed securitization program was first used in a term securitization in 1988. After the 1988 term securitization, VW Credit began securitizing auto loans again in 2003.
     So long as VW Credit is the servicer, it will also act as custodian of the receivables and will maintain possession of the receivables as the issuing entity’s and the indenture trustee’s agent. The servicer, among other things, will manage, service, administer and make collections on the receivables in accordance with its customary servicing practices, using the degree of skill and attention that the servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others. The servicer is permitted to delegate some or all of its duties to its affiliates or specific duties to sub-contractors who are in the business of performing such duties, although the servicer will remain liable for the performance of any duties that it delegates to another entity.
     The servicer will have full power and authority to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. The servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the receivables as and when the same become due in accordance with its customary servicing practices.
     VW Credit has made adjustments to its customary servicing practices over time, particularly in the areas of collections timing, collections intensity, repossession timing and business processes and workflow. Most of these adjustments are introduced on a limited and controlled trial basis and are implemented program-wide after VW Credit determines that those adjustments will result in an overall improvement in servicing and collections.
     The servicer will, in accordance with its customary servicing practices, take such steps as are necessary to maintain perfection of the security interest created by each receivable in the related financed vehicle. The issuing entity will authorize the servicer to take such steps as are necessary to re-perfect such security interest on behalf of the issuing entity and the indenture trustee in the event of the relocation of a financed vehicle or for any other reason.

     Under the sale and servicing agreement, the servicer will covenant not to release the financed vehicle securing each receivable from the security interest granted by that receivable in whole or in part, except as required by applicable law or court order or in the event of payment in full by or on behalf of the related obligor or payment in full less a deficiency which the servicer would not attempt to collect in accordance with its customary servicing practices or in connection with repossession or except as may be required by an insurer in order to receive proceeds from any insurance policy covering that financed vehicle. If this covenant is breached, under the sale and servicing agreement, the servicer will be required to repurchase the related receivable if such breach materially and adversely affects the interests of the issuing entity or the noteholders in the related receivable. In addition, if the servicer extends the date for final payment by the obligor on any receivable beyond the last day of the collection period prior to the final scheduled payment date for the latest maturing class of notes or reduces the contract rate or outstanding principal balance with respect to any receivable other than as required by applicable law, under the sale and servicing agreement the servicer will be required to repurchase the related receivable, if such change in the receivable would materially and adversely affect the interests of the issuing entity or the noteholders in such receivable.
     The servicer, in its capacity as custodian, will hold the receivable files for the benefit of the issuing entity and the indenture trustee. In performing its duties as custodian, the servicer will act in accordance with its customary servicing practices. The servicer will promptly report to the issuing entity and the indenture trustee any failure on its part to hold a material portion of the receivable files and maintain its accounts, records, and computer systems as provided by the sale and servicing agreement and promptly take appropriate action to remedy any such failure. The servicer may, in accordance with its customary servicing practices, (i) maintain all or a portion of the receivable files in electronic form and (ii) maintain custody of all or any portion of the receivable files with one or more of its agents or designees.
     Additionally, under the sale and servicing agreement the servicer and its affiliates may engage in any marketing practice or promotion or any sale of any products, goods or services to obligors with respect to the receivables so long as such practices, promotions or sales are offered to obligors of comparable motor vehicle receivables serviced by the servicer for itself and others, whether or not such practices, promotions or sales might result in a decrease in the aggregate amount of payments on the receivables, prepayments or faster or slower timing of the payment of the receivables, provided, however, that if the servicer (i) extends the date for final payment by the obligor of any receivable beyond the last day of the collection period prior to the final scheduled payment date for the latest maturing class of notes or (ii) reduces the contract date or outstanding principal balance with respect to any receivable other than as required by applicable law, it will promptly purchase such receivable. The servicer may refinance any receivable and deposit the full outstanding principal balance of such receivable into the collection account. The receivable created by such refinancing shall not be property of the issuing entity. The servicer and its affiliates may also sell insurance or debt cancellation products, including products which result in the cancellation of some or all of the amount of a receivable upon the death or disability of the obligor or any casualty with respect to the financed vehicle.
     The servicer, in its sole discretion, may in accordance with its customary servicing practices sell any receivable’s deficiency balance. Net proceeds of any such sale allocable to the receivable will constitute Liquidation Proceeds, and the sole right of the issuing entity and the indenture trustee with respect to any such sold receivables will be to receive such Liquidation Proceeds. Upon such sale, the servicer will mark its computer records indicating that any such receivable sold no longer belongs to the issuing entity. The servicer is authorized to take any and all actions necessary or appropriate on behalf of the issuing entity to evidence the sale of the receivable free from any lien or other interest of the issuing entity or the indenture trustee.
     See “The Transaction Documents” in the accompanying prospectus, which describes other obligations of the servicer under the sale and servicing agreement.
THE SWAP COUNTERPARTY
          will be the swap counterparty. It is organized as a          under the laws of          .
     The swap counterparty will be an entity actively engaged in the interest rate swap business and will have the credit ratings described in the following paragraph.

     The long-term credit rating assigned to the swap counterparty by Moody’s is currently at least “Aa2” and by Standard & Poor’s is currently at least “AA-.” The short term credit rating assigned to the swap counterparty by Moody’s is currently at least “P-1” and by Standard & Poor’s is currently at least “A-1+.”
     Upon the occurrence of an event of default or termination event specified in the interest rate swap agreement, the interest rate swap agreement may be replaced with a replacement interest rate swap agreement as described above under “The Notes — Interest Rate Swap.”
     Based on a reasonable good faith estimate of maximum probable exposure, the significance percentage of the interest rate swap agreement is less than 10%.
THE RECEIVABLES POOL
     The characteristics set forth in this section are based on the statistical pool of receivables as of the statistical cut-off date. The statistical pool consists of receivables owned by the originator that met the criteria below as of the statistical cut-off date. The originator will originate additional receivables after the statistical cut-off date that may be included in the receivables pool. In addition, some amortization of the receivables will have occurred since the statistical cut-off date and some receivables included in the statistical pool will have prepaid in full or have been determined not to meet the eligibility criteria described below and therefore will not be included in the receivables pool. The receivables pool will be selected from (i) the statistical pool, (ii) receivables originated after the statistical cut-off date and (iii) receivables originated prior to the statistical cut-off date but which were not included in the statistical pool because of their failure to meet the eligibility criteria described below as of the statistical cut-off date but which, in each case, satisfy the eligibility criteria as of the actual cut-off date. The characteristics of the receivables pool sold to the issuing entity on the closing date as of the actual cut-off date may vary somewhat from the characteristics of the actual receivables as of the statistical cut-off date illustrated in the tables below.
Criteria Applicable to Selection of Receivables
     The receivables sold to the issuing entity on the closing date will be selected for inclusion in the pool by several criteria. These criteria include, among other things, the requirement that each receivable:
•	had an original term to maturity of 12 months to 72 months;

•	had a maturity of no later than March 28, 2014;

•	had a remaining principal balance of at least $1,000.00;

•	had a contract rate of 0.00% to 15.99%;

•	was not more than 30 days past due;

•	satisfies the other criteria set forth in the transaction documents, including the criteria set forth under “The Receivables” in the accompanying prospectus.
     All of the receivables are Simple Interest Receivables. See “The Receivables — Calculation Methods” in the accompanying prospectus.
     As of the statistical cut-off date, the weighted average FICO®* score of the receivables is 729 (excluding receivables of obligors with no FICO® score). Approximately 90% of the pool balance as of the cut-off date is composed of obligors with FICO® scores between 627 and 834 with less than 5% of obligor FICO® scores (based on receivable balance) exceeding 834 and less than 5% of obligor FICO® score (based on receivable balance) falling below 627 (in each case, excluding receivables of obligors with no FICO® score). Additionally, 2.49% of the pool balance as of the statistical cut-off date is composed of obligors with no FICO® score available. The FICO® score of

*	FICO® is a federally registered trademark of Fair, Isaac & Company.

an obligor is calculated in the manner described in “Origination and Servicing Procedures — Underwriting Procedures” in the accompanying prospectus. A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO® score, is one of several factors that may be used by the originator in its credit scoring system to assess the credit risk associated with each applicant, see “Origination and Servicing Procedures — Underwriting Procedures” in the accompanying prospectus. FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the receivables.
     No expenses incurred in connection with the selection and acquisition of the receivables are to be payable from the offering proceeds.
     There are no material direct or contingent claims that parties other than the secured parties under the indenture have regarding any receivables.
     The composition, distribution by remaining term, distribution by contract rate and geographic distribution by state of the obligor, in each case of the receivables as of the cut-off date, are set forth in the tables below.
Composition of the Receivables Pool
As of the Cut-off Date

Number of Receivables	69,699
Aggregate Outstanding Principal Balance	$1,105,516,699.20
Outstanding Principal Balance
Average	$15,861.30
Minimum	$1,000.07
Maximum	$88,945.65
Contract Rate
Weighted Average(1)	5.54%
Minimum	0.00%
Maximum	15.02%
Original Term (Months)
Weighted Average(1)	60.3
Minimum	12.0
Maximum	72.0
Remaining Term (Months)
Weighted Average(1)	55.0
Minimum	1.0
Maximum	72.0
Percentage By Principal Balance of New Vehicles	54.81%
Percentage By Principal Balance of Used Vehicles	45.19%
Percentage By Principal Balance of Volkswagen Vehicles	70.42%
Percentage By Principal Balance of Audi Vehicles	29.58%
FICO® Score(2)(3)
Weighted Average(1)	729
Minimum(3)	600
Maximum(3)	883

(1)	Weighted by principal balance as of the statistical cut-off date.

(2)	FICO® is a federally registered trademark of Fair, Isaac & Company.

(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available.

Distribution of the Receivables by Remaining Term
As of the Statistical Cut-off Date

		Percent of		Percent of
	Number of	Total Number	Outstanding	Total Outstanding
Remaining Term Range	Receivables	of Receivables(1)	Principal Balance	Principal Balance(1)
6 months or less	13,426	19.26%	$23,911,517.86	2.16%
7 months to 12 months	1,326	1.90%	5,380,441.87	0.49%
13 months to 18 months	1,110	1.59%	8,959,966.06	0.81%
19 months to 24 months	1,655	2.37%	24,947,863.92	2.26%
25 months to 30 months	2,527	3.63%	34,764,030.74	3.14%
31 months to 36 months	4,739	6.80%	75,428,042.33	6.82%
37 months to 42 months	1,608	2.31%	23,825,964.23	2.16%
43 months to 48 months	3,939	5.65%	67,972,946.52	6.15%
49 months to 54 months	3,927	5.63%	71,375,613.77	6.46%
55 months to 60 months	18,037	25.88%	366,926,494.02	33.19%
61 months to 66 months	5,099	7.32%	110,548,640.25	10.00%
67 months to 72 months	12,306	17.66%	291,475,177.63	26.37%

Total	69,699	100.00%	$1,105,516,699.20	100.00%

(1)	Sum may not equal 100% due to rounding.

Distribution of the Receivables by Contract Rate
As of the Statistical Cut-off Date

		Percent of		Percent of Total
	Number of	Total Number	Outstanding	Outstanding
Contract Rate Range	Receivables	of Receivables(1)	Principal Balance	Principal Balance(1)
0.00% to 0.99%	3,700	5.31%	$62,487,923.97	5.65%
1.00% to 1.99%	8,609	12.35%	29,334,101.02	2.65%
2.00% to 2.99%	7,894	11.33%	90,000,629.08	8.14%
3.00% to 3.99%	5,813	8.34%	91,492,537.74	8.28%
4.00% to 4.99%	9,227	13.24%	171,922,631.21	15.55%
5.00% to 5.99%	13,757	19.74%	280,215,273.94	25.35%
6.00% to 6.99%	7,408	10.63%	144,634,173.24	13.08%
7.00% to 7.99%	6,313	9.06%	109,701,282.32	9.92%
8.00% to 8.99%	3,721	5.34%	69,149,654.01	6.25%
9.00% to 9.99%	1,747	2.51%	30,502,171.48	2.76%
10.00% to 10.99%	857	1.23%	14,327,989.12	1.30%
11.00% to 11.99%	457	0.66%	8,665,722.25	0.78%
12.00% to 12.99%	180	0.26%	2,917,578.47	0.26%
13.00% to 13.99%	15	0.02%	162,485.15	0.01%
14.00% to 14.99%	0	0.00%	0.00	0.00%
15.00% to 15.99%	1	0.00%	2,546.20	0.00%

Total	69,699	100.00%	$1,105,516,699.20	100.00%

(1)	Sum may not equal 100% due to rounding.

Distribution of the Receivables by FICO Score
As of the Statistical Cut-off Date

		Percent of		Percent of Total
	Number of	Total Number	Outstanding	Outstanding
FICO Score Range	Receivables	of Receivables(1)	Principal Balance	Principal Balance(1)
No Fico Score	1,757	2.52%	$27,500,141.78	2.49%
600 to 660	9,866	14.16%	176,511,527.77	15.97%
661 to 700	12,474	17.90%	214,386,345.72	19.39%
701 to 750	18,028	25.87%	276,850,838.65	25.04%
751 to 800	16,654	23.89%	234,701,679.19	21.23%
801 to 884	10,920	15.67%	175,566,166.09	15.88%

Total	69,699	100.00%	$1,105,516,699.20	100.00%

(1)	Sum may not equal 100% due to rounding.

Distribution of the Receivables by Original Term
As of the Statistical Cut-off Date

		Percent of		Percent of Total
	Number of	Total Number	Outstanding	Outstanding
Original Term Range	Receivables	of Receivables(1)	Principal Balance	Principal Balance(1)
12 months to 18 months	159	0.23%	$1,721,507.82	0.16%
19 months to 24 months	1,451	2.08%	24,862,634.69	2.25%
25 months to 30 months	29	0.04%	389,583.71	0.04%
31 months to 36 months	6,623	9.50%	102,081,628.60	9.23%
37 months to 42 months	84	0.12%	1,293,261.89	0.12%
43 months to 48 months	5,227	7.50%	84,728,811.87	7.66%
49 months to 54 months	37	0.05%	717,267.83	0.06%
55 months to 60 months	37,768	54.19%	475,958,318.40	43.05%
61 months to 66 months	1,051	1.51%	18,906,716.32	1.71%
67 months to 72 months	17,270	24.78%	394,856,968.07	35.72%

Total	69,699	100.00%	$1,105,516,699.20	100.00%

(1)	Sum may not equal 100% due to rounding.

Distribution of the Receivables by Seasoning
As of the Statistical Cut-off Date

		Percent of		Percent of Total
	Number of	Total Number	Outstanding	Outstanding
Seasoning Range	Receivables	of Receivables(1)	Principal Balance	Principal Balance(1)
6 months or less	46,885	67.27%	$949,492,302.69	85.89%
7 months to 12 months	5,377	7.71%	100,761,237.02	9.11%
13 months to 18 months	280	0.40%	3,688,215.35	0.33%
19 months to 24 months	729	1.05%	8,469,076.67	0.77%
25 months to 30 months	483	0.69%	5,282,127.93	0.48%
31 months to 36 months	432	0.62%	3,937,978.16	0.36%
37 months to 42 months	388	0.56%	2,673,996.85	0.24%
43 months to 48 months	609	0.87%	3,354,074.18	0.30%
49 months to 54 months	3,615	5.19%	9,300,769.49	0.84%
55 months to 60 months	10,866	15.59%	18,446,108.48	1.67%
61 months to 66 months	25	0.04%	84,651.83	0.01%
67 months to 72 months	10	0.01%	26,160.55	0.00%

Total	69,699	100.00%	$1,105,516,699.20	100.00%

(1)	Sum may not equal 100% due to rounding.

Geographic Distribution of the Receivables by State
as of the Statistical Cut-off Date

		Percent of		Percent of Total
	Number of	Total Number	Outstanding	Outstanding Principal
State	Receivables	of Receivables(1)	Principal Balance	Balance(1)
Alabama	521	0.75%	$8,855,481.68	0.80%
Alaska	101	0.14%	1,669,249.41	0.15%
Arizona	1,475	2.12%	27,400,646.66	2.48%
Arkansas	230	0.33%	3,871,891.85	0.35%
California	11,393	16.35%	186,001,974.04	16.82%
Colorado	1,548	2.22%	26,500,217.02	2.40%
Connecticut	2,282	3.27%	35,040,280.42	3.17%
Delaware	275	0.39%	4,300,795.67	0.39%
District of Columbia	219	0.31%	2,947,524.16	0.27%
Florida	4,531	6.50%	78,534,994.50	7.10%
Georgia	1,793	2.57%	29,894,988.25	2.70%
Hawaii	213	0.31%	3,679,191.08	0.33%
Idaho	130	0.19%	2,213,806.72	0.20%
Illinois	3,513	5.04%	59,350,270.77	5.37%
Indiana	731	1.05%	11,196,767.41	1.01%
Iowa	321	0.46%	4,439,964.49	0.40%
Kansas	348	0.50%	5,118,228.07	0.46%
Kentucky	445	0.64%	6,102,347.54	0.55%
Louisiana	486	0.70%	8,437,499.35	0.76%
Maine	305	0.44%	3,625,010.49	0.33%
Maryland	1,786	2.56%	26,358,623.73	2.38%
Massachusetts	2,263	3.25%	31,518,321.16	2.85%
Michigan	1,010	1.45%	14,697,977.46	1.33%
Minnesota	1,513	2.17%	22,091,563.23	2.00%
Mississippi	211	0.30%	3,876,833.88	0.35%
Missouri	776	1.11%	11,830,249.56	1.07%
Montana	119	0.17%	2,020,833.18	0.18%
Nebraska	204	0.29%	3,179,051.13	0.29%
Nevada	906	1.30%	18,657,772.17	1.69%
New Hampshire	546	0.78%	7,591,734.76	0.69%
New Jersey	3,721	5.34%	57,917,720.38	5.24%
New Mexico	276	0.40%	4,613,460.60	0.42%
New York	6,455	9.26%	81,903,534.42	7.41%
North Carolina	1,975	2.83%	31,985,759.86	2.89%
North Dakota	38	0.05%	594,159.25	0.05%
Ohio	1,762	2.53%	25,127,038.24	2.27%
Oklahoma	349	0.50%	6,404,187.70	0.58%
Oregon	809	1.16%	11,987,005.01	1.08%
Rhode Island	477	0.68%	6,784,362.00	0.61%
South Carolina	699	1.00%	11,453,970.08	1.04%
South Dakota	104	0.15%	1,795,370.99	0.16%
Tennessee	745	1.07%	12,443,924.91	1.13%
Texas	5,634	8.08%	100,309,114.97	9.07%
Utah	690	0.99%	13,091,692.69	1.18%
Vermont	246	0.35%	2,731,570.88	0.25%
Virginia	2,064	2.96%	30,245,789.42	2.74%
Washington	2,149	3.08%	37,312,006.45	3.38%
West Virginia	250	0.36%	3,651,409.88	0.33%
Wisconsin	1,009	1.45%	13,241,310.38	1.20%
Wyoming	53	0.08%	919,221.25	0.08%

Total	69,699	100.00%	$1,105,516,699.20	100.00%

(1)	Sum may not equal 100% due to rounding.

Delinquencies, Net Credit Loss and Repossession Experience
     The following tables provide information relating to delinquency, credit loss and repossession experience for each period indicated with respect to all motor vehicle receivables serviced by VW Credit. This information includes the experience with respect to all motor vehicle receivables serviced as of each respective date or during each listed period. The following statistics include motor vehicle receivables with a variety of payment and other characteristics that may not correspond to the motor vehicle receivables in the receivables pool. In addition, motor vehicle receivables with an original term greater than 60 months and the relative percentage of used vehicles in VW Credit’s portfolio have been increasing over time, which has resulted in a higher percentage of longer term loans and loans financing used vehicles being held by the issuing entity than was present in VW Credit’s motor vehicle receivables servicing portfolio as of the dates and for the periods indicated. As a result, there can be no assurance that the delinquency and credit loss experience with respect to the motor vehicle receivables in the receivables pool will correspond to the delinquency and credit loss experience of VW Credit’s motor vehicle receivables servicing portfolio set forth in the following tables.
VCI Managed Retail Portfolio
Delinquency Experience(1)(2)
(Dollars in Thousands)

	At December 31,
	2007	2006	2005	2004	2003
Principal Amount Outstanding	$6,803,556	$6,945,282	$7,300,999	$7,702,325	$6,992,061
Number of Receivables Outstanding	502,208	510,243	522,627	527,954	483,791

	Units	%	Units	%	Units	%	Units	%	Units	%
Delinquencies-(2)(3)
31-60 days	7,943	1.58%	6,641	1.30%	5,308	1.02%	4,392	0.83%	4,276	0.88%
61-90 days	1,395	0.28%	874	0.17%	742	0.14%	636	0.12%	703	0.14%
91 or more days	836	0.17%	367	0.07%	354	0.07%	399	0.08%	462	0.10%

Total 30+ Delinquencies	10,174	2.03%	7,882	1.54%	6,404	1.23%	5,427	1.03%	5,441	1.12%

(1)	Data presented in the table is based upon retail principal balances for new and used vehicles serviced by VW Credit.

(2)	VW Credit considers a payment to be past due or delinquent when an obligor fails to make at least 75% of the scheduled monthly payment by the related due date. VW Credit measures delinquency by the number of days elapsed from the date a payment is due under the loan contract.

(3)	VW Credit generally charges-off a receivable on the earlier of (a) the date on which proceeds from the sale of the vehicle securing that receivable are applied to the contract balance and (b) the month in which the receivable reaches its 120th day of delinquency if the contract has been assigned to a repossession agent for 60 days.

Net Credit Loss and Repossession Experience(1)
(Dollars in Thousands)

	At or For the 12 Months Ended December 31,
	2007	2006	2005	2004	2003
Principal Amount Outstanding	$6,803,556	$6,945,282	$7,300,999	$7,702,325	$6,992,061
Average Principal Amount Outstanding(2)	$6,885,317	$7,012,104	$7,496,661	$7,362,911	$6,482,312
Number of Receivables Outstanding	502,208	510,243	522,627	527,954	483,791
Average Number of Receivables Outstanding(2)	506,420	512,631	526,749	506,313	447,268
Number of Receivables Repossessed	3,998	3,067	3,045	3,142	3,503
Number of Receivables Repossessed as a percent of the Average Number of Receivables Outstanding	0.79%	0.60%	0.58%	0.62%	0.78%
Charge-Offs(4)	$52,209	$33,011	$31,168	$34,325	$35,297
Recoveries(3)	$12,029	$8,078	$6,813	$6,935	$5,541

Net Losses(5)	$40,180	$24,933	$24,355	$27,390	$29,756

Net Losses as a percent of Average Principal Amount Outstanding	0.58%	0.36%	0.32%	0.37%	0.46%
Average Net Loss of all Receivables with a Net Loss(2)(6)	$10,050	$8,129	$7,999	$8,717	$8,494

(1)	Data presented in the table is based upon retail principal balances for new and used vehicles financed by VW Credit, including those that have been sold but are serviced by VW Credit.

(2)	Averages are computed by taking a simple average of the month end outstanding amounts for each period presented.

(3)	Recoveries generally include the net amounts received with respect to retail contracts previously charged off.

(4)	Charge-offs generally represent the total aggregate net outstanding balance of the receivables determined to be uncollectible in the period less proceeds from disposition of the related vehicles, other than recoveries described in Note (3).

(5)	Net Losses generally represent the total aggregate net outstanding balance of receivables determined to be uncollectible during the period less proceeds from the disposition of related vehicles, including net amounts received from customers with respect to accounts previously charged off.

(6)	Amounts in absolute dollars; representing a per unit basis.
     In addition to the payment and other characteristics of a pool of receivables, delinquencies and credit losses are also affected by a number of social and economic factors, including changes in interest rates and unemployment levels, and there can be no assurance as to the level of future total delinquencies or the severity of future credit losses as a result of these factors. Accordingly, the delinquency and credit loss experience of the receivables may differ from those shown in the foregoing tables.
     See “Origination and Servicing Procedures” in the accompanying prospectus for additional information regarding the servicer.
Delinquency Experience Regarding the Statistical Pool of Receivables
     The following table sets forth the delinquency experience regarding the statistical pool of receivables. The servicer considers a receivable delinquent when an obligor fails to make at least 75% of a scheduled payment by the related due date. The period of delinquency is based on the number of days payments are contractually past due. As of the statistical cut-off date, none of the receivables in the statistical pool were more than 30 days delinquent, and as of the cut-off date, none of the receivables in the pool sold to the issuing entity on the closing date will be more than 30 days delinquent.

		Percent of	Outstanding	Percent of Total
	Number of	Total Number	Principal	Outstanding
Historical Delinquency Status	Receivables	of Receivables	Balance	Principal Balance
Delinquent no more than once for 31-60 days(1)	1,473	2.11%	$10,792,935	0.98%
Delinquent more than once for 31-60 days but never for 61 days or more	1,137	1.63%	$6,150,245	0.56%
Delinquent at least once for 61 days or more	415	0.60%	$2,387,926	0.22%

(1)	Delinquent no more than once for 31-60 days represent accounts that were delinquent 1 time but never exceeded 60 days past due.
Static Pool Information About Certain Previous Securitizations
     Appendix A to this prospectus supplement sets forth in tabular format static pool information about prior pools of retail installment sale contracts and installment loans that were sponsored by VW Credit, Inc. and securitized by Volkswagen Public Auto Loan Securitization, LLC, including those receivables acquired by Volkswagen Public Auto Loan Securitization, LLC, that were included in the Volkswagen Auto Loan Enhanced Trust 2003-1, 2003-2, 2005-1 and 2007-1 transactions. The transaction described in this prospectus supplement is the first transaction in which Volkswagen Auto Lease/Loan Underwritten Funding, LLC securitized retail installment sale contracts and installment loans (although Volkswagen Auto Lease/Loan Underwritten Funding, LLC has previously securitized pools of motor vehicle leases). Static pool information consists of cumulative credit losses, delinquency and prepayment data for prior securitized pools and summary information for the original characteristics of the prior pools. The term “securitized pool” refers to the securitized pool of receivables as of the related cut-off date. The characteristics of the securitized pools included in Appendix A may vary somewhat from the characteristics of the receivables in this transaction.
     The characteristics of receivables included in the static pool data discussed above, as well as the social, economic and other conditions existing at the time when those receivables were originated and repaid, may vary materially from the characteristics of the receivables in this transaction and the social, economic and other conditions existing at the time when the receivables in this transaction were originated and those that will exist in the future when the receivables in the current transaction are required to be repaid. As a result, there can be no assurance that the static pool data referred to above will correspond to or be an accurate predictor of the performance of this receivables securitization transaction.
     Information in Appendix A and in this section “Static Pool Information About Certain Previous Securitizations” relating to securitized pools that were established before January 1, 2006 is not deemed to be part of this prospectus supplement, the prospectus or the registration statement to which this prospectus supplement relates.
WEIGHTED AVERAGE LIFE OF THE NOTES
     The following information is provided solely to illustrate the effect of prepayments of the receivables on the unpaid principal amounts of the notes and the weighted average life of the notes under the assumptions stated below, and is not a prediction of the prepayment rates that might actually be experienced with respect to the receivables.
     Prepayments on motor vehicle receivables can be measured against prepayment standards or models. The model used in this prospectus supplement, the absolute prepayment model, or “ABS”, assumes a rate of prepayment each month which is related to the original number of receivables in a pool of receivables. ABS also assumes that all of the receivables in a pool are the same size, that all of those receivables amortize at the same rate, and that for every month that any individual receivable is outstanding, payments on that particular receivable will either be made as scheduled or the receivable will be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, if a 1% ABS were used, that would mean that 100 receivables would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of receivables or a prediction of the anticipated rate of prepayment on either the pool of receivables involved in this transaction or on any pool of motor vehicle receivables. You should not assume that the actual rate of prepayments on the receivables will be in any way related to the percentage of prepayments that was assumed for ABS.
     The tables below which are captioned “Percent of the Initial Outstanding Balance at Various ABS Percentages” (the “ABS Tables”) are based on ABS and were prepared using the following assumptions:
•	the issuing entity holds 12 pools of receivables with the following characteristics:

			Original Term	Remaining Term
	Outstanding	Gross	to Maturity	to Maturity
Pool	Principal Balance	Contract Rate	(in Months)	(in Months)
1	$1,230,044.56	2.938%	12	9
2	21,851,066.32	2.893%	24	21
3	85,006,435.80	1.793%	36	32
4	39,739,029.55	3.151%	48	44
5	96,447,096.32	2.835%	60	44
6	29,041,519.26	2.071%	72	66
7	460,131.03	6.001%	12	9
8	3,042,900.60	6.079%	24	20
9	17,464,776.51	6.516%	36	32
10	46,283,044.21	6.166%	48	44
11	380,228,489.91	6.495%	60	55
12	384,722,165.13	6.655%	72	68

Total	$1,105,516,699.20

•	all prepayments on the receivables each month are made in full at the specified constant percentage of ABS and there are no defaults, losses or repurchases;

•	interest accrues on the notes at the following coupon rates: Class A-1 notes, 2.97%; Class A-2 notes, 4.19%; Class A-3 notes, 4.66%; and Class A-4 notes 5.37%;

•	each scheduled payment on the receivables is made on the last day of each month commencing in April 2008, and each month has 30 days;

•	the original outstanding balance of each class of notes is equal to the applicable original outstanding balance set forth on the front cover of this prospectus supplement;

•	payments on the notes are paid in cash on each payment date commencing May 20, 2008 and on the 20th calendar day of each subsequent month whether or not that day is a business day;

•	the notes are purchased on May 9, 2008;

•	the Class A-1 notes will be paid interest on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year;

•	the Class A-2 notes, the Class A-3 notes and the Class A-4 notes will be paid interest on the basis of a 360-day year consisting of twelve 30-day months;

•	the scheduled payment for each receivable was calculated on the basis of the characteristics described in the ABS Tables and in such a way that each receivable would amortize in a manner that would be sufficient to repay the receivable balance of that receivable by its indicated remaining term to maturity;

•	except as indicated in the tables, the clean-up call option to redeem the notes will be exercised at the earliest opportunity; and

•	the servicing fee will be 1.00% per annum.
     The ABS Tables were created relying on the assumptions listed above. The tables indicate the percentages of the original outstanding balances of each class of notes that would be outstanding after each of the listed payment dates if certain percentages of ABS are assumed. The ABS Tables also indicate the corresponding weighted average lives of each class of notes if the same percentages of ABS are assumed. The assumptions used to construct the ABS Tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the receivables may differ materially from the assumptions used to construct the ABS Tables.
     As used in the ABS Tables, the “weighted average life” of a class of notes is determined by:
•	multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date;

•	adding the results; and

•	dividing the sum by the related original outstanding balance of the note.

Percent of the Initial Outstanding Balance at Various ABS Percentages
Class A-1 Notes

Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2008	93.03%	90.75%	88.34%	86.82%	85.77%	84.69%	83.02%
June 2008	86.00%	81.53%	76.78%	73.80%	71.74%	69.62%	66.33%
July 2008	78.92%	72.32%	65.34%	60.94%	57.91%	54.80%	49.96%
August 2008	71.77%	63.14%	54.01%	48.25%	44.29%	40.21%	33.88%
September 2008	64.56%	53.99%	42.79%	35.73%	30.87%	25.88%	18.12%
October 2008	57.30%	44.86%	31.68%	23.38%	17.67%	11.79%	2.66%
November 2008	49.98%	35.76%	20.70%	11.21%	4.68%	0.00%	0.00%
December 2008	42.62%	26.70%	9.84%	0.00%	0.00%	0.00%	0.00%
January 2009	35.20%	17.67%	0.00%	0.00%	0.00%	0.00%	0.00%
February 2009	27.81%	8.75%	0.00%	0.00%	0.00%	0.00%	0.00%
March 2009	20.37%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 2009	12.87%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May 2009	5.33%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June 2009	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life (Years) to Call	0.57	0.44	0.36	0.31	0.29	0.27	0.24
Weighted Average Life (Years) to Maturity	0.57	0.44	0.36	0.31	0.29	0.27	0.24

Percent of the Initial Outstanding Balance at Various ABS Percentages
Class A-2-A Notes and Class A-2-B Notes

Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2008	100.00%	100.00%	100.00%	100.00%	100.00%	98.37%	89.98%
December 2008	100.00%	100.00%	100.00%	99.38%	93.50%	87.47%	78.09%
January 2009	100.00%	100.00%	99.28%	89.89%	83.42%	76.78%	66.45%
February 2009	100.00%	100.00%	90.82%	80.61%	73.57%	66.35%	55.13%
March 2009	100.00%	99.89%	82.45%	71.47%	63.91%	56.14%	44.07%
April 2009	100.00%	92.78%	74.19%	62.48%	54.42%	46.13%	33.27%
May 2009	100.00%	85.70%	66.03%	53.64%	45.11%	36.35%	22.74%
June 2009	98.18%	78.64%	57.97%	44.94%	35.98%	26.77%	12.47%
July 2009	92.03%	71.62%	50.01%	36.40%	27.04%	17.42%	2.47%
August 2009	85.84%	64.62%	42.16%	28.01%	18.27%	8.28%	0.00%
September 2009	79.61%	57.65%	34.41%	19.77%	9.70%	0.00%	0.00%
October 2009	73.34%	50.71%	26.76%	11.69%	1.31%	0.00%	0.00%
November 2009	67.02%	43.80%	19.23%	3.76%	0.00%	0.00%	0.00%
December 2009	60.66%	36.92%	11.80%	0.00%	0.00%	0.00%	0.00%
January 2010	54.31%	30.12%	4.52%	0.00%	0.00%	0.00%	0.00%
February 2010	48.26%	23.65%	0.00%	0.00%	0.00%	0.00%	0.00%
March 2010	42.18%	17.22%	0.00%	0.00%	0.00%	0.00%	0.00%
April 2010	36.05%	10.81%	0.00%	0.00%	0.00%	0.00%	0.00%
May 2010	29.88%	4.44%	0.00%	0.00%	0.00%	0.00%	0.00%
June 2010	23.67%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2010	17.42%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August 2010	11.13%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September 2010	4.79%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October 2010	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life (Years) to Call	1.80	1.50	1.25	1.12	1.04	0.96	0.87
Weighted Average Life (Years) to Maturity	1.80	1.50	1.25	1.12	1.04	0.96	0.87

Percent of the Initial Outstanding Balance at Various ABS Percentages
Class A-3-A Notes and Class A-3-B Notes

Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	91.32%
September 2009	100.00%	100.00%	100.00%	100.00%	100.00%	99.23%	80.02%
October 2009	100.00%	100.00%	100.00%	100.00%	100.00%	88.83%	69.04%
November 2009	100.00%	100.00%	100.00%	100.00%	91.76%	78.69%	58.38%
December 2009	100.00%	100.00%	100.00%	95.19%	82.18%	68.82%	48.07%
January 2010	100.00%	100.00%	100.00%	86.13%	72.87%	59.25%	38.12%
February 2010	100.00%	100.00%	97.15%	77.54%	64.06%	50.22%	28.72%
March 2010	100.00%	100.00%	89.01%	69.14%	55.47%	41.43%	19.65%
April 2010	100.00%	100.00%	81.00%	60.91%	47.09%	32.91%	10.90%
May 2010	100.00%	100.00%	73.12%	52.87%	38.94%	24.65%	2.48%
June 2010	100.00%	97.71%	65.36%	45.01%	31.01%	16.65%	0.00%
July 2010	100.00%	90.16%	57.72%	37.33%	23.31%	8.92%	0.00%
August 2010	100.00%	82.64%	50.22%	29.84%	15.83%	1.46%	0.00%
September 2010	100.00%	75.15%	42.84%	22.53%	8.57%	0.00%	0.00%
October 2010	98.09%	67.70%	35.59%	15.41%	1.55%	0.00%	0.00%
November 2010	90.41%	60.29%	28.47%	8.49%	0.00%	0.00%	0.00%
December 2010	82.68%	52.91%	21.49%	1.75%	0.00%	0.00%	0.00%
January 2011	76.20%	46.66%	15.49%	0.00%	0.00%	0.00%	0.00%
February 2011	69.67%	40.44%	9.61%	0.00%	0.00%	0.00%	0.00%
March 2011	63.10%	34.25%	3.84%	0.00%	0.00%	0.00%	0.00%
April 2011	56.49%	28.10%	0.00%	0.00%	0.00%	0.00%	0.00%
May 2011	49.82%	21.97%	0.00%	0.00%	0.00%	0.00%	0.00%
June 2011	43.12%	15.88%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2011	36.37%	9.82%	0.00%	0.00%	0.00%	0.00%	0.00%
August 2011	29.57%	3.80%	0.00%	0.00%	0.00%	0.00%	0.00%
September 2011	22.73%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October 2011	15.84%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November 2011	8.91%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 2011	1.93%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January 2012	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life (Years) to Call	3.07	2.72	2.34	2.12	1.97	1.84	1.65
Weighted Average Life (Years) to Maturity	3.07	2.72	2.34	2.12	1.97	1.84	1.65

Percent of the Initial Outstanding Balance at Various ABS Percentages
Class A-4-A Notes and Class A-4-B Notes

Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	93.31%
July 2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	84.07%
August 2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	75.23%
September 2010	100.00%	100.00%	100.00%	100.00%	100.00%	93.17%	66.78%
October 2010	100.00%	100.00%	100.00%	100.00%	100.00%	84.93%	58.72%
November 2010	100.00%	100.00%	100.00%	100.00%	93.76%	77.02%	51.07%
December 2010	100.00%	100.00%	100.00%	100.00%	85.96%	69.44%	43.83%
January 2011	100.00%	100.00%	100.00%	95.15%	79.18%	62.80%	37.43%
February 2011	100.00%	100.00%	100.00%	88.42%	72.62%	56.44%	0.00%
March 2011	100.00%	100.00%	100.00%	81.88%	66.31%	50.36%	0.00%
April 2011	100.00%	100.00%	97.84%	75.54%	60.24%	44.57%	0.00%
May 2011	100.00%	100.00%	91.25%	69.39%	54.41%	39.07%	0.00%
June 2011	100.00%	100.00%	84.80%	63.45%	48.82%	0.00%	0.00%
July 2011	100.00%	100.00%	78.48%	57.71%	43.48%	0.00%	0.00%
August 2011	100.00%	100.00%	72.31%	52.18%	38.39%	0.00%	0.00%
September 2011	100.00%	97.40%	66.29%	46.85%	0.00%	0.00%	0.00%
October 2011	100.00%	90.32%	60.40%	41.73%	0.00%	0.00%	0.00%
November 2011	100.00%	83.28%	54.66%	0.00%	0.00%	0.00%	0.00%
December 2011	100.00%	76.28%	49.06%	0.00%	0.00%	0.00%	0.00%
January 2012	96.01%	70.91%	44.64%	0.00%	0.00%	0.00%	0.00%
February 2012	89.68%	65.56%	40.33%	0.00%	0.00%	0.00%	0.00%
March 2012	83.30%	60.24%	0.00%	0.00%	0.00%	0.00%	0.00%
April 2012	76.88%	54.95%	0.00%	0.00%	0.00%	0.00%	0.00%
May 2012	70.41%	49.69%	0.00%	0.00%	0.00%	0.00%	0.00%
June 2012	63.89%	44.46%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2012	57.32%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
August 2012	50.70%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September 2012	44.03%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October 2012	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life (Years) to Call	4.22	3.94	3.56	3.26	3.07	2.85	2.54
Weighted Average Life (Years) to Maturity	4.39	4.12	3.73	3.43	3.20	2.97	2.64

THE NOTES
     The following information summarizes material provisions of the notes and related provisions in the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the accompanying prospectus, to which you should refer.
General
     The notes will be issued pursuant to the terms of the indenture to be dated as of the closing date between the issuing entity and the indenture trustee for the benefit of the noteholders and the swap counterparty. We will file a copy of the indenture with the Securities and Exchange Commission (the “SEC”) after we issue the notes. Holders of the notes will have the right to receive payments made with respect to the receivables and other assets in the issuing entity property and certain rights and benefits available to the indenture trustee under the indenture. Citibank, N.A. will be the “indenture trustee”. You may contact the indenture trustee at 388 Greenwich Street, 14th Floor, New York, New York 10013, Attn: Structured Finance Agency and Trust — Volkswagen 2008-1 or by calling (212) 816-5680.
     All payments required to be made on the notes will be made monthly on each payment date, which will be the 20th day of each month or, if that day is not a business day, then the next business day beginning May 20, 2008.
     The indenture trustee will distribute principal and interest on each payment date to holders in whose names the notes were registered on the latest record date.
     The original outstanding balance, interest rate and final scheduled payment date for each class of the notes offered hereby is set forth on the cover page to this prospectus supplement.
     Distributions to the certificateholder will be subordinated to distributions of principal of and interest on the notes to the extent described in “Description of the Transfer Agreements and the Administration Agreement — Priority of Payments” in this prospectus supplement.
Delivery of Notes
     The offered notes will be issued in the minimum denomination of $1,000 and in integral multiples of $1,000 in excess thereof on or about the closing date in book-entry form through the facilities of The Depository Trust Company, Clearstream and the Euroclear System against payment in immediately available funds.
Payments of Interest
     Interest on the unpaid outstanding balance of each class of notes will accrue at the applicable interest rate listed on the cover of this prospectus supplement and will be payable monthly on each payment date. Interest will accrue during each interest period at the applicable interest rate (a) for the Class A-1 notes and the floating rate notes, from and including the most recent payment date on which interest was paid (or from and including the closing date in the case of the first interest period) to but excluding the following payment date or (b) for the Class A-2-A notes, the Class A-3-A notes and the Class A-4-A notes, from and including the 20th day of each calendar month preceding each payment date (or from and including the closing date in the case of the first payment period) to but excluding the 20th day of the following month.
     Interest will accrue and will be calculated on the various classes of notes as follows:
•	Actual/360. Interest on the Class A-1 notes, the Class A-2-B notes, the Class A-3-B notes and the Class A-4-B notes will be calculated on the basis of actual days elapsed during the applicable interest period, but assuming a 360-day year. This means that the interest due on each payment date for the Class A-1, the Class A-2-B notes, the Class A-3-B notes and the Class A-4-B notes will be the product of (i) the outstanding principal balance on the related class of notes, (ii) the related interest rate and

(iii) the actual number of days since the previous payment date (or, in the case of the first payment date, since the closing date), divided by 360.

•	30/360. Interest on the Class A-2-A notes, the Class A-3-A notes and the Class A-4-A notes will be calculated on the basis of a 360-day year of twelve 30-day months. This means that the interest due on each payment date for the Class A-2-A notes, the Class A-3-A notes and the Class A-4-A notes will be the product of (i) the outstanding principal balance of the related class of notes, (ii) the applicable interest rate and (iii) 30 (or in the case of the first payment date, 11), divided by 360.

•	Interest Accrual Periods. Interest will accrue on the outstanding principal amount of each class of notes (a) with respect to the Class A-1 notes and the floating rate notes, from the prior payment date (after giving effect to all payments made on that date) (or in the case of the first payment date, the closing date) to but excluding the following payment date or (b) with respect to the Class A-2-A notes the Class A-3-A notes and the Class A-4-A notes, from the 20th day of each calendar month (after giving effect to all payments made on that date) (or in the case of first payment date, the closing date) to but excluding the 20th day of the following month. Interest accrued as of any payment date but not paid on that payment date will be payable on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).
     Interest on each note will be paid to the person in whose name that note is registered on the record date. If the notes are issued as book-entry notes, then the “record date” is the close of business on the business day immediately preceding the applicable payment date. If the notes are issued as definitive notes, then the “record date” is the close of business on the last business day of the calendar month immediately preceding the calendar month in which the applicable payment date occurs. (The holders of record of the notes are referred to as “noteholders” in this prospectus supplement.) The final interest payment on each class of notes is due on the earlier of (a) the payment date (including any redemption date) on which the principal amount of that class of notes is reduced to zero or (b) the applicable final scheduled payment date for that class of notes. In this transaction, a “business day” will be any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Delaware, Michigan, Virginia, New York or the principal place of business of the swap counterparty are authorized or obligated by law, executive order or government decree to be closed.
     A failure to pay the interest due on the notes on any payment date that continues for a period of five business days or more will result in an event of default. See “Description of the Transfer Agreements and the Administration Agreement — Events of Default” in this prospectus supplement.
Payments of Principal
     On each payment date, except as described below, the Principal Distribution Amount will be applied to make principal payments on the notes. Prior to an event of default, principal payments will be applied to the notes in sequential priority so that no principal payments will be made on any class of notes until all notes with an earlier final scheduled payment date have been paid in full. Thus, on each payment date, the Principal Distribution Amount will be applied to the notes as follows:
•	first, to the Class A-1 notes, until the Class A-1 notes are paid in full;

•	second, to the Class A-2-A notes and Class A-2-B notes, ratably, until the Class A-2-A notes and Class A-2-B notes are paid in full;

•	third, to the Class A-3-A notes and Class A-3-B notes, ratably, until the Class A-3-A notes and Class A-3-B notes are paid in full; and

•	fourth, to the Class A-4-A notes and Class A-4-B notes, ratably, until the Class A-4-A notes and Class A-4-B notes are paid in full.

     At any time that the outstanding balances of the notes have been declared due and payable following the occurrence of an event of default under the indenture, principal payments will be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full, and then ratably to all other noteholders on each payment date, based on the outstanding balance of each class of notes (other than the Class A-1 notes), until all events of default have been cured or waived as provided in the indenture or all notes have been paid in full. Such payments will be made from Available Funds and other amounts, including all amounts held on deposit in the reserve account.
     To the extent not previously paid prior to those dates, the outstanding amount of each class of notes will be payable in full on the payment date specified below (each, a “final scheduled payment date”):
•	for the Class A-1 notes, the May 2009 payment date;

•	for the Class A-2-A notes and Class A-2-B notes, the April 2011 payment date;

•	for the Class A-3-A notes and Class A-3-B notes, the July 2012 payment date; and

•	for the Class A-4-A notes and Class A-4-B notes, the October 2014 payment date.
     The remaining outstanding balance of each class of notes will be due on the related final scheduled payment date for each class. Failure to pay the full principal amount of a class of notes by the applicable final scheduled payment date will be an event of default under the indenture.
Payments of Principal on each Payment Date (other than Payment Dates after the Notes have been accelerated following the occurrence of an Event of Default)
Interest Rate Swap Agreement
     If the initial principal balance of any class of floating rate notes is greater than zero, then the issuing entity will enter into an “interest rate swap agreement” consisting of the ISDA Master Agreement, the schedule thereto, the credit support annex thereto, if applicable, and a confirmation for each class of the aforementioned notes with an initial principal balance greater than zero with the swap counterparty to hedge the floating interest rate risk on the Class A-2-B notes, the Class A-3-B notes or the Class A-4-B notes, as the case may be. All terms of the interest rate swap agreement will be acceptable to each rating agency listed under “Summary of Terms—Ratings” above.

     On each payment date the issuing entity will make and receive payments under the interest rate swap agreements calculated with respect to the preceding interest accrual period and exchanged on a net basis. The issuing entity will pay to the swap counterparty the amounts set forth below with respect to the related interest rate swap agreement, in each case on a notional amount equal to the outstanding principal balance of the related class of floating rate notes and the swap counterparty will pay to the issuing entity the following amounts on such notional amount:

	Amount Payable to	Amount Payable to
Applicable Class of Notes	Swap Counterparty	Issuing Entity
Class A-2-B notes	%	One-month LIBOR plus %
Class A-3-B notes	%	One-month LIBOR plus %
Class A-4-B notes	%	One-month LIBOR plus %
     Payments on the interest rate swap (other than Swap Termination Payments) will be exchanged on a net basis. The payment obligations of the issuing entity to the swap counterparty under the interest rate swap agreement are secured under the indenture by the same lien in favor of the indenture trustee that secures payments to the noteholders. A Net Swap Payment made by the issuing entity ranks higher in priority than all payments on the notes.
     Among other things, an event of default under the interest rate swap agreement includes:
•	failure to make payments due under the interest rate swap agreement;

•	the occurrence of certain bankruptcy events of the issuing entity or bankruptcy and insolvency events of the swap counterparty;

•	any breach of the interest rate swap agreement or related agreements by the swap counterparty;

•	failure to post collateral or return collateral pursuant to the terms of the credit support annex by the swap counterparty or the issuing entity (solely with respect to the return of collateral);

•	misrepresentation by the swap counterparty; or

•	merger by the swap counterparty without assumption of its obligations under the interest rate swap agreement.
     Among other things, a termination event under the interest rate swap agreement includes:
•	illegality of the transactions contemplated by the interest rate swap agreement;

•	any commencement of the liquidation of the issuing entity property following an event of default under the indenture;

•	failure of the swap counterparty to provide the financial information required by Regulation AB and other requested information or to assign the interest rate swap agreement to an eligible counterparty that is able to provide the information;

•	certain tax events;

•	any amendment to the sale and servicing agreement or the indenture by the issuing entity that has a material and adverse affect on the swap counterparty without the prior written consent of the swap counterparty to the extent such consent is required under the related agreement;

•	a merger or consolidation of the swap counterparty into an entity with materially weaker creditworthiness; or

•	failure of the swap counterparty (or its credit support provider, if any) to maintain its credit rating at certain levels required by the interest rate swap agreement, which failure may not constitute a termination event if the swap counterparty maintains certain minimum credit ratings and, among other things:
• at its own expense obtains an unconditional guarantee or similar assurance from a guarantor with the appropriate credit rating, along with a legal opinion regarding the guarantee;
• posts collateral; or
• assigns its rights and obligations under the interest rate swap agreement to a substitute swap counterparty that satisfies the eligibility criteria set forth in the interest rate swap agreement.
     Upon the occurrence of any event of default or termination event specified in the interest rate swap agreement, the non-defaulting or non-affected party or, in some instances, the affected party or burdened party may elect to terminate the interest rate swap agreement. If the interest rate swap agreement is terminated due to an event of default or a termination event, a Swap Termination Payment under the interest rate swap agreement may be due to the swap counterparty by the issuing entity out of Available Funds. Any Swap Termination Payment that constitutes a Subordinated Swap Termination Payment will be subordinated to payments of principal of and interest on the notes and any Swap Termination Payment that constitutes a Senior Swap Termination Payment will be paid pro rata with interest on the Class A notes. The amount of any Swap Termination Payment may be based on the actual cost or market quotations of the cost of entering into a similar swap transaction or such other methods as may be required under the interest rate swap agreement, in each case in accordance with the procedures set forth in the interest rate swap agreement. Any Swap Termination Payment could, if market rates or other conditions have changed materially, be substantial. If a replacement interest rate swap agreement is entered into, any payments made by the replacement swap counterparty in consideration for replacing the swap counterparty will be applied to any Swap Termination Payment owed to the swap counterparty, under the interest rate swap agreement to the extent not previously paid.

DESCRIPTION OF THE TRANSFER AGREEMENTS AND THE ADMINISTRATION AGREEMENT
     The information in this section summarizes material provisions of the “purchase agreement” entered into between VW Credit and the depositor, the “sale and servicing agreement” entered into among the depositor, the servicer, the issuing entity and the indenture trustee and the “indenture” entered into between the issuing entity and the indenture trustee. We sometimes refer to these agreements collectively as the “transfer agreements.” This section also summarizes the “administration agreement” entered into among the issuing entity, VW Credit and the indenture trustee. The following summary supplements the description of the general terms and provisions of these agreements set forth in the prospectus in the sections titled “The Transaction Documents” and “Description of the Indenture”, to which reference is hereby made.
     We will file a copy of the actual transfer agreements and the administration agreement with the SEC after we issue the notes. This is not a complete description of the transfer agreements or the administration agreement, and the summaries of the transfer agreements and the administration agreement in this prospectus supplement are subject to all of the provisions of the transfer agreements and the administration agreement.
Sale and Assignment of Receivables and Related Security Interests
     Under the purchase agreement, VW Credit will sell, transfer, assign and otherwise convey to the depositor all of its right, title and interest in, to and under the receivables, Collections after the cut-off date and the related security relating to those receivables. The purchase agreement will create a first priority ownership/security interest in that property in favor of the depositor.
     Under the sale and servicing agreement, the depositor will sell, transfer, assign and otherwise convey to the issuing entity all of its right, title and interest in, to and under the receivables, Collections after the cut-off date, the related security relating to those receivables and related property. The sale and servicing agreement will create a first priority ownership/security interest in that property in favor of the issuing entity.
     Under the indenture, the issuing entity will pledge all of its right, title and interest in, to and under the issuing entity property to the indenture trustee. The terms of the indenture create a first priority perfected security interest in the issuing entity property in favor of the indenture trustee for the benefit of the noteholders.
Collection and Other Servicing Procedures
     Currently, the servicer uses fiscal months rather than calendar months. Each fiscal month is either four or five weeks and generally begins on a Sunday and ends on a Saturday. The servicer uses fiscal months rather than calendar months to assure that each month ends on a weekend, which facilitates an easier internal end of month accounting cut-off. Because the fiscal month does not precisely correspond to the calendar month, a particular fiscal month (for example, the June fiscal month) may include one or more days of the preceding calendar month (for example, a few days of May) at the beginning of the fiscal month and/or a few days of the next calendar month (for example, a few days of July). Fiscal months are determined from time to time by the servicer. Each “collection period” will be the period commencing on the first day of each fiscal month of the servicer and ending on the last day of such fiscal month (or in the case of the initial collection period, the period commencing on the close of business on the cut-off date and ending on April 26, 2008). The servicer may elect in the future to have its fiscal months coincide with calendar months. It is expected that there generally will be a greater amount of Collections received and paid in the aggregate to investors on a payment date relating to a five week collection period then a payment date relating to a four week collection period.
Administration Agreement
     VW Credit will be the administrator under the administration agreement. The administrator will perform all of its duties as administrator under the administration agreement and the transfer agreements and the duties and obligations of the issuing entity and the owner trustee under the transfer agreements to which the issuing entity is a party (except those duties and obligations of the owner trustee under the transfer agreements related to Regulation AB). However, except as otherwise provided in such documents, the administrator will have no obligation to make any payment required to be made by the issuing entity under any such document. The administrator will monitor the performance of the issuing entity and the owner trustee and will advise the issuing entity and the owner trustee when action is necessary to comply with the issuing entity’s and the owner trustee’s duties and obligations under such documents. In furtherance of the foregoing, the administrator will take all appropriate action that is the duty of the issuing entity and the owner trustee to take pursuant to such documents.
     As compensation for the performance of the administrator and as a reimbursement for its expenses, the administrator will be entitled to receive $30,000 annually, which shall be solely an obligation of the servicer.
The Accounts
     The issuing entity will have the following bank accounts, which initially will be maintained at and will be maintained in the name of the indenture trustee on behalf of the noteholders and the swap counterparty:
•	the collection account;

•	the principal distribution account; and

•	the reserve account.
The Collection Account
     Under the sale and servicing agreement, unless the monthly remittance condition described below is not satisfied, VW Credit as servicer will remit Collections it receives on the receivables to the collection account on the following payment date or, if the collection account is not maintained at the indenture trustee, then on the business day preceding each payment date (so long as the monthly remittance condition is met). However, if the monthly remittance condition is not satisfied, the servicer will be required to deposit an amount equal to all Collections into the collection account within two business days after identification. The “monthly remittance condition” will be satisfied if (i) VW Credit is the servicer, (ii) no servicer replacement event has occurred and is continuing and (iii) (x) Volkswagen AG has a short-term debt rating of at least “P-1” from Moody’s and “A-1” from Standard & Poor’s, (y) both Moody’s and Standard & Poor’s are then rating a debt issuance of Volkswagen of America or VW Credit (and, in the case of VW Credit, that debt issuance is guaranteed by Volkswagen AG) and (z) VW Credit remains a direct or indirect wholly owned subsidiary of Volkswagen AG. The servicer may also remit Collections to the collection account on any other alternate remittance schedule (but not later than the related payment date) if the Rating Agency Condition is satisfied with respect to such alternate remittance schedule. Pending deposit into the collection account, Collections may be commingled and used by the servicer at its own risk and are not required to be segregated from its own funds. The indenture trustee will deposit into the collection account, promptly on the day of receipt, the Net Swap Receipt received from the swap counterparty, if any, for any payment date.
     On each payment date, the indenture trustee will withdraw from the reserve account and deposit into the collection account any amount of funds required under the sale and servicing agreement to be withdrawn from the reserve account and distributed on that payment date.
Principal Distribution Account
     On each payment date, the indenture trustee will make payments from amounts deposited in the principal distribution account on that date in the order of priority above under “The Notes — Payments of Principal.”
Reserve Account
     The servicer will establish the reserve account in the name of the indenture trustee for the benefit of the noteholders and the swap counterparty. To the extent that Collections on the receivables and amounts on deposit in the reserve account and amounts paid by the swap counterparty (if any) are insufficient, the noteholders will have no recourse to the assets of the certificateholder, the swap counterparty, the depositor or servicer as a source of payment.

     The reserve account initially will be funded by a deposit from proceeds of the offering of the notes on the closing date in an amount equal to 0.10% of the initial Adjusted Pool Balance of the receivables.
     As of any payment date, the amount of funds actually on deposit in the reserve account may, in certain circumstances, be less than the Specified Reserve Account Balance. On each payment date, the issuing entity will, to the extent available, deposit the amount, if any, necessary to cause the amount of funds on deposit in the reserve account to equal the Specified Reserve Account Balance to the extent set forth below under “— Priority of Payments.”
     Amounts on deposit in the collection account, the principal distribution account and the reserve account will be invested by the indenture trustee at the direction of the servicer in Permitted Investments. Permitted Investments are limited to obligations or securities that mature on or before the next payment date.
     The amount of funds on deposit in the reserve account may decrease on each payment date by withdrawals of funds to cover shortfalls in the amounts required to be distributed pursuant to clauses first through fifth under “— Priority of Payments” below.
     If the amount of funds on deposit in the reserve account on any payment date, after giving effect to all deposits and withdrawals from the reserve account on that payment date, is greater than the Specified Reserve Account Balance for that payment date, then the indenture trustee will deposit the amount of the excess into the collection account and the excess will then be distributed as part of Available Funds for that payment date for distribution as specified under “— Priority of Payments” below.
     In addition, on any payment date if the sum of the amounts in the reserve account and the remaining Available Funds after the payments under clauses first through fifth under “— Priority of Payments” would be sufficient to pay in full the aggregate unpaid principal amount of all of the outstanding notes, then the indenture trustee will, if instructed by the servicer, withdraw such amounts from the reserve account to the extent necessary to pay all outstanding notes in full.
Advances
     On each payment date, the servicer will deposit into the collection account an advance in an amount equal to the lesser of (1) any shortfall in the amounts available to make the payments described in clauses first through fifth of the payment waterfall described below and (2) the aggregate scheduled monthly payments due on the receivables but not received during and prior to the related collection period (an “advance”).
     However, the servicer will not be obligated to make an advance if the servicer reasonably determines in its sole discretion that such advance is not likely to be repaid from future cash flows from the receivables. No advances will be made with respect to Defaulted Receivables. In making advances, the servicer will assist in maintaining a regular flow of payments on the receivables, rather than guarantee or insure against losses. Accordingly, all advances will be reimbursable to the servicer, without interest (from Available Funds, including Collections on the receivables pool), prior to any distributions on the notes. See “— Priority of Payments” below.
Priority of Payments
     On each payment date, except after acceleration of the notes after an event of default under the indenture, the indenture trustee will make the following deposits and distributions (in accordance with the servicer’s instructions), to the extent of the Available Funds then on deposit in the collection account with respect to the collection period preceding that payment date — including funds, if any, deposited into the collection account from the reserve account — in the following order of priority (which we sometimes refer to as the “payment waterfall”):
     (1) first, to the servicer (or any predecessor servicer, if applicable), for reimbursement of outstanding advances;

     (2) second, to the servicer, the servicing fees and all prior unpaid servicing fees with respect to prior periods;
     (3) third, to the swap counterparty, the Net Swap Payment if any, for such payment date;
     (4) fourth, pro rata based on amounts due, (i) to the swap counterparty, any Senior Swap Termination Payments for such payment date and (ii) to the noteholders, pro rata, the accrued note interest, which is the sum of (a) the aggregate amount of interest due and accrued for the related interest period on each class of the notes at their respective interest rates on the respective note balances as of the previous payment date (after giving effect to all payments of principal to the noteholders on prior payment dates); and (b) the excess, if any, of the amount of interest due and payable to the noteholders on prior payment dates over the amounts actually paid to the noteholders on those prior payment dates, plus interest on any such shortfall at the respective interest rates on each class of the notes (to the extent permitted by law);
     (5) fifth, to the principal distribution account for distribution pursuant to “The Notes — Payments of Principal” above, the Principal Distribution Amount;
     (6) sixth, to the reserve account, any additional amount required to increase the amount on deposit in the reserve account up to the specified reserve account balance;
     (7) seventh, to the swap counterparty, any Subordinated Swap Termination Payments for such payment date;
     (8) eighth, to the owner trustee and the indenture trustee, accrued and unpaid fees and reasonable expenses (including indemnification amounts) due and owing under the trust agreement and the indenture, as applicable, which have not been previously paid; and
     (9) ninth, to or at the direction of the certificateholder, any funds remaining.
     “Principal Distribution Amount” means, an amount equal to the excess, if any, of (i) the Adjusted Pool Balance as of the end of the collection period preceding the related collection period, or as of the cut-off date, in the case of the first collection period, over (ii) the Adjusted Pool Balance as of the end of the related collection period, together with any portion of the Principal Distribution Amount that was to be distributed as such on any prior payment date but was not because sufficient funds were not available to make such distribution.
     Upon and after any distribution to the certificateholder of any amounts, the noteholders will not have any rights in, or claims to, those amounts. On each payment date, after all deposits and distributions of higher priority as described above, the certificateholder will be entitled to any funds remaining on that payment date.
     If the sum of the amounts required to be distributed pursuant to clauses first through fifth above exceeds the sum of Available Funds and servicer advances for that payment date, the indenture trustee will withdraw from the reserve account and deposit in the collection account for distribution in accordance with the payment waterfall an amount equal to the lesser of the funds in the reserve account and the shortfall.

Fees and Expenses
     The fees and expenses paid or payable from Available Funds are set forth in the table below. Those fees and expenses are paid on each payment date as described above under “— Priority of Payments”.

Recipient	Fees and Expenses Payable*
Servicer	The servicing fee as described below under “— Servicing Compensation and Expenses”
Indenture Trustee	$2,000 per annum plus reasonable expenses**
Owner Trustee	$3,000 per annum plus reasonable expenses**

*	The fees and expenses described above do not change upon an event of default.

**	The servicer has the primary obligation to pay the fees and expenses of both the indenture trustee and the owner trustee.
Indemnification of Indenture Trustee and the Owner Trustee
     Under the indenture, the issuing entity will agree to cause the servicer to indemnify the indenture trustee for any loss, liability or expense incurred without willful misconduct, negligence or bad faith on the part of the indenture trustee arising out of, or in connection with, the acceptance or administration of the trust, including, with certain limitations, the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the indenture. To the extent that any such indemnities are not otherwise satisfied, they will be paid from Available Funds as described above under “— Priority of Payments”.
     Under the trust agreement, the depositor will cause the servicer to indemnify the owner trustee from and against any and all loss, liability, expense, tax, penalty or claim (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by or asserted against the owner trustee in any way relating to or arising out of the trust agreement, the other transaction documents, the issuing entity property or the action or inaction of the owner trustee. However, neither the depositor nor the servicer will be liable for or required to indemnify the owner trustee from and against any of the foregoing expenses arising or resulting from (i) its own willful misconduct, bad faith or negligence, (ii) the inaccuracy of certain of the owner trustee’s representations and warranties, (iii) liabilities arising from the failure of the owner trustee to perform certain obligations or (iv) taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the owner trustee. To the extent that any such indemnities are not otherwise satisfied, they will be paid from Available Funds as described above under “— Priority of Payments”.
Yield Supplement Overcollateralization Amount
     As of the closing date, the yield supplement overcollateralization amount will equal $62,585,327.65, which is approximately 6.00% of the initial Adjusted Pool Balance. The yield supplement overcollateralization amount will decline on each payment date. It is intended to compensate for low APRs on some of the receivables and is in addition to the overcollateralization referred to in “Summary—Credit Enhancement— Overcollateralization”.
     With respect to any payment date, the “yield supplement overcollateralization amount” is the amount specified below with respect to that payment date:

Yield Supplement Overcollateralization
Payment Date	Amount
Closing Date	$62,585,327.65
May 2008	60,297,643.54
June 2008	58,073,832.88
July 2008	55,914,523.15
August 2008	53,820,065.25
September 2008	51,786,457.30
October 2008	49,806,572.50
November 2008	47,872,770.40
December 2008	45,981,156.79
January 2009	44,131,417.23

Yield Supplement Overcollateralization
Payment Date	Amount
February 2009	$42,323,575.68
March 2009	40,557,680.02
April 2009	38,833,928.78
May 2009	37,152,544.51
June 2009	35,513,756.24
July 2009	33,917,841.55
August 2009	32,365,094.58
September 2009	30,855,806.42
October 2009	29,390,184.76
November 2009	27,968,128.31
December 2009	26,589,278.91
January 2010	25,253,121.40
February 2010	23,959,310.04
March 2010	22,707,460.40
April 2010	21,496,923.88
May 2010	20,327,284.88
June 2010	19,198,563.54
July 2010	18,111,033.29
August 2010	17,064,957.91
September 2010	16,060,616.97
October 2010	15,098,200.24
November 2010	14,176,080.99
December 2010	13,290,808.97
January 2011	12,439,882.59
February 2011	11,622,007.54
March 2011	10,836,012.81
April 2011	10,080,653.87
May 2011	9,354,906.72
June 2011	8,658,278.54
July 2011	7,991,000.03
August 2011	7,353,317.29
September 2011	6,745,482.35
October 2011	6,167,693.82
November 2011	5,619,827.64
December 2011	5,101,171.91
January 2012	4,611,331.79
February 2012	4,149,955.86
March 2012	3,716,656.35
April 2012	3,310,926.07
May 2012	2,932,022.07
June 2012	2,579,569.61
July 2012	2,253,842.56
August 2012	1,955,124.82
September 2012	1,683,684.44
October 2012	1,439,709.68
November 2012	1,222,721.63
December 2012	1,031,292.15
January 2013	863,628.18
February 2013	717,920.48
March 2013	592,025.25
April 2013	483,090.47
May 2013	387,304.86
June 2013	302,710.07
July 2013	229,369.48
August 2013	167,328.51
September 2013	116,564.75
October 2013	76,807.54
November 2013	46,832.58
December 2013	25,518.87
January 2014	11,661.31
February 2014	4,022.83
March 2014	769.71
April 2014	0.00
     The yield supplement overcollateralization amount for each payment date is equal to the sum of the amount for each receivable equal to the excess, if any, of (x) the scheduled payments due on the receivable for each future collection period discounted to present value as of the end of the preceding collection period at the APR of that receivable over (y) the scheduled payments due on the receivable for each future collection period discounted to present value as of the end of the preceding collection period at a discount rate equal to the greater of the APR of that receivable and 8.40%. For purposes of the preceding definition, future scheduled payments on the receivables are assumed to be made on their scheduled due dates without any delay, defaults or prepayments.
Optional Redemption
     If VW Credit, as servicer, exercises its optional clean-up call to purchase the assets of the issuing entity (other than the reserve account) on any payment date when the then-outstanding net pool balance on that payment date has declined to 10% or less of the initial net pool balance, then the outstanding notes will be redeemed in whole, but not in part, on the payment date on which the servicer, or any successor to the servicer, exercises this option. This option is described in the prospectus under “The Transaction Documents — Purchase of Receivables by the Servicer.” The purchase price will be at least equal to the outstanding principal balance of all the notes plus accrued and unpaid interest thereon (after giving effect to all distributions for that payment date in accordance with “— Priority of Payments” above) up to but excluding that payment date at the applicable interest rate and any amounts due to the swap counterparty.
     Additionally, each of the notes is subject to redemption in whole, but not in part, on any payment date on which the sum of the amounts in the reserve account and the remaining available funds after the payments under clauses first through fifth set forth in “—Priority of Payments” above would be sufficient to pay in full the aggregate unpaid note balance of all of the outstanding notes as determined by the servicer. On such payment date, (i) the indenture trustee upon written direction from the servicer shall transfer all amounts on deposit in the reserve account to the collection account and (ii) the outstanding notes shall be redeemed in whole, but not in part.
     It is expected that at the time this clean-up call option becomes available to the servicer, only the Class A-4-A notes and Class A-4-B notes will be outstanding.
Servicing Compensation and Expenses
     The servicer will be entitled to receive a servicing fee for each collection period. The “servicing fee” for any payment date will be an amount equal to the product of (1) one-twelfth, (2) 1.00% per annum and (3) the net pool balance of the receivables as of the first day of the related collection period (or as of the cut-off date, in the case of the first payment date). As additional compensation, the servicer will be entitled to retain all Supplemental Servicing Fees. In addition, the servicer will be entitled to receive all investment earnings (net of investment losses and expenses) from the investment of funds in the collection account, the principal distribution account and the reserve account. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from funds on deposit in the collection account with respect to the collection period preceding that payment date, including funds, if any, deposited into the collection account from the reserve account. The servicer will pay all expenses (apart from certain expenses incurred in connection with liquidating a financed vehicle related to a receivable, such as auction, painting, repair or refurbishment in respect of that financed vehicle) incurred by it in connection with its servicing activities (including any fees and expenses of sub-servicers to whom it has delegated servicing responsibilities) and generally will not be entitled to reimbursement of those expenses. The servicer will have no responsibility, however, to pay any losses with respect to the receivables.
Modifications of Receivables and Extensions of Receivables Final Payment Dates
     Pursuant to the sale and servicing agreement, the servicer may grant extensions, rebates, deferrals, amendments, modifications or adjustments on a receivable in accordance with its customary servicing practices; provided, however, that if the servicer (1) extends the date for final payment by the obligor of any receivable beyond the last day of the collection period prior to the final scheduled payment date for the Class A-4-A and Class A-4-B notes or (2) reduces the contract rate or outstanding principal balance of any receivable other than as required by applicable law (including, without limitation, by the Servicemembers Civil Relief Act), then the servicer will be required to purchase that receivable from the issuing entity.

Servicer Replacement Events
     The following events constitute “servicer replacement events” under the sale and servicing agreement:
•	any failure by the servicer to deliver or cause to be delivered any required payment to the indenture trustee for distribution to the noteholders, which failure continues unremedied for ten business days after discovery thereof by an officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or noteholders evidencing a majority of the aggregate outstanding principal amount of the notes, voting together as a single class;

•	any failure by the servicer to duly observe or perform in any material respect any other of its covenants or agreements in the sale and servicing agreement, which failure materially and adversely affects the rights of the issuing entity or the noteholders, and which continues unremedied for 90 days after discovery thereof by an officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or the noteholders evidencing a majority of the aggregate outstanding principal amount of the notes, voting together as a single class;

•	any representation or warranty of the servicer made in any transaction document to which the servicer is a party or by which it is bound or any certificate delivered pursuant to the sale and servicing agreement proves to have been incorrect in any material respect when made, which failure materially and adversely affects the rights of the issuing entity or the noteholders, and which failure continues unremedied for 90 days after discovery thereof by an officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or the noteholders evidencing a majority of the aggregate outstanding principal amount of the notes, voting together as a single class; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 days) of bankruptcy, insolvency, receivership or liquidation of the servicer.
     Notwithstanding the foregoing, a delay in or failure of performance referred to under the first three bullet points above for a period of 120 days will not constitute an event of default if that delay or failure was caused by force majeure or other similar occurrence.
     The existence or occurrence of any “material instance of noncompliance” (within the meaning of Item 1122 of Regulation AB) shall not create any presumption that any event under the first three bullet points above has occurred.
Removal or Replacement of the Servicer
     If a servicer replacement event is unremedied, the indenture trustee, acting at the direction of 66 2/3% of the noteholders, will terminate all of the servicing rights and obligations of the servicer with respect to the receivables. The indenture trustee will effect that termination by delivering notice to the servicer, the owner trustee, the issuing entity, the administrator, the swap counterparty, each rating agency and the noteholders. Any successor servicer must be an established institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of comparable motor vehicle receivables having an aggregate outstanding principal amount of not less than $50,000,000.
     The servicer may not resign from its servicing obligations and duties except upon determination that the performance of its duties as servicer is no longer permissible under applicable law. No servicer resignation will become effective until a successor servicer has assumed the servicer’s obligations and duties and provided in writing the information reasonably requested by the depositor to comply with its reporting obligations under the Exchange Act with respect to a replacement servicer. The servicer may not assign the sale and servicing agreement or any of its rights, powers, duties or obligations under the sale and servicing agreement except under limited circumstances in connection with a consolidation or merger or similar occurrence. The servicer may, at any time without notice or consent, delegate (a) any or all of its duties (including, without limitation, its duties as custodian) under the transaction documents to any of its affiliates or (b) specific duties to sub-contractors who are in the business of performing similar duties. However, no delegation to affiliates or sub-contractors will release the servicer of its responsibility with respect to its duties, and the servicer will remain obligated and liable to the issuing entity and the indenture trustee for those duties as if the servicer alone were performing those duties.
     Upon the servicer’s receipt of notice of termination, the predecessor servicer will continue to perform its functions as servicer only until the date specified in that termination notice or, if no date is specified therein, until receipt of that notice. If a successor servicer has not been appointed at the time when the predecessor servicer ceases to act as servicer of the receivables, the indenture trustee will automatically be appointed the successor servicer. However, if the indenture trustee is legally unable or is unwilling to act as servicer, the indenture trustee will appoint (or petition a court to appoint) a successor servicer.
     Upon appointment of a successor servicer, the successor servicer will assume all of the responsibilities, duties and liabilities of the servicer with respect to the receivables (other than the obligations of the predecessor servicer that survive its termination as servicer, including indemnification obligations against certain events arising before its replacement). In a bankruptcy or similar proceeding for the servicer, a bankruptcy trustee or similar official may have the power to prevent the indenture trustee, the owner trustee or the noteholders from effecting a transfer of servicing to a successor servicer.
Waiver of Past Servicer Replacement Events
     The holders of a majority of the aggregate outstanding principal amount of the notes may waive any servicer replacement event.
Events of Default
     The occurrence of any one of the following events will be an “event of default” under the indenture:
•	a default in the payment of any interest on any note when the same becomes due and payable, and that default continues for a period of five business days or more;

•	a default in the payment of the principal of any note at the related final scheduled payment date or the redemption date;

•	any failure by the issuing entity to duly observe or perform in any material respect any of its material covenants or agreements in the indenture, which failure materially and adversely affects the interests of the noteholders, and which failure continues unremedied for 90 days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing a majority of the aggregate outstanding principal amount of the notes;

•	any representation or warranty of the issuing entity made in the indenture proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of the noteholders, and which failure continues unremedied for 90 days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing a majority of the aggregate outstanding principal amount of the notes; or

•	the occurrence of certain events (which, if involuntary, remain unstayed for a period of 90 consecutive days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.
     Notwithstanding the foregoing, a delay in or failure of performance referred to under the first four bullet points above for a period of 120 days will not constitute an event of default if that delay or failure was caused by force majeure or other similar occurrence.
     The amount of interest and principal required to be paid to noteholders under the indenture, however, generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay interest or principal on a class of notes due to a lack of amounts available to make such a payment will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes.
Rights Upon Event of Default
     Upon the occurrence and continuation of any event of default (other than an event of default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity), the indenture trustee or the noteholders of a majority of the outstanding note balance of the notes may declare the notes to be immediately due and payable. Upon the occurrence of an event of default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity, the notes will automatically be accelerated, and all interest on and principal of the notes will be due and payable without any declaration or other act by the indenture trustee or the noteholders.
     If an event of default is unremedied, the indenture trustee may institute proceedings to collect amounts due or foreclose on the issuing entity property, exercise remedies as a secured party, elect to maintain the receivables and the other issuing entity property and continue to apply the proceeds from the receivables and the other issuing entity property as if there had been no event of default or sell the receivables and the other issuing entity property. Upon the occurrence of an event of default resulting in acceleration of the notes, the indenture trustee may sell the receivables and the other issuing entity property or may elect to have the issuing entity maintain possession of the receivables and the other issuing entity property and apply Collections as received. However, the indenture trustee is prohibited from selling the receivables and the other issuing entity property following an event of default unless:
•	the holders of 100% of the aggregate outstanding principal amount of the notes and the swap counterparty consent to a sale;

•	the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on all outstanding notes and all amounts owed to the swap counterparty at the date of such sale; or

•	the default relates to the failure to pay interest or principal when due (a “payment default”), the indenture trustee determines that the Collections on the receivables would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if those obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal amount of the notes and the swap counterparty.
     In addition, if the event of default does not relate to a payment default or insolvency of the issuing entity, the indenture trustee is prohibited from selling the receivables and the other issuing entity property unless the holders of all outstanding notes consent to a sale or the proceeds of a sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes and all amounts owed to the swap counterparty.
     If an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses, disbursements, advances and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the aggregate outstanding principal amount of the notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, and the holders of a majority of the aggregate outstanding principal amount of the notes may, in certain cases, waive any event of default, except a default in payment of principal of or interest on any of the notes, a default in respect of a covenant or provision of the indenture that cannot be modified without the consent of the holders of all of the outstanding notes or a default arising from an insolvency of the issuing entity.

Priority of Payments May Change Upon an Event of Default
     Following the occurrence and during the continuation of an event of default under the indenture which has resulted in an acceleration of the notes, and upon the liquidation of the receivables after any event of default, the priority of payments changes (including payments of principal on the notes). On each payment date after an event of default and acceleration of the notes, payments will be made from all funds available to the issuing entity in the following order of priority:
     (1) first, to the indenture trustee and the owner trustee, any accrued and unpaid fees and reasonable expenses (including indemnification amounts) permitted under the trust agreement and the indenture, provided, that the amounts payable pursuant to this clause will be limited to $100,000 per annum in the aggregate;
     (2) second, to the servicer (or any predecessor servicer, if applicable), for reimbursement of outstanding advances;
     (3) third, to the servicer, the servicing fee and all unpaid servicing fees with respect to prior periods;
     (4) fourth, to the swap counterparty, any due and unpaid Net Swap Payments;
     (5) fifth, pro rata, (A) to the swap counterparty for any due and unpaid Senior Swap Termination Payments and (B) to the noteholders, pro rata, the accrued note interest; if there are not sufficient funds to pay the entire amount of the accrued note interest, the amount available shall be applied to the payment of such interest on each class of notes on a pro rata basis based on the amount of interest payable to each class of notes;
     (6) sixth, to the Class A-1 noteholders, until the Class A-1 notes have been paid in full;
     (7) seventh, to the Class A-2-A noteholders, the Class A-2-B noteholders, the Class A-3-A noteholders, the Class A-3-B noteholders, the Class A-4-A noteholders and the Class A-4-B noteholders, pro rata, until all classes of the notes have been paid in full;
     (8) eighth, to the swap counterparty, any due and unpaid Subordinated Swap Termination Payments;
     (9) ninth, to the owner trustee and the indenture trustee, any accrued and unpaid fees, reasonable expenses and indemnity payments not previously paid;
     (10) tenth, any remaining funds to or at the direction of the certificateholder.
     Following the occurrence of any event of default under the indenture which has not resulted in an acceleration of the notes, the issuing entity will continue to pay interest and principal on the notes on each payment date in the manner set forth under “— Priority of Payments” above, until a liquidation, if any, of the receivables and the other issuing entity property.
Amendment Provisions
     (a) The trust agreement and the purchase agreement generally may be amended by the parties thereto without the consent of the noteholders or any other person, (b) the sale and servicing agreement may be amended by the depositor and the servicer without the consent of the noteholders or any other person and (c) the administration agreement may be amended by the administrator without the consent of the noteholders or any other person, in each case if one of the following documents is delivered to the indenture trustee by the depositor, servicer or administrator as applicable:
     (i) an opinion of counsel to the effect that such amendment will not materially and adversely affect the interests of the noteholders;

     (ii) an officer’s certificate to the effect that such amendment will not materially and adversely affect the interests of the noteholders; or
     (iii) written confirmation from each rating agency listed under “Summary of Terms — Ratings” above that such amendment will not cause it to downgrade, qualify or withdraw its rating assigned to any of the notes.
     Any amendment to the transaction documents (excluding the indenture) also may be made by the parties thereto with the consent of the noteholders holding not less than a majority of the aggregate outstanding amount of the notes; provided, that the sale and servicing agreement may not be amended if that amendment would (i) reduce the interest rate or principal amount of any note, change or delay the final scheduled payment date of any note without the consent of the applicable noteholder or (ii) reduce the percentage of the aggregate outstanding amount of the notes, the holders of which are required to consent to any matter without the consent of the holders of at least the percentage of the aggregate outstanding amount of the notes which were required to consent to such matter before giving effect to such amendment. Notwithstanding the foregoing amendment provisions, each transaction document may be amended by the parties thereto without the consent of any of the noteholders to add, modify or eliminate any provisions as may be necessary or advisable in order to enable the depositor, the servicer or any of their affiliates to comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle, provided that the Rating Agency Condition has been satisfied.
     The indenture may be modified as follows:
     The issuing entity and the indenture trustee, when authorized by an issuing entity order, may, with prior notice to the rating agencies and with the consent of the noteholders of not less than a majority of the outstanding principal amount of the notes, voting together as a single class execute a supplemental indenture for the purpose of adding provisions to, changing in any manner or eliminating any provisions of, the indenture, or modifying (except as provided below) in any manner the rights of the noteholders.
     A supplemental indenture that amends, modifies or supplements the rights of the noteholder in any of the following manners will require the consent of the holder of each outstanding note affected thereby:
•	changes the final scheduled payment date of any note or reduces the principal amount thereof, the interest rate thereon or the redemption price with respect thereto or changes any place of payment where, or the coin or currency in which, any note or any interest thereon is payable;

•	changes the provision of the indenture relating to the application of or collections on, or the proceeds of the sale of, the issuing entity property to payment of principal and interest on the notes;

•	impairs the right to institute suit for the enforcement of the provisions of the indenture regarding payment;

•	reduces the percentage of the aggregate principal amount of the outstanding notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences as provided for in the indenture;

•	modifies or alters the provisions of the indenture regarding the voting of notes held by the issuing entity, any other obligor on the notes, the depositor or an affiliate of any of them;

•	reduces the percentage of the aggregate outstanding principal amount of the notes, the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the receivables and other issuing entity property if the proceeds of the sale would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding notes;

•	decreases the percentage of the aggregate principal amount of the notes required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture or the other transaction documents;

•	provides that additional provisions of the indenture or the other transaction documents may be modified or waived without the consent of the holder of each outstanding note affected thereby;

•	affects the calculation of the amount of interest on or principal of any note payable on any payment date or to affect the rights of noteholders to the benefit of any provisions for the mandatory redemption of the notes; or

•	permits the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the transaction documents, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by the lien of the indenture.
     The issuing entity and the indenture trustee may, when authorized by an issuing entity order, also enter into supplemental indentures, without obtaining the consent of the noteholders but with prior notice to the rating agencies for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner (other than modifications set forth in the preceding paragraph) the rights of those noteholders; provided that the action will not, as evidenced by an opinion of counsel satisfactory to the indenture trustee, materially and adversely affect the interest of any noteholder.
     No amendment or supplemental indenture will be effective which affects the rights, protections or duties of the indenture trustee or the owner trustee, as applicable, without the prior written consent of the indenture trustee or the owner trustee, respectively. No amendment or supplemental indenture will be effective which materially and adversely affects the rights of the swap counterparty under the interest rate swap agreement without the consent of the swap counterparty.
LEGAL INVESTMENT
     The Class A-1 notes will be eligible for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
     Mayer Brown LLP is of the opinion that:
•	based on the terms of the notes and the transactions relating to the receivables as set forth herein, the notes will be characterized as indebtedness for federal income tax purposes; and

•	based on the applicable provisions of the trust agreement and related documents, for federal income tax purposes, the issuing entity will not be classified as an association taxable as a corporation and the issuing entity will not be treated as a publicly traded partnership taxable as a corporation.
     It is anticipated that the notes offered hereunder will not be issued with more than a de minimis amount (i.e., 1/4% of the principal amount of the notes multiplied by their weighted average life to maturity) of original issue discount (“OID”). If the notes offered hereunder are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the Treasury Regulations, the following general rules will apply.
     The excess of the “stated redemption price at maturity” of the notes offered hereunder (generally equal to their principal amount as of the date of original issuance plus all interest other than “qualified stated interest payments” payable prior to or at maturity) over their original issue price (in this case, the initial offering price at which a substantial amount of the notes offered hereunder are sold to the public) will constitute OID. A noteholder must include OID in income over the term of the notes under a constant yield method. In general, OID must be included in income in advance of the receipt of the cash representing that income. In the case of debt instruments as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, the periodic accrual of OID is determined by taking into account both the prepayment assumptions used in pricing the debt instrument and the prepayment experience. If this provision applies to the notes, the amount of OID which will accrue in any given “accrual period” may either increase or decrease depending upon the accrual prepayment rate.
     In the case of a debt instrument (such as a note) as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, under section 1272(a)(6) of the Code, the periodic accrual of OID is determined by taking into account (i) a reasonable prepayment assumption in accruing OID (generally, the assumption used to price the debt offering) and (ii) adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, and regulations could be adopted applying those provisions to the notes. It is unclear whether those provisions would be applicable to the notes in the absence of such regulations or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. If this provision applies to the notes, the amount of OID that will accrue in any given “accrual period” may either increase or decrease depending upon the actual prepayment rate. In the absence of such regulations (or statutory or other administrative clarification), any information reports or returns to the IRS and the noteholders regarding OID, if any, will be based on the assumption that the receivables will prepay at a rate based on the assumption used in pricing the notes offered hereunder. However, no representation will be made regarding the prepayment rate of the receivables. See “Weighted Average Life of the Notes” in this prospectus supplement. Accordingly, noteholders are advised to consult their own tax advisors regarding the impact of any prepayments under the receivables (and the OID rules) if the notes offered hereunder are issued with OID.
     In the case of a note purchased with de minimis OID, generally, a portion of such OID is taken into income upon each principal payment on the note. Such portion equals the de minimis OID times a fraction whose numerator is the amount of principal payment made and whose denominator is the stated principal amount of the note. Such income generally is capital gain. If the notes are not issued with OID but a holder purchases a note at a discount greater than the de minimis amount set forth above, such discount will be market discount. Generally, a portion of each principal payment will be treated as ordinary income to the extent of the accrued market discount not previously recognized as income. Gain on sale of such note is treated as ordinary income to the extent of the accrued but not previously recognized market discount. Market discount generally accrues ratably, absent an election to base accrual on a constant yield to maturity basis.
     Noteholders should consult their tax advisors with regard to OID and market discount matters concerning their notes.
     As long as the issuing entity is the only owner of the certificate, the issuing entity will be a Tax Non-Entity for federal income tax purposes. See “Material Federal Income Tax Consequences” in the accompanying prospectus.
STATE AND LOCAL TAX CONSEQUENCES
     The discussion above does not address the tax consequences of purchase, ownership or disposition of the notes under any state or local tax law. We encourage investors to consult their own tax advisors regarding state and local tax consequences.
CERTAIN ERISA CONSIDERATIONS
     Subject to the following discussion, the notes may be acquired by pension, profit-sharing or other employee benefit plans, subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as well as individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (each a “benefit plan”). Section 406 of ERISA, and Section 4975 of the Code prohibit a benefit plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the benefit plan. In addition, Title I of ERISA also requires fiduciaries of a benefit plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.
     Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased notes if assets of the issuing entity were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor (the “regulation”), the assets of the issuing entity would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an “equity interest” in the issuing entity and none of the exceptions to plan assets contained in the regulation were applicable. An equity interest is defined under the regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features as of any date of determination. Although there is little guidance on the subject, assuming the notes constitute debt for local law purposes, the depositor believes that, at the time of their issuance, the notes should not be treated as an equity interest in the issuing entity for purposes of the regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the notes for ERISA purposes could change if the issuing entity incurs losses. This risk of recharacterization is enhanced for notes that are subordinated to other classes of securities.
     However, without regard to whether the notes are treated as an equity interest for purposes of the regulation, the acquisition or holding of notes by, or on behalf of, a benefit plan could be considered to give rise to a prohibited transaction if the issuing entity, the depositor, an originator, the servicer, the administrator, the underwriters, the owner trustee, the indenture trustee, the swap counterparty or any of their affiliates is or becomes a party in interest or a disqualified person with respect to such benefit plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 60 (as amended by PTCE 2002-13), regarding investments by insurance company general accounts; PTCE 38 (as amended by PTCE 2002-13), regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 14 (as amended by PTCE 2002-13), regarding transactions effected by “qualified professional asset managers”. In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a benefit plan and a person or entity that is a party in interest to such benefit plan solely by reason of providing services to the benefit plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are benefit plans should consult with their advisors regarding the applicability of any such exemption.
     Governmental plans (as defined in Section 3(32) of ERISA) are not subject to Title I of ERISA, and are also not subject to the prohibited transaction provisions under Section 4975 of the Code. However, state or local laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Code discussed above and may include other limitations on permissible investments. Accordingly, fiduciaries of governmental plans, in consultation with their advisors, should consider the requirements of their respective pension codes with respect to investments in the notes, as well as general fiduciary considerations.
     By acquiring a note, each purchaser or transferee will be deemed to represent and warrant that either (a) it is not acquiring the notes with the assets of a benefit plan or a governmental plan, non-U.S. plan, or church plan or any other employee benefit plan or retirement arrangement that is subject to any applicable law that is substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (“similar law”) or (b)(i) the notes are rated at least “BBB-” or its equivalent by a nationally recognized statistical rating agency at the time of purchase or transfer , and (ii) the acquisition and holding of the notes will not give rise to a nonexempt prohibited transaction under ERISA or Section 4975 of the Code or a nonexempt violation of any similar law.
     Neither the issuing entity, the servicer, the administrator nor any of their respective affiliates, agents or employees will act as a fiduciary to any benefit plan with respect to the benefit plan’s decision to invest in the notes. Each fiduciary or other person with investment responsibilities over the assets of a benefit plan considering an investment in the notes must carefully consider the above factors before making an investment. Fiduciaries of benefit plans considering the purchase of notes should consult their legal advisors regarding whether the assets of the issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.
     See “Certain ERISA Considerations” in the accompanying prospectus for additional considerations applicable to benefit plans that are considering an investment in the notes.
UNDERWRITING
     Subject to the terms and conditions set forth in the underwriting agreement relating to the notes, the depositor has agreed to sell and the underwriters named below have severally but not jointly agreed to purchase the principal amount of the notes set forth opposite its name below:

	Class A-1	Class A-2-A	Class A-2-B	Class A-3-A	Class A-3-B	Class A-4-A	Class A-4-B
Underwriter	Notes	Notes	Notes	Notes	Notes	Notes	Notes	Total
Citigroup Global Markets Inc.	$	$	$	$	$	$	$
Deutsche Bank Securities Inc.	$	$	$	$	$	$	$
Barclays Capital Inc.	$	$	$	$	$	$	$
BNP Paribas Securities Corp.	$	$	$	$	$	$	$
HSBC Securities (USA) Inc.	$	$	$	$	$	$	$
Greenwich Capital Markets, Inc.	$	$	$	$	$	$	$
Total	$245,000,000	$	$	$	$	$	$	$1,019,450,000

     The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all the notes if any are purchased. The underwriting agreement provides that, in the event of a default by an underwriter, in certain circumstances the purchase commitments of the non-defaulting underwriter may be increased or the underwriting agreement may be terminated.
     The depositor has been advised by the underwriters that the underwriters propose to offer the notes to the public initially at the offering prices set forth on the cover page of this prospectus, and to certain dealers at these prices less the concessions and reallowance discounts set forth below:

	Selling	Reallowance
Class	Concession	Discount
Class A-1 Notes	%	%
Class A-2-A Notes	%	%
Class A-2-B Notes	%	%
Class A-3-A Notes	%	%
Class A-3-B Notes	%	%
Class A-4-A Notes	%	%
Class A-4-B Notes	%	%
     If all of the classes of notes are not sold at the initial offering price, the underwriters may change the offering price and other selling terms. After the initial public offering, the underwriters may change the public offering price and selling concessions and reallowance discounts to dealers.

     There currently is no secondary market for any class of notes and there is no assurance that one will develop. The underwriters expect, but will not be obligated, to make a market in each class of notes. There is no assurance that a market for the notes will develop, or if one does develop, that it will continue or that it will provide sufficient liquidity.
     The depositor and VW Credit have agreed, jointly and severally, to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments which the underwriters may be required to make in respect thereby. In the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and may, therefore, be unenforceable.
     Until the distribution of the notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the prices of the notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such notes.
     The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”). Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate coverage transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.
     It is expected that delivery of the notes will be made against payment therefor on or about the closing date. Rule 15c6-1 of the SEC under the Exchange Act generally requires trades in the secondary market to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date hereof will be required, by virtue of the fact that the notes initially will settle more than three business days after the date hereof, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. It is suggested that purchasers of notes who wish to trade notes on the date hereof consult their own advisors.
     Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by that investor’s representative within the period during which there is an obligation to deliver a prospectus, VW Credit, the depositor or the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of this prospectus supplement and the accompanying prospectus.
     In the ordinary course of its business one or more of the underwriters and affiliates have provided, and in the future may provide other investment banking and commercial banking services to the depositor, the servicer, the issuing entity and their affiliates. One of the underwriters, or its affiliates, may be the swap counterparty under the interest rate swap agreement. An affiliate of one of the underwriters is the owner trustee, and an affiliate of another underwriter is the indenture trustee.
     As discussed under “Use of Proceeds” above, the depositor or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including warehouse debt secured by the receivables prior to their contribution to the issuing entity. One or more of the underwriters, the owner trustee, the indenture trustee, or their respective affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, may receive a portion of the proceeds as a repayment of debt.
     The indenture trustee, on behalf of the issuing entity and at the direction of the servicer, may from time to time invest the funds in accounts and Permitted Investments acquired from the underwriters or their affiliates.

     The notes are new issues of securities with no established trading market. The underwriters tell us that they intend to make a market in the notes as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, we give no assurance regarding the liquidity of, or trading markets for, the notes.
     The depositor will receive aggregate proceeds of approximately $     from the sale of the notes (representing      % of the initial note balance of the notes) after paying the aggregate underwriting discount of $     on the notes. Additional offering expenses are estimated to be $     .
     Certain of the offered notes initially may be retained by the depositor or an affiliate of the depositor (the “Retained Notes”). Any Retained Notes will not be sold to the underwriters under the underwriting agreement. Retained Notes may be subsequently sold from time to time to purchasers directly by the depositor or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the depositor or the purchasers of the Retained Notes. If the Retained Notes are sold through underwriters or broker-dealers, the depositor will be responsible for underwriting discounts or commissions or agent’s commissions. The Retained Notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.
Offering Restrictions
     Each underwriter has severally represented to and agreed with the issuing entity that:
•	it will not offer or sell any notes within the United States, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities, bank regulatory or other applicable law; and

•	it will not offer or sell any notes in any other country, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities law.
     Each underwriter has further severally represented to and agreed with the issuing entity that:
•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.
     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes to the public in that Relevant Member State other than:
     (a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities; or
     (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts.

provided that no such offer of notes shall require the issuing entity or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.
     For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
     The countries comprising the “European Economic Area” are Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland, Portugal, Romania, Slovak Republic, Slovenia, Spain, Sweden and the United Kingdom.
FORWARD-LOOKING STATEMENTS
     This prospectus supplement, including information included or incorporated by reference in this prospectus supplement, may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, certain statements made in future SEC filings by the issuing entity or the depositor, in press releases and in oral and written statements made by or with the issuing entity’s or the depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of VW Credit, the issuing entity or the depositor. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate” or similar expressions. The issuing entity and the depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.
     Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed below. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of VW Credit, the issuing entity or the depositor to control or predict. The forward-looking statements made in this prospectus supplement speak only as of the date stated on the cover of this prospectus supplement. The issuing entity and the depositor undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
LEGAL PROCEEDINGS
     There are no legal or governmental proceedings pending, or to the knowledge of the sponsor, threatened, against the sponsor, depositor, indenture trustee, owner trustee, issuing entity, swap counterparty, servicer or originator, or of which any property of the foregoing is the subject, that are material to noteholders.
LEGAL MATTERS
     Certain legal matters relating to the notes will be passed upon for the servicer and the depositor by Allen L. Strang, Esq., attorney for VW Credit. Certain other legal matters with respect to the notes, including federal income tax matters, will be passed upon for the servicer, the depositor and the underwriters by Mayer Brown LLP. Mayer Brown LLP has from time to time represented VW Credit and its affiliates in other transactions.

GLOSSARY
     “Adjusted Pool Balance” means (a) as of the closing date, an amount equal to (x) the net pool balance as of the cut-off date minus (y) the yield supplement overcollateralization amount for the closing date and (b) for any payment date an amount equal to (x) the net pool balance at the end of the collection period preceding that payment date minus (y) the yield supplement overcollateralization amount for that payment date.
     “Available Funds” means, for any payment date and the related collection period, an amount equal to the sum of the following amounts: (i) all Collections received by the servicer during such collection period, (ii) the sum of the repurchase prices deposited in the collection account with respect to each receivable that will be purchased by the depositor or servicer on that payment date, (iii) any amounts in the reserve account in excess of the Specified Reserve Account Balance, (iv) the Net Swap Receipts (excluding any swap termination payments received from the swap counterparty and deposited into the swap termination payment account), (v) amounts on deposit in the swap termination payment account that exceed the cost of entering into a replacement interest rate swap agreement or any amounts on deposit in the swap termination payment account if the issuing determines not to replace the initial interest rate swap agreement and the Rating Agency Condition is met with respect to such determination, and (vi) the amount by which any amounts received from a replacement swap counterparty in consideration for entering into a replacement swap agreement exceeds the payments due to the swap counterparty following the termination of the interest rate swap agreement following an event of default or termination event under the interest rate swap agreement.
     “Collections” means, with respect to any receivable and to the extent received by the servicer after the cut-off date, (i) any monthly payment by or on behalf of the obligor under that receivable, (ii) any full or partial prepayment of that receivable, (iii) all Liquidation Proceeds and (iv) any other amounts received by the servicer which, in accordance with the customary servicing practices, would customarily be applied to the payment of accrued interest or to reduce the outstanding principal balance of that receivable; provided, however, that the term Collections in no event will include (1) for any payment date, any amounts in respect of any receivable the repurchase price of which has been included in the Available Funds on that payment date or a prior payment date, (2) any Supplemental Servicing Fees or (3) rebates of premiums with respect to the cancellation or termination of any insurance policy, extended warranty or service contract.
     “Cumulative Net Loss” means, for any payment date, the excess of (a) the aggregate outstanding principal balance of all receivables that became Defaulted Receivables since the cut-off date over (b) aggregate Liquidation Proceeds for all receivables that became Defaulted Receivables since the cut-off date.
     “Cumulative Net Loss Ratio” means, for any payment date, the ratio (expressed as a percentage) computed by dividing (a) the Cumulative Net Loss for that payment date by (b) the net pool balance as of the cut-off date.
     “Defaulted Receivable” means, with respect to any collection period and any receivable, the earlier of (a) the date on which any payment is past due 90 or more days or (b) the date on which the related vehicle has been repossessed. The outstanding principal balance of any receivable that becomes a “Defaulted Receivable” will be deemed to be zero as of the date it becomes a “Defaulted Receivable”.
     “LIBOR” means, with respect to any interest period, the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR Determination Date which appears on Reuters Telerate Service Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date; provided, however, that for the first interest period, LIBOR shall mean an interpolated rate for deposits based on London interbank offered rates for deposits in U.S. dollars for a period that corresponds to the actual number of days in the first interest period. If the rates used to determine LIBOR do not appear on the Telerate Page 3750, the rates for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having a maturity of one month and in a principal balance of not less than U.S. $1,000,000 are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the reference banks. The indenture trustee will request the principal London office of each of such reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If fewer than two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City, selected by the indenture trustee (after consultation with the depositor), are quoting as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date to leading European banks for United States dollar deposits for that maturity; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable interest period will be LIBOR in effect for the previous interest period. The reference banks are the four major banks in the London interbank market selected by the indenture trustee (after consultation with the depositor).
     “LIBOR Determination Date” means the second London Business Day prior to the closing date with respect to the first payment date and, as to each subsequent payment date, the second London Business Day prior to the immediately preceding payment date.
     “Liquidation Proceeds” means, with respect to any receivable, (a) insurance proceeds received by the servicer with respect to any insurance policies relating to the related financed vehicle or maintained by the obligor in connection with a receivable, (b) amounts received by the servicer in connection with that receivable pursuant to the exercise of rights under that receivable and (c) the monies collected by the servicer (from whatever source, including proceeds of a sale of the related financed vehicle, a deficiency balance recovered from the related obligor after the charge-off of that receivable or as a result of any recourse against the related dealer, if any) on that receivable, in each case net of any expenses (including, without limitation, any auction, painting, repair or refurbishment expenses in respect of the related financed vehicle) incurred by the servicer in connection therewith and any payments required by law to be remitted to the related obligor; provided, however, that the repurchase price for any receivable purchased by VW Credit, the depositor or the servicer will not constitute Liquidation Proceeds.
     “London Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in London, England are authorized or obligated by law or government decree be closed.
     “Net Swap Payment” means for the interest rate swap agreement, the net amount with respect to regularly scheduled payments, if any, owed by the issuing entity to the swap counterparty on any payment date, including prior unpaid Net Swap Payments and any accrued interest thereon under the interest rate swap agreement, but excluding Swap Termination Payments.
     “Net Swap Receipts” means for the interest rate swap agreement, the net amounts owed by the swap counterparty to the issuing entity, if any, on any payment date, excluding any Swap Termination Payments.
     “Permitted Investments” means (i) evidences of indebtedness, maturing within thirty (30) days after the date of loan thereof, issued by, or guaranteed by the full faith and credit of, the federal government of the USA, (ii) repurchase agreements with banking institutions or broker-dealers registered under the Exchange Act which are fully secured by obligations of the kind specified in clause (i), (iii) money market funds (a) rated not lower than the highest rating category from Moody’s and “AAA m” or “AAAm-g” from Standard & Poor’s or (b) which are otherwise acceptable to each rating agency, as evidenced by a letter from that rating agency to the issuing entity or the indenture trustee, (iv) commercial paper (including commercial paper of any affiliate of the depositor, the servicer, the indenture trustee or the owner trustee) rated, at the time of investment or contractual commitment to invest therein, at least “A-1+” (or the equivalent) by Standard & Poor’s and at least “P-1” (or the equivalent) by Moody’s or (e) such other investments acceptable to each rating agency, as evidenced by a letter from such rating agency to the issuing entity or the indenture trustee.
     “Principal Distribution Amount” will mean, an amount equal to the excess, if any, of (i) the Adjusted Pool Balance as of the end of the collection period preceding the related collection period, or as of the cut-off date, in the case of the first collection period, over (ii) the Adjusted Pool Balance as of the end of the related collection period, together with any portion of the Principal Distribution Amount that was to be distributed as such on any prior payment date but was not because sufficient funds were not available to make such distribution.
     “Rating Agency Condition” means, with respect to any event or circumstance and each rating agency listed under “Summary of Terms — Ratings” above, either (a) written confirmation by that rating agency that the occurrence of that event or circumstance will not cause such rating agency to downgrade, qualify or withdraw its rating assigned to the notes or (b) in the case of Moody’s only, that such rating agency has been given notice of that event at least ten days prior to the occurrence of that event (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable and is acceptable to such rating agency) and such rating agency shall not have issued any written notice that the occurrence of that event will itself cause such rating agency to downgrade, or withdraw its rating assigned to the notes. Notwithstanding the foregoing, no rating agency has any duty to review any notice given with respect to any event, and it is understood that such rating agency may not actually review notices received by it prior to or after the expiration of the ten (10) day period described in (b) above. Further, each rating agency retains the right to downgrade, qualify or withdraw its rating assigned to all or any of the notes at any time in its sole judgment even if the Rating Agency Condition with respect to an event had been previously satisfied pursuant to clause (a) or clause (b) above.
     “Senior Swap Termination Payment” means any Swap Termination Payment owed by the issuing entity to the swap counterparty under an interest rate swap agreement that is not a Subordinated Swap Termination payment.
     “Simple Interest Receivable” has the meaning set forth in the accompanying prospectus.
     “Specified Reserve Account Balance” means, except as provided in the following paragraph, as of the closing date, $1,042,931.37, and for any payment date, the lesser of $5,214,656.86 and the aggregate outstanding balance of the notes after giving effect to all payments of principal on that payment date. However, if:
•	the specified reserve reduction trigger is met on the October 2009 payment date, the specified reserve account balance will be reduced to $2,607,328.43 (0.25% of the initial adjusted pool balance) on that payment date and will remain at $2,607,328.43 for each payment date thereafter

•	the specified reserve reduction trigger is met on the April 2010 payment date, the specified reserve account balance will be reduced to $2,607,328.43 (0.25% of the initial adjusted pool balance) on that payment date and will remain at $2,607,328.43 for each payment date thereafter.
     “Specified Reserve Reduction Trigger” means a trigger event that is met for the applicable payment date if the Cumulative Net Loss Ratio for such payment date is (x) less than 0.60% on the October 2009 payment date or (y) less than 1.00% on the April 2010 payment date.
     “Subordinated Swap Termination Payment” means any Swap Termination Payment owed by the issuing entity to the swap counterparty under an interest rate swap agreement where the Swap Counterparty is the “defaulting party” or sole “affected party” (other than with respect to “illegality” or a “tax event”), as each such term is defined in such interest rate swap agreement.
     “Supplemental Servicing Fees” means any and all (i) late fees, (ii) extension fees, (iii) non-sufficient funds charges and (iv) any and all other administrative fees or similar charges allowed by applicable law with respect to any receivable.
     “Swap Termination Payment” means payments due to the swap counterparty by the issuing entity or to the issuing entity by the swap counterparty under the interest rate swap agreement, including interest that may accrue thereon, due to a termination of the interest rate swap agreement due to an “event of default” or “termination event” under the interest rate swap agreement.

INDEX OF PRINCIPAL TERMS

ABS	S-35
ABS Tables	S-36
adjusted pool balance	S-11
Adjusted Pool Balance	S-67
administration agreement	S-48
administrator	S-6, S-19
advance	S-50
Authorised Persons	S-3
Available Funds	S-67
benefit plan	S-61
business day	S-44
clean-up call	S-8
closing date	S-7
Code	S-61
collection period	S-48
Collections	S-67
Cumulative Net Loss	S-67
cumulative net loss ratio	S-11
Cumulative Net Loss Ratio	S-67
cut-off date	S-10
Defaulted Receivable	S-67
depositor	S-6, S-22
ERISA	S-61
event of default	S-9
Exchange Act	S-64
final scheduled payment date	S-45
financed vehicles	S-10
floating rate notes	S-7
FSMA	S-3, S-65
indenture	S-48
indenture trustee	S-6, S-43
interest rate swap agreement	S-45
Investment Company Act	S-60
issuing entity	S-6
issuing entity property	S-10
LIBOR	S-67
LIBOR Determination Date	S-68
Liquidation Proceeds	S-68
London Business Day	S-68
monthly remittance condition	S-49
net pool balance	S-8
net swap payment	S-12
Net Swap Payment	S-68
Net Swap Receipts	S-68
noteholders	S-44
obligors	S-9
OID	S-60
originator	S-6, S-20
owner trustee	S-6, S-21
payment date	S-7
payment default	S-57
payment waterfall	S-50
Permitted Investments	S-68
Principal Distribution Amount	S-51, S-68

I-1

PTCE	S-62
purchase agreement	S-48
Rating Agency Condition	S-68
receivables	S-9
receivables pool	S-9
record date	S-7, S-44
regulation	S-62
Relevant Implementation Date	S-65
Relevant Member State	S-65
Retained Notes	S-65
sale and servicing agreement	S-48
SEC	S-2, S-43
Securities Act	S-64
securitized pool	S-35
senior swap termination payment	S-12
servicer	S-6, S-22
servicer replacement events	S-55
servicing fee	S-6, S-54
similar law	S-62
Simple Interest Receivable	S-69
specified reserve account balance	S-11
Specified Reserve Account Balance	S-69
specified reserve reduction trigger	S-11
Specified Reserve Reduction Trigger	S-69
sponsor	S-6
subordinated swap termination payment	S-12
Supplemental Servicing Fees	S-69
swap counterparty	S-6
Swap Termination Payment	S-69
transfer agreements	S-48
Volkswagen AG	S-22
Volkswagen of America	S-22
VW Credit	S-1, S-6, S-19
weighted average life	S-37
yield supplement overcollateralization amount	S-52

I-2

APPENDIX A
STATIC POOL INFORMATION REGARDING CERTAIN PREVIOUS SECURITIZATIONS
     The information presented in this Appendix A to the extent such information relates to VW Credit, Inc.’s experience with respect to its securitized portfolios of retail installment sale contracts and installment loans established prior to January 1, 2006, is not deemed to be part of this prospectus supplement, the accompanying prospectus or the registration statement.
Characteristics of the Receivables
     The retail installment sale contracts and installment loans in each of VW Credit, Inc.’s securitized portfolios consisted of receivables originated by a dealer in accordance with its customary servicing practices in accordance with the underwriting procedures described under “Origination and Servicing Procedures — Underwriting Procedures” in the accompanying prospectus, and assigned by the applicable originator to Volkswagen Public Auto Loan Securitization, LLC on the applicable closing date as described under “Description of the Transfer Agreements and Administration Agreement” in this prospectus supplement. The transaction disclosed in this prospectus supplement is the first transaction in which Volkswagen Auto Lease/ Loan Funding, LLC securitized retail installment sale contracts and installment loans (however, Volkswagen Auto Lease/Loan Funding, LLC has previously securitized pools of motor vehicle leases). As of the relevant cut-off date, the retail installment sale contracts and installment loans in the securitized portfolios consisted of the characteristics provided below.

Original Pool Characteristics as of Cut-off Date

Loan Securitization	VALET 2003-1	VALET 2003-2	VALET 2005-1	VALET 2007-1
Closing Date	June 27, 2003	October 29, 2003	November 16, 2005	February 13, 2007
Cut-off Date	May 31, 2003	September 27, 2003	October 29, 2005	December 26, 2006
Number of Receivables	73,087	68,917	84,775	96,284
Aggregate Outstanding Principal Balance	$1,334,414,493.82	$1,354,290,044.71	$1,364,964,811.90	$1,275,758,082.73
Average	$18,257.89	$19,651.03	$16,101.03	$13,249.95
Minimum	$2,007.80	$2,026.92	$128.13	$1,003.87
Maximum	$72,259.30	$103,745.24	$124,257.42	$107,773.57
Percentage of New Vehicles	83.45%	87.11%	61.51%	66.11%
Percentage of Used Vehicles	16.55%	12.89%	38.49%	33.89%
Percentage of Audi Vehicles	26.35%	19.52%	21.02%	20.38%
Percentage of Volkswagen Vehicles	73.65%	80.48%	78.98%	79.62%
APR
Weighted Average(1)	4.17%	3.27%	3.42%	5.26%
Minimum	0.00%	0.00%	0.00%	0.00%
Maximum	20.00%	20.00%	18.69%	20.00%
Original Term (Months)
Weighted Average(1)	55.77	58.35	57.85	60.60
Minimum	12	12	12	12
Maximum	72	72	72	72
Remaining Term (Months)
Weighted Average(1)	50.20	56.15	48.87	46.50
Minimum	3	4	3	1
Maximum	70	72	71	72
FICO® Score(2)(3)
Weighted Average(1)	729	729	730	722
Minimum(3)(4)	620	623	620	615
Maximum(3)(4)	813	812	828	826

(1)	Weighted by outstanding principal balance as of the cut-off date.

(2)	FICO® is a federally registered trademark of Fair, Isaac & Company

(3)	FICO® scores are calculated excluding accounts for which no FICO score is available.

(4)	Less than 5% of the obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables) exceeds the stated maximum and less than 5% of the obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables) falls below the stated minimum. The range of FICO® scores represents approximately 90% of the aggregate outstanding principal balance as of origination.

Distribution of Receivables as of Cut-off Date(1)

Loan Securitization	VALET 2003-1		VALET 2003-2		VALET 2005-1		VALET 2007-1
Closing Date	June 27, 2003		October 29, 2003		November 16, 2005		February 13, 2007
Cut-off Date	May 31, 2003		September 27, 2003		October 29, 2005		December 26, 2006
By Remaining Term(2)
6 months or less	$540,225.66	0.04%	$39,602.76	0.00%	$334,135.21	0.02%	$6,223,912.79	0.49%
7 months to 12 months	15,957,579.92	1.20%	1,304,091.32	0.10%	3,581,883.69	0.26%	32,888,166.04	2.58%
13 months to 18 months	23,441,735.19	1.76%	1,065,303.52	0.08%	6,202,456.36	0.45%	99,979,592.32	7.84%
19 months to 24 months	30,531,374.53	2.29%	10,541,143.04	0.78%	48,123,759.48	3.53%	50,260,054.17	3.94%
25 months to 30 months	29,980,737.78	2.25%	2,570,326.10	0.19%	36,713,136.54	2.69%	72,789,236.21	5.71%
31 months to 36 months	65,909,916.90	4.94%	49,170,566.75	3.63%	93,774,759.23	6.87%	137,572,028.87	10.78%
37 months to 42 months	50,014,319.50	3.75%	5,370,394.17	0.40%	75,264,554.62	5.51%	111,862,033.98	8.77%
43 months to 48 months	148,192,793.25	11.11%	71,878,388.56	5.31%	416,489,376.40	30.51%	107,637,325.71	8.44%
49 months to 54 months	285,770,289.14	21.42%	23,450,756.93	1.73%	186,736,699.94	13.68%	125,111,234.49	9.81%
55 months to 60 months	662,048,521.79	49.61%	1,171,006,502.77	86.47%	369,448,183.59	27.07%	258,910,434.95	20.29%
61 months to 66 months	12,453,829.14	0.93%	1,412,035.00	0.10%	70,337,095.33	5.15%	29,124,087.51	2.28%
67 months to 72 months	9,573,171.02	0.72%	16,480,933.79	1.22%	57,958,771.51	4.25%	243,399,975.69	19.08%

Total	1,334,414,493.82	100.00%	1,354,290,044.71	100.00%	1,364,964,811.90	100.00%	1,275,758,082.73	100.00%

By State, States Representing
More than 5% of Total Outstanding
Principal Balance

California	$230,607,105.26	17.28%	$220,596,445.95	16.29%	$220,202,658.13	16.13%	$219,272,379.24	17.19%
New York	89,573,225.26	6.71%	86,537,766.84	6.39%	92,571,177.65	6.78%
Texas	85,241,786.87	6.39%	81,535,944.99	6.02%	83,233,454.82	6.10%	118,520,957.77	9.29%
Pennsylvania	71,345,347.24	5.35%	73,472,029.74	5.43%	79,785,143.36	5.85%	64,459,606.20	5.05%
New Jersey	68,936,602.83	5.17%	67,722,864.42	5.00%	77,463,453.03	5.68%
Illinois					72,837,095.86	5.34%	67,452,925.30	5.29%
Florida					72,025,138.67	5.28%	84,421,671.07	6.62%

Total	545,704,067.46	40.89%	529,865,051.94	39.12%	698,118,121.52	51.15%	554,127,539.58	43.44%

(1)	Balances and percentages may not add to total due to rounding.

(2)	As a percent of total outstanding principal balance as of the cut-off date.

Prepayment Speed Information
     Set forth below is prepayment speed information relating to VW Credit, Inc.’s securitized portfolios of retail installment sale contracts and installment loans. Prepayment speed information is present in the chart below for each series for as long as such series remains outstanding. For more information regarding prepayment speeds, you should refer to “Weighted Average Life of the Notes” in this prospectus supplement.
VALET 2003-1 to VALET 2007-1(1)

Period	VALET 2003-1(2)	VALET 2003-2	VALET 2005-1	VALET 2007-1
1	1.10%	1.08%	0.93%	1.87%
2	0.73%	0.68%	0.94%	1.37%
3	1.59%	0.75%	1.17%	1.19%
4	0.98%	0.99%	0.99%	1.19%
5	1.39%	0.84%	1.31%	1.30%
6	0.92%	0.92%	1.16%	1.16%
7	1.02%	0.88%	1.11%	1.39%
8	1.38%	0.88%	1.27%	1.23%
9	1.22%	0.82%	1.14%	1.12%
10	1.29%	1.05%	1.23%	1.25%
11	1.32%	1.04%	1.37%	1.00%
12	1.27%	0.87%	1.13%	1.07%
13	1.16%	1.26%	1.08%	1.31%
14	1.54%	0.94%	1.07%	1.16%
15	1.35%	0.97%	1.24%
16	1.21%	1.15%	1.06%
17	1.50%	0.92%	1.42%
18	1.21%	1.16%	1.17%
19	1.22%	1.38%	1.18%
20	1.40%	1.16%	1.39%
21	1.22%	1.18%	1.23%
22	1.24%	1.46%	1.42%
23	1.52%	1.27%	1.18%
24	1.22%	1.36%	1.14%
25	1.26%	1.04%	1.18%
26	1.54%	1.07%	1.02%
27	1.33%	1.07%	1.12%
28	1.39%	1.26%	1.15%
29	1.18%	1.14%	1.12%
30	1.13%	1.36%
31	1.10%	1.22%
32	1.31%	1.15%
33	1.23%	1.27%
34	1.36%	1.18%
35	1.30%	1.22%
36	1.14%	1.30%
37	1.27%	1.06%
38	1.21%	1.04%
39	1.26%	1.01%
40	1.11%	1.18%
41	1.09%	1.03%
42		1.29%
43		1.12%
44		1.10%
45		1.21%
46		1.08%

(1)	The “Prepayment Amount” is defined as the non-scheduled amortization of the pool of receivables for the applicable period. This includes voluntary prepayments, voluntary early payoffs, payments from third parties, repurchases, aggregate amount of Defaulted Receivables and servicer advances.

This prepayment amount is converted into a monthly Single Month Mortality Rate “SMM” expressed as a percentage which is the Prepayment Amount divided by the previous month’s actual month-end aggregate net pool balance less the scheduled payments made during the month.

The “Prepayment Speeds” shown in the chart are derived by converting the SMM into the ABS Speed by dividing (a) the SMM by (b) the sum of (i) one and (ii) the SMM multiplied by the age of the pool, in months, minus one. The age of the pool is assumed to be the weighted average age of the pool at cut-off date plus the number of months since the cut-off date.

(2)	Optional clean-up call exercised in month 41.

Delinquency Experience
     Set forth below is delinquency information relating to VW Credit, Inc.’s securitized portfolios of retail installment sale contracts and installment loans for new and used automobiles presented on a monthly basis.
VALET 2003-1(1)

		31 — 60 Days	% of Ending	61 — 90 Days	% of Ending
	Net Pool Balance	Delinquent	Pool Balance	Delinquent	Pool Balance
Jun-03	$1,295,527,610.19	$2,823,802.82	0.22%	$0.00	0.00%
Jul-03	1,262,192,216.14	3,971,405.97	0.31%	0.00	0.00%
Aug-03	1,214,616,329.03	3,359,655.65	0.28%	400,428.51	0.03%
Sep-03	1,178,698,085.01	4,154,542.79	0.35%	623,316.95	0.05%
Oct-03	1,135,078,125.03	4,468,100.72	0.39%	468,179.87	0.04%
Nov-03	1,100,950,232.76	4,458,303.44	0.40%	820,267.63	0.07%
Dec-03	1,065,337,797.62	5,115,800.15	0.48%	738,888.43	0.07%
Jan-04	1,023,491,932.15	5,175,299.06	0.51%	471,044.98	0.05%
Feb-04	985,647,189.60	3,567,231.44	0.36%	609,676.87	0.06%
Mar-04	947,218,344.80	3,141,775.00	0.33%	457,847.40	0.05%
Apr-04	903,396,207.15	3,789,001.01	0.42%	413,741.33	0.05%
May-04	867,173,973.01	3,285,662.33	0.38%	460,360.02	0.05%
Jun-04	833,819,757.88	3,631,532.80	0.44%	412,585.86	0.05%
Jul-04	790,669,213.47	3,965,097.99	0.50%	341,921.15	0.04%
Aug-04	757,307,204.93	3,839,583.99	0.51%	478,363.43	0.06%
Sep-04	725,860,643.36	4,148,678.90	0.57%	428,773.86	0.06%
Oct-04	686,143,939.35	3,907,826.44	0.57%	369,945.38	0.05%
Nov-04	657,082,971.39	4,265,299.41	0.65%	595,202.02	0.09%
Dec-04	627,555,578.42	4,094,265.58	0.65%	430,984.18	0.07%
Jan-05	592,592,753.84	3,124,332.28	0.53%	338,627.63	0.06%
Feb-05	565,118,456.21	2,815,670.80	0.50%	261,342.78	0.05%
Mar-05	536,672,169.99	2,494,930.47	0.46%	226,702.31	0.04%
Apr-05	502,895,309.88	2,512,917.52	0.50%	232,671.58	0.05%
May-05	477,756,359.04	2,810,276.33	0.59%	294,891.07	0.06%
Jun-05	452,972,484.01	2,961,931.95	0.65%	480,097.47	0.11%
Jul-05	421,419,162.65	3,122,514.26	0.74%	308,143.77	0.07%
Aug-05	397,525,862.89	2,951,614.67	0.74%	423,751.40	0.11%
Sep-05	370,612,842.59	3,068,659.82	0.83%	235,596.85	0.06%
Oct-05	349,670,962.01	2,913,164.18	0.83%	432,810.68	0.12%
Nov-05	329,979,854.28	3,003,430.61	0.91%	392,314.97	0.12%
Dec-05	310,954,582.38	3,278,079.04	1.05%	354,475.84	0.11%
Jan-06	288,344,621.18	2,626,146.10	0.91%	373,652.82	0.13%
Feb-06	269,707,665.44	2,262,031.92	0.84%	220,972.03	0.08%
Mar-06	247,283,103.76	2,153,428.00	0.87%	212,461.50	0.09%
Apr-06	229,564,389.21	2,065,099.93	0.90%	197,932.06	0.09%
May-06	213,796,973.66	1,837,036.39	0.86%	252,944.56	0.12%
Jun-06	195,469,201.14	2,131,808.28	1.09%	157,906.49	0.08%
Jul-06	181,309,638.01	2,216,840.27	1.22%	232,708.25	0.13%
Aug-06	166,981,912.80	2,064,346.27	1.24%	240,648.29	0.14%
Sep-06	150,668,330.57	1,770,085.50	1.17%	223,513.49	0.15%
Oct-06	138,144,189.50	1,803,065.48	1.31%	281,254.98	0.20%
Nov-06	126,465,969.84	1,910,621.00	1.51%	181,809.00	0.14%

(1)	VW Credit considers an account delinquent when an obligor fails to make at least 75% of the scheduled monthly payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.

VALET 2003-2(1)

		31 — 90 Days	% of Ending	61 — 90 Days	% of Ending
	Net Pool Balance	Delinquent	Pool Balance	Delinquent	Pool Balance
Oct-03	$1,318,090,237.27	$2,533,649.44	0.19%	$91,832.79	0.01%
Nov-03	1,289,128,215.41	3,372,273.28	0.26%	407,345.85	0.03%
Dec-03	1,258,786,766.15	3,724,763.99	0.30%	369,945.91	0.03%
Jan-04	1,224,033,393.99	3,367,334.04	0.28%	526,355.74	0.04%
Feb-04	1,192,661,954.80	3,066,720.46	0.26%	274,382.57	0.02%
Mar-04	1,160,306,915.17	3,108,590.57	0.27%	299,420.34	0.03%
Apr-04	1,122,536,423.95	2,959,979.67	0.26%	514,850.85	0.05%
May-04	1,090,410,159.31	2,782,789.55	0.26%	327,871.58	0.03%
Jun-04	1,060,317,341.35	3,369,073.09	0.32%	242,816.22	0.02%
Jul-04	1,022,008,516.80	3,921,402.55	0.38%	402,812.07	0.04%
Aug-04	990,260,762.05	4,054,584.65	0.41%	318,441.83	0.03%
Sep-04	960,664,319.72	3,771,523.24	0.39%	527,537.82	0.05%
Oct-04	920,916,698.64	3,529,186.73	0.38%	342,679.04	0.04%
Nov-04	891,923,589.68	4,558,264.04	0.51%	535,181.06	0.06%
Dec-04	861,862,470.85	4,521,265.13	0.52%	537,649.47	0.06%
Jan-05	825,447,537.04	4,050,717.70	0.49%	203,232.88	0.02%
Feb-05	797,300,539.33	3,003,765.65	0.38%	344,116.91	0.04%
Mar-05	765,542,853.05	2,696,396.92	0.35%	207,615.17	0.03%
Apr-05	728,218,740.55	2,815,432.14	0.39%	354,454.79	0.05%
May-05	699,002,485.64	2,965,078.28	0.42%	307,220.54	0.04%
Jun-05	670,634,794.80	3,435,220.56	0.51%	423,543.02	0.06%
Jul-05	634,532,269.81	3,534,333.10	0.56%	453,860.75	0.07%
Aug-05	606,506,963.58	4,047,995.46	0.67%	465,270.70	0.08%
Sep-05	573,825,368.88	3,970,169.25	0.69%	513,474.63	0.09%
Oct-05	549,187,970.08	3,576,312.86	0.65%	424,074.08	0.08%
Nov-05	525,241,987.37	3,950,267.04	0.75%	537,968.43	0.10%
Dec-05	501,234,220.09	4,022,684.92	0.80%	443,036.82	0.09%
Jan-06	472,436,919.11	3,401,734.09	0.72%	397,689.74	0.08%
Feb-06	449,078,523.93	2,866,036.42	0.64%	423,424.05	0.09%
Mar-06	419,222,196.24	2,692,196.89	0.64%	204,732.19	0.05%
Apr-06	396,041,461.69	2,752,418.86	0.69%	321,017.90	0.08%
May-06	374,213,930.97	2,562,348.45	0.68%	279,164.32	0.07%
Jun-06	349,006,070.06	2,675,255.11	0.77%	266,321.14	0.08%
Jul-06	328,595,088.85	2,825,433.00	0.86%	232,261.12	0.07%
Aug-06	308,625,931.47	2,849,517.69	0.92%	270,758.61	0.09%
Sep-06	285,590,821.91	2,396,357.63	0.84%	235,666.27	0.08%
Oct-06	268,277,660.81	2,319,377.70	0.86%	192,697.12	0.07%
Nov-06	251,848,160.96	2,402,379.74	0.95%	168,245.23	0.07%
Dec-06	235,559,687.21	2,477,004.50	1.05%	228,860.54	0.10%
Jan-07	216,409,149.90	2,290,987.98	1.06%	251,716.62	0.12%
Feb-07	201,160,025.36	1,765,607.65	0.88%	129,099.52	0.06%
Mar-07	180,867,737.53	1,699,673.48	0.94%	86,521.72	0.05%
Apr-07	166,202,804.78	1,602,982.23	0.96%	115,542.47	0.07%
May-07	151,955,937.58	1,237,988.43	0.81%	139,519.98	0.09%
Jun-07	135,614,664.06	1,291,988.66	0.95%	169,872.31	0.13%
Jul-07	122,903,196.47	1,332,719.32	1.08%	107,473.21	0.09%

(1)	VW Credit considers an account delinquent when an obligor fails to make at least 75% of the scheduled monthly payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.

VALET 2005-1(1)

		31 — 90 Days	% of Ending	61 — 90 Days	% of Ending
	Net Pool Balance	Delinquent	Pool Balance	Delinquent	Pool Balance
Nov-05	$1,325,364,091.30	$6,130,602.19	0.46%	$0.00	0.00%
Dec-05	1,285,282,198.96	7,220,185.38	0.56%	920,126.02	0.07%
Jan-06	1,236,168,464.17	6,526,694.66	0.53%	627,516.05	0.05%
Feb-06	1,196,924,580.26	6,130,259.22	0.51%	660,216.40	0.06%
Mar-06	1,145,187,523.44	5,891,967.62	0.51%	401,522.62	0.04%
Apr-06	1,103,931,139.86	5,947,419.73	0.54%	595,201.40	0.05%
May-06	1,064,333,153.24	6,507,113.93	0.61%	435,210.67	0.04%
Jun-06	1,018,129,310.50	6,728,933.05	0.66%	840,121.09	0.08%
Jul-06	979,920,285.06	7,254,309.82	0.74%	875,636.66	0.09%
Aug-06	941,223,690.46	7,148,969.24	0.76%	781,256.13	0.08%
Sep-06	895,940,828.21	7,336,836.92	0.82%	674,451.38	0.08%
Oct-06	860,200,834.15	7,327,849.78	0.85%	1,014,994.83	0.12%
Nov-06	826,517,133.62	8,297,810.61	1.00%	725,085.35	0.09%
Dec-06	793,032,725.51	8,748,636.77	1.10%	1,129,609.64	0.14%
Jan-07	753,278,596.14	8,147,241.10	1.08%	777,296.38	0.10%
Feb-07	721,677,578.90	5,998,544.31	0.83%	791,588.66	0.11%
Mar-07	678,333,452.88	5,766,654.75	0.85%	494,412.98	0.07%
Apr-07	646,752,784.01	5,909,670.64	0.91%	586,519.99	0.09%
May-07	615,228,445.59	5,345,006.95	0.87%	603,878.97	0.10%
Jun-07	578,011,884.63	5,532,354.59	0.96%	700,253.07	0.12%
Jul-07	548,372,954.64	5,542,609.04	1.01%	590,321.87	0.11%
Aug-07	513,486,914.81	5,674,705.52	1.11%	682,008.30	0.13%
Sep-07	486,642,173.16	5,477,913.60	1.13%	701,027.07	0.14%
Oct-07	461,191,880.53	5,298,982.37	1.15%	772,908.29	0.17%
Nov-07	432,195,597.99	5,585,980.49	1.29%	792,189.02	0.18%
Dec-07	410,123,167.19	6,119,079.22	1.49%	1,012,075.93	0.25%
Jan-08	386,477,359.30	5,590,180.16	1.45%	761,381.54	0.20%
Feb-08	359,369,724.76	3,791,800.64	1.06%	646,956.10	0.18%
Mar-08	337,426,814.13	3,566,299.00	1.06%	453,262.00	0.13%

(1)	VW Credit considers an account delinquent when an obligor fails to make at least 75% of the scheduled monthly payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.

VALET 2007-1(1)

		31 — 90 Days	% of Ending Pool	61 — 90 Days	% of Ending
	Net Pool Balance	Delinquent	Balance	Delinquent	Pool Balance
Feb-07	$1,174,896,414.13	$5,328,298.14	0.45%	$578,460.09	0.05%
Mar-07	1,113,274,948.75	7,137,811.62	0.64%	378,543.10	0.03%
Apr-07	1,067,433,724.20	7,124,292.67	0.67%	589,554.36	0.06%
May-07	1,021,107,344.55	6,952,469.52	0.68%	599,377.94	0.06%
Jun-07	968,653,090.43	8,236,372.32	0.85%	1,145,564.81	0.12%
Jul-07	926,422,805.17	8,794,736.47	0.95%	1,041,155.48	0.11%
Aug-07	875,596,138.39	9,994,910.76	1.14%	1,139,058.01	0.13%
Sep-07	834,767,245.17	9,667,152.98	1.16%	1,373,205.68	0.16%
Oct-07	796,993,375.91	8,603,935.36	1.08%	1,457,780.43	0.18%
Nov-07	753,010,758.67	10,568,790.77	1.40%	1,809,205.62	0.24%
Dec-07	720,740,775.06	11,276,861.19	1.56%	2,280,045.02	0.32%
Jan-08	686,935,301.44	10,153,966.15	1.48%	1,802,912.29	0.26%
Feb-08	645,829,022.72	7,695,057.52	1.19%	920,550.07	0.14%
Mar-08	614,820,605.33	6,988,026.00	1.14%	1,072,454.00	0.17%

(1)	VW Credit considers an account delinquent when an obligor fails to make at least 75% of the scheduled monthly payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.

Credit Loss Experience
     Set forth below is credit loss information relating to VW Credit, Inc.’s securitized portfolios of retail installment sale contracts and installment loans for new and used automobiles presented on a monthly basis.
VALET 2003-1
Original Outstanding Principal Balance — $1,334,414,493.82

				Cumulative Net Losses(2)
	Aggregate Outstanding			as % Original
	Principal Balance on			Outstanding
	Charged-off Receivables	Recoveries(1)	Net Charge-off	Principal Balance
Jun-03	$94,084.38	$0.00	$94,084.38	0.01%
Jul-03	302,149.45	0.00	302,149.45	0.03%
Aug-03	392,192.43	49,108.56	343,083.87	0.06%
Sep-03	534,030.48	96,881.04	437,149.44	0.09%
Oct-03	777,030.04	119,598.65	657,431.39	0.14%
Nov-03	398,655.70	204,848.73	193,806.97	0.15%
Dec-03	608,012.30	314,089.26	293,923.04	0.17%
Jan-04	760,766.37	137,450.64	623,315.73	0.22%
Feb-04	741,383.35	301,169.78	440,213.57	0.25%
Mar-04	618,322.91	319,984.33	298,338.58	0.28%
Apr-04	691,726.67	467,179.06	224,547.61	0.29%
May-04	439,523.98	452,129.71	(12,605.73)	0.29%
Jun-04	513,436.36	328,582.96	184,853.40	0.31%
Jul-04	642,110.33	337,438.72	304,671.61	0.33%
Aug-04	283,920.49	317,816.83	(33,896.34)	0.33%
Sep-04	400,839.32	137,942.50	262,896.82	0.35%
Oct-04	501,948.65	366,959.34	134,989.31	0.36%
Nov-04	319,256.63	197,583.91	121,672.72	0.37%
Dec-04	442,047.71	254,633.23	187,414.48	0.38%
Jan-05	332,395.70	178,198.53	154,197.17	0.39%
Feb-05	290,204.99	221,803.00	68,401.99	0.40%
Mar-05	160,720.82	239,784.04	(79,063.22)	0.39%
Apr-05	273,806.28	236,945.08	36,861.20	0.39%
May-05	253,567.92	206,461.92	47,106.00	0.40%
Jun-05	260,565.22	137,166.66	123,398.56	0.41%
Jul-05	385,505.41	256,076.31	129,429.10	0.42%
Aug-05	222,092.44	135,280.07	86,812.37	0.42%
Sep-05	296,706.88	301,824.64	(5,117.76)	0.42%
Oct-05	149,974.35	121,539.40	28,434.95	0.42%
Nov-05	301,122.89	57,736.55	243,386.34	0.44%
Dec-05	194,679.31	190,440.39	4,238.92	0.44%
Jan-06	157,824.48	186,563.48	(28,739.00)	0.44%
Feb-06	191,624.05	131,603.07	60,020.98	0.44%
Mar-06	142,302.08	151,563.48	(9,261.40)	0.44%
Apr-06	133,229.79	97,374.63	35,855.16	0.45%
May-06	61,666.58	135,674.53	(74,007.95)	0.44%
Jun-06	127,341.41	146,067.69	(18,726.28)	0.44%
Jul-06	70,233.62	103,720.98	(33,487.36)	0.44%
Aug-06	121,356.54	53,856.45	67,500.09	0.44%
Sep-06	159,917.35	100,661.82	59,255.53	0.45%
Oct-06	126,167.72	111,392.55	14,775.17	0.45%
Nov-06	81,083.00	92,826.00	(11,743.00)	0.45%

(1)	Recoveries generally include the net amounts received with respect to a retail contract previously charged off.

(2)	Cumulative net losses generally represent the excess of (a) the aggregate outstanding principal balance of all defaulted receivables that became defaulted receivables during the period over (b) aggregate liquidation proceeds and recoveries for all defaulted receivables for that period.

VALET 2003-2
Original Outstanding Principal Balance — $ 1,354,290,044.71

				Cumulative Net Losses(2)
	Aggregate Outstanding			as % Original
	Principal Balance on			Outstanding
	Charged-off Receivables	Recoveries(1)	Net Charge-off	Principal Balance
Oct-03	$141,320.02	$10,000.00	$131,320.02	0.01%
Nov-03	279,107.50	0.00	279,107.50	0.03%
Dec-03	488,394.91	69,724.00	418,670.91	0.06%
Jan-04	640,876.79	117,143.55	523,733.24	0.10%
Feb-04	516,746.57	149,943.64	366,802.93	0.13%
Mar-04	472,147.85	284,192.19	187,955.66	0.14%
Apr-04	465,481.33	338,242.08	127,239.25	0.15%
May-04	560,600.67	235,903.42	324,697.25	0.17%
Jun-04	280,414.40	307,779.20	(27,364.80)	0.17%
Jul-04	465,681.25	397,497.28	68,183.97	0.18%
Aug-04	586,900.77	170,432.16	416,468.61	0.21%
Sep-04	391,097.60	153,894.01	237,203.59	0.23%
Oct-04	726,147.67	323,244.27	402,903.40	0.26%
Nov-04	474,692.70	223,898.38	250,794.32	0.27%
Dec-04	619,796.78	186,307.37	433,489.41	0.31%
Jan-05	567,356.70	206,288.00	361,068.70	0.33%
Feb-05	312,925.43	170,756.73	142,168.70	0.34%
Mar-05	220,904.01	481,098.90	(260,194.89)	0.32%
Apr-05	341,847.07	384,121.86	(42,274.79)	0.32%
May-05	306,799.19	218,202.88	88,596.31	0.33%
Jun-05	257,176.66	134,704.96	122,471.70	0.34%
Jul-05	380,177.67	231,851.94	148,325.73	0.35%
Aug-05	189,088.69	125,403.29	63,685.40	0.35%
Sep-05	581,768.22	158,266.91	423,501.31	0.38%
Oct-05	348,216.72	256,952.89	91,263.83	0.39%
Nov-05	298,048.66	176,819.39	121,229.27	0.40%
Dec-05	376,464.25	188,306.84	188,157.41	0.41%
Jan-06	218,062.25	298,273.22	(80,210.97)	0.41%
Feb-06	268,252.45	276,009.23	(7,756.78)	0.41%
Mar-06	248,489.62	177,446.26	71,043.36	0.41%
Apr-06	111,358.72	162,314.90	(50,956.18)	0.41%
May-06	196,745.69	137,698.69	59,047.00	0.41%
Jun-06	193,449.84	163,011.26	30,438.58	0.41%
Jul-06	157,675.02	158,488.78	(813.76)	0.41%
Aug-06	168,582.86	92,991.86	75,591.00	0.42%
Sep-06	177,010.26	136,469.95	40,540.31	0.42%
Oct-06	105,271.57	82,036.51	23,235.06	0.42%
Nov-06	111,076.00	141,680.00	(30,604.00)	0.42%
Dec-06	114,916.00	117,932.00	(3,016.00)	0.42%
Jan-07	100,429.26	96,875.87	3,553.39	0.42%
Feb-07	105,038.98	70,700.21	34,338.77	0.42%
Mar-07	63,788.50	112,208.46	(48,419.96)	0.42%
Apr-07	45,760.07	100,134.14	(54,374.07)	0.42%
May-07	52,175.95	61,536.28	(9,360.33)	0.42%
Jun-07	79,207.16	99,587.90	(20,380.74)	0.42%
Jul-07	106,306.06	54,868.30	51,437.76	0.42%

(1)	Recoveries generally include the net amounts received with respect to a retail contract previously charged off.

(2)	Cumulative net losses generally represent the excess of (a) the aggregate outstanding principal balance of all defaulted receivables that became defaulted receivables during the period over (b) aggregate liquidation proceeds and recoveries for all defaulted receivables for that period.

VALET 2005-1
Original Outstanding Principal Balance — $1,364,964,811.90

				Cumulative Net Losses(2)
	Aggregate Outstanding			as % Original
	Principal Balance on			Outstanding
	Charged-off Receivables	Recoveries(1)	Net Charge-off	Principal Balance
Nov-05	$83,335.91	$0.00	$83,335.91	0.01%
Dec-05	226,059.14	0.00	226,059.14	0.02%
Jan-06	930,379.34	53,148.99	877,230.35	0.09%
Feb-06	583,053.31	140,409.35	442,643.96	0.12%
Mar-06	698,818.31	219,600.01	479,218.30	0.15%
Apr-06	619,384.31	362,307.79	257,076.52	0.17%
May-06	528,828.76	312,578.21	216,250.55	0.19%
Jun-06	526,790.62	414,640.03	112,150.59	0.20%
Jul-06	608,752.81	454,506.97	154,245.84	0.21%
Aug-06	655,985.88	181,419.84	474,566.04	0.24%
Sep-06	627,519.28	382,755.76	244,763.52	0.26%
Oct-06	431,139.69	227,830.54	203,309.15	0.28%
Nov-06	688,830.00	235,996.00	452,834.00	0.31%
Dec-06	444,999.00	234,443.00	210,556.00	0.32%
Jan-07	1,010,467.71	238,191.44	772,276.27	0.38%
Feb-07	456,138.88	252,790.69	203,348.19	0.40%
Mar-07	686,967.79	373,475.35	313,492.44	0.42%
Apr-07	462,171.12	412,329.52	49,841.60	0.42%
May-07	537,079.00	257,443.67	279,635.33	0.44%
Jun-07	553,777.78	425,000.22	128,777.56	0.45%
Jul-07	554,209.29	361,656.31	192,552.98	0.47%
Aug-07	452,855.16	297,874.12	154,981.04	0.48%
Sep-07	445,543.96	271,908.79	173,635.17	0.49%
Oct-07	280,728.01	298,010.65	(17,282.64)	0.49%
Nov-07	460,884.67	314,775.51	146,109.16	0.50%
Dec-07	435,136.31	156,242.25	278,894.06	0.52%
Jan-08	566,082.78	174,896.42	391,186.36	0.55%
Feb-08	535,214.62	278,851.42	256,363.20	0.57%
Mar-08	357,999.00	268,870.00	89,129.00	0.57%

(1)	Recoveries generally include the net amounts received with respect to a retail contract previously charged off.

(2)	Cumulative net losses generally represent the excess of (a) the aggregate outstanding principal balance of all defaulted receivables that became defaulted receivables during the period over (b) aggregate liquidation proceeds and recoveries for all defaulted receivables for that period.

VALET 2007-1
Original Outstanding Principal Balance — $1,275,758,082.73

				Cumulative Net Losses(2)
	Aggregate Outstanding			as % Original
	Principal Balance on			Outstanding
	Charged-off Receivables	Recoveries(1)	Net Charge-off	Principal Balance
Feb-07	$487,950.65	$7,319.60	$480,631.05	0.04%
Mar-07	937,044.19	65,603.93	871,440.26	0.11%
Apr-07	396,483.97	242,336.53	154,147.44	0.12%
May-07	719,573.60	307,572.15	412,001.45	0.15%
Jun-07	1,200,488.95	376,947.50	823,541.45	0.21%
Jul-07	982,648.79	275,220.54	707,428.25	0.27%
Aug-07	1,149,638.19	445,446.13	704,192.06	0.33%
Sep-07	854,485.17	602,075.26	252,409.91	0.35%
Oct-07	864,545.01	495,396.09	369,148.92	0.37%
Nov-07	1,387,450.90	478,059.76	909,391.14	0.45%
Dec-07	1,158,172.97	346,358.51	811,814.46	0.51%
Jan-08	1,524,377.23	387,247.41	1,137,129.82	0.60%
Feb-08	1,393,996.33	724,917.04	669,079.29	0.65%
Mar-08	760,988.00	709,425.00	51,563.00	0.65%

(1)	Recoveries generally include the net amounts received with respect to a retail contract previously charged off.

(2)	Cumulative net losses generally represent the excess of (a) the aggregate outstanding principal balance of all defaulted receivables that became defaulted receivables during the period over (b) aggregate liquidation proceeds and recoveries for all defaulted receivables for that period..

PROSPECTUS
Volkswagen Auto Loan Enhanced Trusts
Issuing Entities
Auto Loan Asset-Backed Securities
Volkswagen Auto Lease/Loan Underwritten Funding, LLC
Depositor
VW Credit, Inc.
Sponsor and Servicer
     You should consider carefully the risk factors beginning on page 1 of this prospectus and the risk factors in the applicable prospectus supplement.
     The notes and the certificates will represent obligations of, or interests in, the related issuing entity only and are not guaranteed by any person including Volkswagen Auto Lease/Loan Underwritten Funding, LLC, VW Credit, Inc. or any of their respective affiliates. Neither the securities nor the underlying receivables are insured or guaranteed by any governmental entity.
     This prospectus may be used to offer and sell securities only if accompanied by an applicable prospectus supplement for the related issuing entity.
The Issuing Entities:
     The issuing entities may periodically issue asset-backed notes and/or certificates in one or more series with one or more classes, and each issuing entity will own:
•	motor vehicle retail installment sales contracts and/or installment loans secured by a combination of new and used automobiles, light-duty trucks or other types of motor vehicles;

•	collections on the receivables;

•	liens on the financed vehicles and the rights to receive proceeds from claims on insurance policies;

•	funds in the accounts of the issuing entity; and

•	any credit or cash flow enhancement issued in favor of the issuing entity.
     The Securities:
•	will represent indebtedness of the issuing entity that issued those securities, in the case of the notes, or beneficial interests in the issuing entity that issued those securities, in the case of the certificates;

•	will be paid only from the assets of the issuing entity that issued those securities;

•	will represent the right to payments in the amounts and at the times described in the accompanying applicable prospectus supplement;

•	may benefit from one or more forms of credit or cash flow enhancement; and

•	will be issued as part of a designated series, which may include one or more classes of notes and/or one or more classes of certificates.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 29, 2008

OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS
AND THE APPLICABLE PROSPECTUS SUPPLEMENT
     We provide information about your securities in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes or certificates, including your series; and (b) the applicable prospectus supplement, which describes the specific terms of your series, including information about:
•	the type of securities offered;

•	certain risks relating to an investment in the securities;

•	the timing and amount of interest payments on and principal payments of the securities;

•	the receivables underlying your securities;

•	the credit enhancement and cash flow enhancement for each class of securities;

•	the credit ratings for each class of securities; and

•	the method of selling the securities.
     Whenever information in the applicable prospectus supplement is more specific or different than the information in this prospectus, you should rely on the information in the applicable prospectus supplement.
     You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction where the offer is not permitted.
     We include cross-references in this prospectus and in the applicable prospectus supplement to captions in these materials where you can find further related discussions. The tables of contents in the applicable prospectus supplement provide the pages on which these captions are located.
     To understand the structure of, and risks related to, these securities, you must read carefully this prospectus and the applicable prospectus supplement in their entirety.
 i

 ii

 iii

RISK FACTORS
     An investment in the securities involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors.

You must rely for repayment only upon the issuing entity’s assets, which may not be sufficient to make full payments on your securities.	Your securities are either secured by or represent beneficial ownership interests solely in the assets of the related issuing entity. Your securities will not represent an interest in or obligation of VW Credit, the depositor or any of their respective affiliates. Distributions on any class of securities will depend solely on the amount and timing of payments and other collections in respect of the related receivables and any credit enhancement for the securities. We cannot assure you that these amounts will be sufficient to make full and timely distributions on your securities. The securities and the receivables will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or, unless specifically set forth in the applicable prospectus supplement, by any provider of credit enhancement.

You may experience a loss if defaults on the receivables and related losses exceed the available credit enhancement or cash flow enhancement.	The issuing entity does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the receivables together with its right to payments under any interest rate or currency swap or cap agreement or credit enhancement and available funds in certain accounts. The securities of a series represent obligations solely of the issuer and will not be insured or guaranteed by any entity unless otherwise indicated in the applicable prospectus supplement. Accordingly, you will rely primarily upon collections on the receivables owned by the issuing entity for your series of securities and, to the extent available, any credit enhancement for the issuing entity, including payments under any interest rate or currency swap or cap agreement and amounts on deposit in any reserve account or similar account. Funds on deposit in any reserve account or similar account will cover shortfalls due to delinquencies and losses on the receivables up to some level. However, if delinquencies and losses create shortfalls which exceed the available credit enhancement for your series of securities, you may experience delays in payments due to you and you could suffer a loss. You will have no claim to any amounts properly distributed to the depositor or others from time to time.

Returns on your investments may be reduced by prepayments on the receivables, events of default, optional redemption of the securities or repurchases of receivables from the issuing entity.	You may receive payments on your securities earlier than you expected for the reasons set forth below. You may not be able to invest the amounts paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your securities.

•	The rate of return of principal is uncertain. The amount of distributions of principal of your securities and the time when you receive those distributions depend on the amount in which and times at which obligors make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the receivables. Additionally, if an originator, the depositor or the servicer is required to repurchase receivables from the issuing entity because of a breach of representation or warranty, payment of principal on the securities will be accelerated.

•	You may be unable to reinvest distributions in comparable investments. The occurrence of an optional redemption event or events of default resulting in acceleration may require repayment of the securities prior to the expected principal payment date for one or more classes of securities of a series. Asset backed securities, like the securities, usually produce a faster return of principal to investors if market interest rates fall below the interest rates on the receivables and produce a slower return of principal when market interest rates are above the interest rates on the receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on your securities, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on your securities. You will bear the risk that the timing and amount of distributions on your securities will prevent you from attaining your desired yield.

•	An early redemption of the securities from an optional redemption will shorten the life of your investment which may reduce your yield to maturity. If the receivables are sold upon exercise of a “clean-up call” by the servicer or any other entity specified in the applicable prospectus supplement, the issuing entity will redeem the securities and you will receive the remaining principal amount of your securities plus any other amounts due to securityholders, such as accrued interest through the related payment date. Because your securities will no longer be outstanding, you will not receive the additional interest payments or other distributions that you would have received had the securities remained outstanding. If you bought your securities at par or at a premium, your yield to maturity will be lower than it would have been if the optional redemption had not been exercised.

The failure to make interest and principal payments on any securities of a series will generally not result in an event of default under the related indenture until the applicable final scheduled payment date.
The amount of interest and principal required to be paid to investors prior to the applicable final scheduled payment date set forth in the applicable prospectus supplement generally will be limited to amounts available for those purposes. Therefore, the failure to pay interest on or principal of a security generally will not result in an event of default under the indenture until the applicable final scheduled payment date for that series of securities.

The issuing entity’s interest in the receivables could be defeated because the contracts will not be delivered to the issuing entity.	To the extent that physical contracts exist for any receivable, the servicer will maintain possession of any and all original contracts for that receivable. If the servicer sells or pledges and delivers original contracts for the receivables to another party, in violation of its obligations under the agreements for the securities, this party could acquire an interest in the receivable having a priority over the issuing entity’s interest. Furthermore, if the servicer becomes the subject of a bankruptcy proceeding, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the securities. If successful, these claims could result in losses or delays in payment to you or an acceleration of the repayment of the securities.

The issuing entity’s security interest in the financed vehicles will not be noted on the certificates of title, which may cause losses on your securities.	Upon the origination of a receivable, each Originator or its predecessor in interest or affiliate, as applicable, takes a security interest in the financed vehicle by placing a lien on the title to the financed vehicle. In connection with each sale of receivables to the depositor, each Originator, either directly or through one or more other Originators, will assign its security interests in the financed vehicles to the depositor, who will further assign them to the issuer. Finally, the issuing entity will pledge its interest in the financed vehicles as collateral for the securities. The lien certificates or certificates of title relating to the financed vehicles will not be amended or reissued to identify the issuing entity as the new secured party. In the absence of an amendment or reissuance, the issuing entity may not have a perfected security interest in the financed vehicles securing the receivables in some states. We, an Originator or another entity may be obligated to repurchase any receivable sold to the issuing entity which did not have a perfected security interest in the name of that Originator or an affiliate, as applicable, in the financed vehicle.

We, the servicer, an Originator or another entity may be required to purchase or repurchase, as applicable, any receivable sold to the issuing entity as to which it failed to obtain or maintain a perfected security interest in the financed vehicle securing the receivable. All of these purchases and repurchases are limited to breaches that materially and adversely affect the interests of the securityholders in the receivable and are subject to the expiration of a cure period. If the issuing entity has failed to obtain or maintain a perfected security interest in a financed vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the obligor, a subsequent purchaser of the financed vehicle or a holder of a perfected security interest in the financed vehicle or a bankruptcy trustee of such holder. If the issuing entity elects to attempt to repossess the related financed vehicle, it might not be able to realize any liquidation proceeds on the financed vehicle and, as a result, you may suffer a loss on your investment in the securities.

Failure to comply with consumer protection laws could result in a loss.	Federal and state consumer protection laws impose requirements on retail loan contracts such as the receivables. The failure by the applicable originator to comply with these requirements may give rise to liabilities on the part of the issuing entity of a series of securities. Each applicable Originator will represent and warrant that each receivable complies with applicable law in all material respects. If that representation and warranty relating to any receivable for a series of securities proves incorrect, materially and adversely affects the interests of the issuing entity and is not timely cured, that originator will be required to repurchase the noncompliant receivable from the issuing entity. To the extent that the originator fails to make such a repurchase, or to the extent that a court holds the issuing entity liable for violating consumer protection laws regardless of such a repurchase, a failure to comply with consumer protection laws could result in required payments by the issuing entity. If sufficient funds are not available to make both payments to obligors and on your securities, you may suffer a loss on your investment in the securities.

For a discussion of federal and state consumer protection laws which may affect the receivables, you should refer to “Material Legal Aspects of the Receivables —Consumer Protection Law” in this prospectus.

A depositor or sponsor bankruptcy could delay or limit payments to you.	Following a bankruptcy or insolvency of the sponsor or the depositor, a court could conclude that the receivables for your series of securities are owned by the sponsor or the depositor, instead of the issuing entity. This conclusion could be either because the transfer of the receivables from VW Credit to the depositor or from the depositor to the related issuing entity was not a true sale or because the court concluded that the depositor or the issuing entity should be treated as the same entity as the sponsor or the depositor for bankruptcy purposes. If this were to occur, you could experience delays in payments due to you or you may not ultimately receive all amounts due to you as a result of:
•	the automatic stay, which prevents a secured creditor from exercising remedies against a debt or in bankruptcy without permission from the court, and provisions of the United States Bankruptcy Code that permit substitution of collateral in limited circumstances;

•	tax or government liens on the sponsor’s or depositor’s property (that arose prior to the transfer of the receivables to the issuing entity) having a prior claim on collections before the collections are used to make payments on the securities; or

•	the fact that the issuing entity and the indenture trustee for your series of securities may not have a perfected security interest in any cash collections of the receivables held by the servicer at the time that a bankruptcy proceeding begins.

For a discussion of how a bankruptcy proceeding of the sponsor or the depositor may affect the issuing entity and the securities, you should refer to “Material Legal Aspects of the Receivables—Certain Matters Relating to Bankruptcy” in this prospectus.

The Originators, the servicer and the depositor have limited obligations to the issuing entity and will not make payments on the securities	The Originators, the servicer, the depositor and their affiliates are not obligated to make any payments to you on your securities. The Originators, the servicer, the depositor and their affiliates do not guarantee payments on the receivables or your securities. However, the Originators will and the depositor may make representations and warranties about the characteristics of the receivables.

If a representation or warranty made by an Originator with respect to a receivable is untrue, or if that Originator breaches a covenant with respect to a receivable, then that Originator or another entity may be required to repurchase that receivable. If that Originator or another entity fails to repurchase that receivable, you might experience delays and/or reductions in payments on the securities. In addition, in some circumstances, the servicer may be required to purchase receivables. If the servicer fails to purchase receivables, you might experience delays and/or reductions in payments on your securities.

See “The Transaction Documents—Payments and Distributions on the Securities” in this prospectus.

Interests of other persons in the receivables and financed vehicles could be superior to the issuing entity’s interest, which may result in reduced payments on your securities.	The issuing entity could lose the priority of its security interest in a financed vehicle due to, among other things, liens for repairs or storage of a financed vehicle or for unpaid taxes of an obligor. Neither the servicer nor any Originator will have any obligation to purchase or repurchase, respectively, a receivable if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of securities by the issuing entity. Generally, no action will be taken to perfect the rights of the issuing entity in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuing entity prior to the time the proceeds are deposited by the servicer into an account controlled by the trustee for the securities. See “Material Legal Aspects of the Receivables—Security Interests in the Financed Vehicles” in this prospectus.

You may experience a loss or a delay in receiving payments on the securities if the assets of the issuing entity are liquidated.	If certain events of default under the indenture occur and the securities of a series are accelerated, the related indenture trustee may liquidate the assets of the related issuing entity. If a liquidation occurs close to the date when any class otherwise would have been paid in full, repayment of that class might be delayed while liquidation of the assets is occurring. The issuing entity cannot predict the length of time that will be required for liquidation of the assets of the issuing entity to be completed. In addition, liquidation proceeds may not be sufficient to repay the securities of that series in full. Even if liquidation proceeds are sufficient to repay the securities in full, any liquidation that causes the outstanding principal balance of a class of securities to be paid before the related final scheduled payment date will involve the prepayment risks described under “Risk

Factors— Returns on your investments may be reduced by prepayments on the receivables, events of default, optional redemption of the securities or repurchases of receivables from the issuing entity” in this prospectus.

The servicer’s commingling of funds with its own funds could result in a loss.	Subject to the satisfaction of certain conditions set forth in the applicable prospectus supplement, VW Credit, as the servicer, may be able to commingle funds relating to a transaction such as collections from the loans and proceeds from the disposition of any repossessed financed vehicles with its own funds during each Collection Period and may make a single deposit to the collection account on each payment date. Commingled funds may be used or invested by the servicer at its own risk and for its own benefit. If the servicer were unable to remit those funds or the servicer were to become a debtor under any insolvency laws, delays or reductions in distributions to you may occur.

Extensions and deferrals of payments on receivables could increase the average life of the securities.	In some circumstances, the servicer may permit an extension on payments due on receivables on a case-by-case basis. In addition, the servicer may from time to time offer obligors an opportunity to defer payments. Any of these extensions or deferrals may extend the maturity of the receivables and increase the weighted average life of the securities. The weighted average life and yield on your securities may be adversely affected by extensions and deferrals on the receivables. However, if specified in the applicable prospectus supplement, the servicer will be required to purchase a receivable from the issuing entity if it extends the term of the receivable beyond the latest final scheduled payment date for any class of related securities.

The return on your securities may be reduced due to varying economic circumstances.	A deterioration in economic conditions could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables. As a result, you may experience payment delays and losses on your securities. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. As a result, you may receive principal payments of your securities earlier than anticipated. No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the receivables.

The return on your securities could be reduced by shortfalls due to application of the Servicemembers Civil Relief Act.	The Servicemembers Civil Relief Act and similar state legislation may limit the interest payable on a receivable during an obligor’s period of active military duty. This legislation could adversely affect the ability of the servicer to collect full amounts of interest on a receivable as well as to foreclose on an affected receivable during and, in certain circumstances, after the obligor’s period of active military duty. This legislation may thus result in delays and losses in payments to holders of the securities. See “Material Legal Aspects of the Receivables—Servicemembers Civil Relief Act” in this prospectus.

Changes to federal or state bankruptcy or debtor relief laws may impede collection efforts or alter timing and amount of collections, which may result in acceleration of or reduction in payment on your securities.
If an obligor sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the obligor’s obligations to repay amounts due on its receivable. As a result, that receivable would be written off as uncollectible. You could suffer a loss if no funds are available from credit enhancement or other sources and finance charge amounts allocated to the securities are insufficient to cover the applicable default amount.

The absence of a secondary market for the securities could limit your ability to resell your securities.	If you want to sell your securities you must locate a purchaser that is willing to purchase those securities. The underwriters intend to make a secondary market for the securities. The underwriters will do so by offering to buy the securities from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the securities and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity. There have been times in the past where there have been very few buyers of asset-backed securities, and there may be these times again in the future. As a result, you may not be able to sell your securities when you want to do so or you may not be able to obtain the price that you wish to receive.

Because the securities are in book-entry form, your rights can only be exercised indirectly.	Because the securities will initially be issued in book-entry form, you will be required to hold your interest in your securities through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme or Euroclear Bank S.A./NV as operator of the Euroclear System in Europe or Asia. Transfers of interests in the securities within The Depository Trust Company, Clearstream Banking, société anonyme or Euroclear Bank/S.A./NV as operator of the Euroclear System must be made in accordance with the usual rules and operating procedures of those systems. So long as the securities are in book-entry form, you will not be entitled to receive a definitive note representing your interest. The securities of a series will remain in book-entry form except in the limited circumstances described under the caption “The Securities—Definitive Securities” in this prospectus. Unless and until the securities cease to be held in book-entry form, the related transaction parties will not recognize you as a holder of the related security.

As a result, you will only be able to exercise the rights as a securityholder indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream Banking, société anonyme and Euroclear Bank S.A./NV as operator of the Euroclear System (in Europe or Asia) and their participating organizations. Holding the securities in book-entry form could also limit your ability to pledge or transfer your securities to persons or entities that do not participate in The Depository Trust Company, Clearstream Banking, société anonyme or Euroclear Bank S.A./NV as operator of the Euroclear System. In addition, having the securities in book-entry form may reduce their liquidity in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.

Interest and principal on the securities of any series will be paid by the related issuing entity to The Depository Trust Company as the record holder of those securities while they are held in book-entry form. The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to securityholders either directly or indirectly through indirect participants. This process may delay your receipt of payments from the issuing entity.

The ratings for the securities are limited in scope, may not continue to be issued and do not consider the suitability of an investment in the securities for you.	We will offer a class of securities only if that class receives the rating specified in the applicable prospectus supplement. The rating considers only the likelihood that the issuing entity will pay interest on time and will ultimately pay principal in full or make full distributions of the outstanding balance of the securities. A security rating is not a recommendation to buy, sell or hold the securities. Ratings on the securities may be lowered, qualified or withdrawn at any time after the securities are issued without notice from the issuing entity or the depositor. A rating downgrade may reduce the price that a subsequent purchaser will be willing to pay for the securities. Ratings on the securities do not address the timing of distributions of principal on the securities prior to the applicable final scheduled payment date. The ratings do not consider the prices of the securities or their suitability to a particular investor. If a rating agency changes its rating or withdraws a rating, no one has an obligation to provide additional credit enhancement or to restore the original rating.

Adverse events with respect to VW Credit or its affiliates or third party providers to whom VW Credit outsources its activities could affect the timing of payments on your securities or have other adverse effects on your securities.
Adverse events with respect to VW Credit or any of its affiliates or a third party provider to whom VW Credit outsources its activities could result in servicing disruptions or reduce the market value of your securities. In the event of a termination and replacement of VW Credit as the servicer, there may be some disruption of the collection activity with respect to delinquent loans and therefore delinquencies and credit losses could increase. Similarly, if VW Credit becomes unable to repurchase the beneficial interest in any receivables which do not comply with representations and warranties about the receivables made by VW Credit in the related transfer agreement (for example, representations relating to the compliance of the lease receivables with applicable laws), then investors could suffer losses. In addition, adverse corporate developments with respect to servicers of asset-backed securities or their affiliates have in some cases also resulted in a reduction in the market value of the related asset-backed securities. For example, VW Credit is an indirect wholly-owned subsidiary of Volkswagen AG. Although Volkswagen AG is not guaranteeing the obligations of the issuing entity for any series of securities, if Volkswagen AG ceased to manufacture vehicles or support the sale of vehicles or if Volkswagen AG faced financial or operational difficulties, such events may reduce the market value of Volkswagen and Audi vehicles, and ultimately the amount realized on any Volkswagen or Audi vehicle repossessed following an obligor’s default under the related receivable.

The securities may not be a suitable investment for you.	The securities are not a suitable investment for you if you require a regular or predictable schedule of payments or payment on any specific date. The securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risks, the tax consequences of an investment in the securities and the interaction of these factors.

CAPITALIZED TERMS
     The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the glossary at the end of this prospectus.
THE ISSUING ENTITIES
     With respect to each series of securities, Volkswagen Auto Lease/Loan Underwritten Funding, LLC (the “depositor”), a Delaware limited liability company and a wholly owned special purpose, bankruptcy remote subsidiary of VW Credit, Inc., a Delaware corporation (“VW Credit”), will establish a separate issuing entity that will issue the securities of that series. Each issuing entity will be either a limited liability company formed pursuant to a limited liability agreement, a limited partnership formed pursuant to a limited partnership agreement or a trust formed pursuant to a trust agreement between the depositor and the owner trustee specified in the applicable prospectus supplement for that issuing entity. The issuing entity will be formed in accordance with the laws of Delaware or New York as a common law trust, statutory trust, limited partnership or limited liability company, as specified in the applicable prospectus supplement. The fiscal year end of the issuing entity will be set forth in the applicable prospectus supplement. The depositor will sell and assign the receivables and other specified issuing entity property to the issuing entity in exchange for the securities of that issuing entity. The authorized purposes of each issuing entity will be described in the applicable prospectus supplement.
     The issuing entity may issue asset-backed notes and may, if a trust, issue asset-backed certificates, in one or more classes, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the applicable prospectus supplement. The notes and/or certificates of a series are collectively referred to as securities. Any notes that are issued will represent indebtedness of the issuing entity and will be issued and secured pursuant to an indenture between the issuing entity and the indenture trustee specified in the applicable prospectus supplement. Any certificates that are issued will represent beneficial interests in that issuing entity.
     In addition to and to the extent specified in the applicable prospectus supplement, the property of each issuing entity may include (collectively as follows, the “issuing entity property”):
•	the receivables identified on the schedule of receivables acquired on the Closing Date and on each subsequent funding date, if any, which are a pool of motor vehicle retail installment sales contracts and/or installment loans made by an Originator, a third party or through a dealer that sold a financed vehicle, all of which are secured by new or used automobiles, light-duty trucks and/or other types of motor vehicles;

•	collections and all other amounts due under the receivables after the cut-off dates specified in the applicable prospectus supplement;

•	the depositor’s right to all documents and information contained in the receivable files;

•	the security interests in the financed vehicles;

•	rights under any interest rate swap or cap agreement and payments made by the counterparty under that interest rate swap or cap agreement;

•	an Originator’s rights to receive any proceeds from claims on any physical damage, credit life, risk default, disability or other insurance policies covering the financed vehicles or obligors or refunds in connection with extended service agreements relating to defaulted receivables from the applicable cut-off date;

•	any other property securing the receivables;

•	to the extent specified in the applicable prospectus supplement, some of the Originator’s rights relating to the receivables purchased from dealers under agreements between the Originators that purchase receivables from dealers and the dealers that sold the financed vehicles;

•	the issuing entity accounts and all amounts on deposit in the applicable issuing entity accounts, including the related collection account and any other account identified in the applicable prospectus supplement, including all Eligible Investments credited thereto (but excluding any investment income from Eligible Investments which is to be paid to the servicer of the receivables or other entity identified in the applicable prospectus supplement);

•	rights of the issuing entity under the applicable transaction documents;

•	the rights under any credit enhancement; and

•	all proceeds of the foregoing.
     To the extent specified in the applicable prospectus supplement, an insurance policy, reserve account, spread account or other form of credit enhancement or liquidity may be a part of the property of any given issuing entity or may be held by the owner trustee or the indenture trustee for the benefit of holders of the related securities. To the extent specified in the applicable prospectus supplement, an interest rate or currency swap or cap, or a guaranteed investment contract may also be a part of the property of any given issuing entity.
     If so provided in the applicable prospectus supplement, the property of an issuing entity may also include a pre-funding account, into which the depositor will deposit cash and which will be used by the issuing entity to purchase receivables directly or indirectly from Originators during a specified period following the Closing Date for the related issuing entity. Any receivables so conveyed to an issuing entity will also be issuing entity property of the issuing entity.
     Prior to formation, each issuing entity will have no assets or obligations. After formation, each issuing entity will not engage in any activity other than acquiring and holding the related receivables and the issuing entity property, issuing the related securities, distributing payments in respect thereof and any other activities described in this prospectus, in the applicable prospectus supplement and in the trust agreement, limited liability company agreement or limited partnership agreement of the issuing entity, as applicable. Each issuing entity will not acquire any receivables or assets other than the issuing entity property.
THE OWNER TRUSTEE
     The owner trustee for any issuing entity that is a trust will be specified in the applicable prospectus supplement. The owner trustee’s liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the owner trustee set forth in the related trust agreement. The owner trustee may resign at any time, in which event the administrator and the depositor, acting jointly, will be obligated to appoint a successor owner trustee. The depositor or the administrator of each issuing entity may also remove the owner trustee if:
•	the owner trustee ceases to be eligible to continue as owner trustee under the related trust agreement;

•	the owner trustee becomes legally unable to act; or

•	the owner trustee becomes insolvent.
     In any of these circumstances, the depositor and/or the administrator, as specified in the applicable prospectus supplement, must appoint a successor owner trustee. If the owner trustee resigns or is removed, the resignation or removal and appointment of a successor owner trustee will not become effective until the successor owner trustee accepts its appointment.
     The principal offices of the applicable issuing entity and the related owner trustee will be specified in the applicable prospectus supplement.
THE DEPOSITOR
     The depositor, Volkswagen Auto Lease/Loan Underwritten Funding, LLC, a wholly owned special purpose, bankruptcy remote subsidiary of VW Credit, was formed as a limited liability company named Volkswagen Auto Lease Underwritten Funding, LLC under the laws of the State of Delaware on August 9, 2002. Volkswagen Auto Lease Underwritten Funding LLC changed its name to Volkswagen Auto Lease/Loan Underwritten Funding, LLC on December 15, 2006. The principal offices of the depositor are located at 2200 Ferdinand Porsche Drive, Herndon, Virginia 20171 and the telephone number is (703) 364-7000. The depositor was organized solely for the limited purposes of acquiring beneficial interests in portfolios of motor vehicle leases and the related leased vehicles, acquiring motor vehicle loans and motor vehicle installment sale contracts and associated rights, issuing securities and engaging in related transactions. The depositor’s limited liability company agreement limits the activities of the depositor to the foregoing purposes and to any activities incidental to and necessary for these purposes. Since its inception, the depositor has been engaged in these activities solely as (i) the purchaser of beneficial interests in portfolios of motor vehicle leases and the related leased vehicles from VW Credit pursuant to purchase agreements, (ii) the depositor of beneficial interests in portfolios of motor vehicle leases and the related leased vehicles pursuant to sale agreements, (iii) the purchaser of receivables from VW Credit pursuant to purchase agreements, (iv) the depositor of motor vehicle loans and motor vehicle installment sale contracts to securitization trusts pursuant to sale and servicing agreements, (v) the depositor that formed various securitization trusts pursuant to trust agreements and (vi) the entity that executes underwriting agreements and purchase agreements in connection with issuances of asset-backed securities.
THE RECEIVABLES
The Receivables
     The receivables consist of motor vehicle retail installment sales contracts and/or installment loans. These receivables are secured by a combination of new and/or used automobiles, light-duty trucks or other types of motor vehicles. The receivables to be transferred to any issuing entity have been or will be purchased or originated by the Originators. See “Origination and Servicing Procedures” in this prospectus.

The Receivables Pools
     The receivables to be purchased by each issuing entity, also known as the “receivables pool,” will be selected by the depositor based upon the satisfaction of several criteria, including, among other criteria, that each receivable:
•	was originated out of the sale of or is secured by a new vehicle or a used vehicle;

•	requires substantially equal monthly payments to be made by the related obligor;

•	has an obligor which is not a government or governmental subdivision or agency and is not shown on the servicer’s records as a debtor in a pending bankruptcy proceeding; and

•	is not more than 30 days delinquent on the related cut-off date.
     Each of receivables will be selected using selection procedures that were not known or intended by VW Credit or the servicer to be adverse to the related issuing entity.
     The depositor will sell or transfer receivables having an aggregate outstanding principal balance specified in the applicable prospectus supplement as of the applicable cut-off date to the applicable issuing entity. The purchase price paid by each issuing entity for each receivable included in the issuing entity property of the issuing entity will reflect the outstanding principal balance of the receivable as of the cut-off date calculated under either the Scheduled Interest Method or the Simple Interest Method.
     Additional information with respect to the receivables pool securing each series of securities will be set forth in the applicable prospectus supplement including, to the extent appropriate, the composition of the receivables, the distribution by contract rate or annual percentage rate, the geographic distribution of the receivables by state and the portion of the receivables pool secured by new vehicles and by used vehicles.
Calculation Methods
     Each of the receivables included in the issuing entity property of an issuing entity will be a contract or loan where the allocation of each payment between interest and principal is calculated using either the Simple Interest Method or the Scheduled Interest Method.
ORIGINATION AND SERVICING PROCEDURES
     The following is a description of the origination, underwriting and servicing of motor vehicle receivables by the Originators as of the date of this prospectus. The applicable prospectus supplement will describe any material changes to this information with respect to the origination, underwriting and servicing of the pool of receivables transferred to the related issuing entity.
     The Originators originate or acquire receivables through a variety of origination channels across a wide spectrum of credit quality obligors. VW Credit will act as servicer for each transaction unless another servicer is specified in the applicable prospectus supplement.
General
     VW Credit was incorporated in Delaware on April 2, 1981 and is a wholly owned indirect subsidiary of Volkswagen of America, Inc. (“Volkswagen of America”). Volkswagen of America is an

indirect wholly owned subsidiary of Volkswagen Aktiengesellschaft (“Volkswagen AG”). The principal activity of VW Credit is acting as a finance subsidiary of Volkswagen of America, including purchasing retail installment sales contracts and leases from Volkswagen and Audi dealers. VW Credit offers a wide range of automobile-related financial products, including wholesale floor plan financing and retail auto loan and lease financing.
     The principal offices of VW Credit are located at 2200 Ferdinand Porsche Drive, Herndon, Virginia 20171. Its telephone number is (703) 364-7000.
Underwriting Procedures
     VW Credit’s underwriting standards emphasize the prospective obligor’s willingness and ability to repay the amounts when due on the contract, as well as the asset value of the motor vehicle to be financed. Contracts that are purchased must comply with VW Credit’s underwriting standards and other requirements under existing agreements between VW Credit and dealers. VW Credit’s underwriting, servicing and collection activities are conducted principally at processing centers located in Libertyville, Illinois and Portland, Oregon.
     Each applicant for a retail installment sale contract is required to complete a credit application. Applications submitted to VW Credit include the following information about the applicant:
•	residential information;

•	source and amount of monthly income;

•	monthly mortgage or rent payment;

•	social security number; and

•	other personal and financial information.
     Dealers submit applications together with information about the proposed terms of the retail installment sale contract to VW Credit through website based systems or by facsimile. VW Credit generally obtains a credit report on the applicant from a national credit bureau selected based upon VW Credit’s assessment of which credit bureau provides the most accurate and complete credit reports in the applicant’s geographic area. In a limited number of cases, a credit report is not available because an applicant does not have an established credit history. If an individual applicant has sufficient recent credit history, the credit bureau data includes the applicant’s credit risk score, often referred to as a “credit bureau score” or a FICO®1score, which is generated using statistical models created by Fair, Isaac & Co. The credit bureau score measures the likelihood an applicant will repay an obligation as expected. Credit scores are the primary factors used as measuring devices to indicate the degree of risk on contracts offered to VW Credit by dealers.
     VW Credit also evaluates each application using a proprietary credit scoring algorithm developed by a third party credit scoring company for VW Credit and referred to as a scorecard. The scorecard is used to assess the creditworthiness of an applicant using the credit bureau data to assign the applicant a proprietary credit score.

[1]	FICO® is a registered trademark of Fair, Isaac & Co.

     Credit applications are automatically evaluated when received and some are approved or rejected based on VW Credit’s electronic decisioning model which uses the VW Credit-derived credit score along with the applicant’s credit bureau score. In most cases, VW Credit’s credit analysts evaluate applications to make a purchase decision using the company’s written underwriting guidelines. The credit analyst considers the same information included in the electronic decisioning model and weighs other factors, such as the prospective purchaser’s prior experience with VW Credit, and makes a credit decision based on the analyst’s assessment of the strengths and weaknesses of each application.
     VW Credit uses risk-based pricing that includes a tiered system of interest rates and advance rates representing the varying degrees of risk assigned to different ranges of credit risk. If VW Credit considers an applicant to be relatively less creditworthy and, as a result, a greater risk, VW Credit will assign the applicant a higher interest rate and lower permissible advance rates. VW Credit makes its final credit decision based upon the degree of credit risk with respect to each applicant.
     VW Credit regularly reviews and analyzes its portfolio of receivables to evaluate the effectiveness of its underwriting guidelines and purchasing criteria. If external economic factors, credit loss or delinquency experience, market conditions or other factors change, VW Credit may adjust its underwriting guidelines and purchasing criteria in order to change the asset quality of its portfolio or to achieve other goals and objectives.
Servicing and Collections
     VW Credit will be hired by the issuing entity to act as servicer, unless some other servicer is specified in the applicable prospectus supplement. For a description of the servicer’s portfolio, see “The Receivables Pool—Delinquencies, Net Credit Loss and Repossession Experience” in the related prospectus supplement. The servicer will be one of the Originators or an affiliate of one of the Originators. The servicer is permitted to delegate any and all of its servicing duties to any of its affiliates or specific duties to sub-contractors who are in the business of performing such duties, provided that the servicer will remain obligated and liable for servicing the receivables as if the servicer alone were servicing the receivables.
     Pursuant to the sale and servicing agreement, the servicer is responsible for servicing, collecting, enforcing and administering the receivables in accordance with its customary practices, using the degree of skill and attention that the servicer exercises with respect to all comparable retail motor vehicle receivables that it services for itself or others, consistent with the sale and servicing agreement. The applicable prospectus supplement may include a description of more specific servicing requirements than the general and broad requirements set forth above.
Collection and Repossession Procedures
     The customer billing process is generally initiated by the mailing of invoices on a monthly basis. Monthly payments are received at a lockbox account, mailed directly to VW Credit, or are paid electronically, including through direct debit or telephonic payment systems. Customers may enroll in a variety of recurring and one-time automated clearinghouse programs that debit funds directly from their bank accounts. As payments are received, they are electronically transferred to VW Credit and processed through VW Credit’s servicing system for the application of payments to the appropriate accounts.
     VW Credit measures delinquency by the number of days elapsed from the date a payment is due under the installment contract. VW Credit considers a payment to be past due or delinquent when a purchaser fails to make at least 75% of a scheduled payment by the related due date. If a loan is between 5 and 20 days delinquent, VW Credit generally mails a notice to the purchaser and/or initiates telephone contact requesting payment. VW Credit improves its collection efficiency through the use of technology such as automatic dialing, predictive dialing and behavioral scoring of loan accounts. If the delinquent loan cannot be brought current or completely collected within 60 to 90 days, VW Credit generally assigns the vehicle to a repossession agent and attempts to repossess the related vehicle. VW Credit holds repossessed vehicles in inventory to comply with any applicable statutory requirements for reinstatement or redemption and then sells or otherwise disposes of the vehicles. VW Credit’s current policy is to generally charge-off a loan contract on the earlier of (1) the date on which the proceeds of sale of the vehicle are applied to the loan contract and (2) the month in which the loan contract reaches its 120th day of delinquency if the loan has been assigned to a repossession agent for 60 days. Deficiencies remaining after repossession and sale of the vehicle or after the full charge-off of the installment contract may be pursued by or on behalf of VW Credit to the extent practicable and legally permitted. See “Material Legal Aspects of the Receivables—Deficiency Judgments and Excess Proceeds” in this prospectus.
     VW Credit’s underwriting and collection standards are reviewed by its Retail Credit Committee. Any change in VW Credit’s underwriting and collection standards requires prior approval from the Retail Credit Committee.
Extensions
     VW Credit will grant extensions or deferments of retail installment sales contracts in accordance with its customary servicing procedures and the applicable sale and servicing agreement.
Servicing Experience
     None of VW Credit’s term securitization transactions have experienced early amortizations, servicer defaults or events of default. Neither VW Credit nor any issuing entity can guarantee that there will not be any early amortizations, servicer defaults or events of default in the future.
Insurance
     Each retail installment sale contract requires the purchaser to obtain and maintain physical damage insurance on the purchased vehicle. VW Credit’s dealer agreements include a requirement that the dealer provide VW Credit with written evidence that the purchaser has physical damage insurance which meets the requirements of the installment contract at the inception of the loan; nevertheless, there can be no assurance that each purchased vehicle will continue to be covered by physical damage insurance for the entire term of the installment contract or that VW Credit will continue to monitor insurance while the securities remain outstanding. The amount of insurance required by the loan contracts is at least equal to the amount required by applicable state law, subject to customary deductibles. VW Credit requires the policy to name VW Credit as loss payee with respect to physical damage.
     VW Credit does not require purchasers to carry credit disability, credit life, credit health or other similar insurance coverage which provides for payments to be made on the loan on behalf of purchasers in the event of disability or death. To the extent that the purchaser obtains any of these insurance coverages, payments received on that coverage may, if permitted by applicable law, be applied to payments on the related loan to the extent that the purchaser’s beneficiary chooses to do so.
     Each obligor on a receivable will be contractually required to maintain insurance covering physical damage to the obligor’s financed vehicle. Each Originator will be required to be named as loss payee under the policy of insurance obtained by the obligor. Each financed vehicle will be required to be insured against loss and damage due to fire, theft, transportation, collision and other risks covered by comprehensive coverage. Since obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies may vary.
PRE-FUNDING ARRANGEMENT
     To the extent provided in the applicable prospectus supplement for a series of securities, the related sale and servicing agreement or indenture may provide for a pre-funding arrangement which will be limited to a period not to exceed twelve months. Under the pre-funding arrangement, the related issuing entity commits to purchase additional receivables from the depositor following the date on which the issuing entity is established and the related securities are issued. With respect to a series of securities, the pre-funding arrangement will require that any subsequent receivables transferred to the issuing entity conform to the requirements and conditions in the related sale and servicing agreement, including all of the same eligibility criteria as the initial receivables. If a pre-funding arrangement is used in connection with the issuance of a series of securities, the servicer or the issuing entity will establish an account, known as the pre-funding account, in the name of the indenture trustee for the benefit of the securityholders. Up to 50% of the proceeds received from the sale of the securities will be deposited into the pre-funding account on the related Closing Date and thereafter funds will be released on one or more occasions during a specified period to purchase subsequent receivables from the depositor. Upon each conveyance of subsequent receivables to the applicable issuing entity, an amount equal to the purchase price paid by the depositor to the applicable Originator for the subsequent receivables will be released from the pre-funding account and paid to the depositor. If funds remain in the pre-funding account at the end of the funding period, those funds will be applied to prepay the securities in the manner set forth in the applicable prospectus supplement. Amounts on deposit in the pre-funding account may be invested in Eligible Investments. Information regarding the subsequent receivables will be included, if required, under Item 1 in one or more Distribution Reports filed by the issuing entity on Form 10-D with the SEC pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).
     The use of a pre-funding arrangement for a series of securities is intended to improve the efficiency of the issuance of the securities and the sale of the receivables to the related issuing entity through the incremental delivery of the applicable receivables on the Closing Date and during a specified period following the Closing Date for that series of securities. Pre-funding arrangements allow for a more even accumulation of the receivables by the depositor and the Originators and the issuance of a larger principal amount of securities than would be the case without a pre-funding arrangement.
     You should be aware that the initial receivables and the subsequent receivables may be originated using credit criteria different from the criteria applied to the receivables disclosed in the applicable prospectus supplement and may be of a different credit quality and seasoning. The credit quality of the subsequent receivables may vary as a result of increases or decreases in the credit quality of the related obligors within the predefined acceptable range, which variations could impact the performance of the overall pool of receivables. The portfolio of initial receivables may also be subject to greater seasoning than the subsequent receivables due to the length of time elapsed from the dates of origination of those receivables and the sale of those receivables to the related issuing entity. Accordingly, less historical performance information may be available with respect to the subsequent receivables. Moreover, following the transfer of subsequent receivables to the applicable issuing entity, the characteristics of the entire pool of receivables included in the issuing entity property may vary from those of the receivables initially transferred to the issuing entity.
MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS
     The weighted average life of the notes and the certificates of any series will generally be influenced by the rate at which the outstanding principal balances of the receivables are paid, which payments may be in the form of scheduled payments or prepayments. Each receivable is prepayable in full by the obligor at any time. Full and partial prepayments on motor vehicle receivables included in the issuing entity property of an issuing entity will be paid or distributed to the related securityholders on the next payment date following the collection period in which they are received. To the extent that any receivable included in the issuing entity property of an issuing entity is prepaid in full, whether by the obligor, or as the result of a purchase by the servicer or a repurchase by an Originator or otherwise, the actual weighted average life of the receivables included in the issuing entity property of the issuing entity will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time until the entire principal amount of a receivable is repaid. Full prepayments may also result from liquidations due to default, receipt of proceeds from theft, physical damage, credit life or credit disability insurance policies, repurchases by the depositor as a result of the failure of a receivable to meet the criteria set forth in the related transaction documents or as a result of a breach of covenants with respect to the receivables or purchases made by the servicer as a result of a breach of a representation, warranty or covenant made by it related to its servicing duties in the related transaction documents. In addition, early retirement of the securities may be effected at the option of the servicer or the depositor, as described in the applicable prospectus supplement, to purchase the remaining receivables included in the issuing entity property of the issuing entity when either the outstanding balance of the related securities or of the related receivables (as specified in the applicable prospectus supplement) has declined to or below the percentage specified in the applicable prospectus supplement. See “Description of the Transfer Agreements and the Administration Agreement—Optional Redemption” in the related prospectus supplement.
     The rate of full prepayments by obligors on the receivables may be influenced by a variety of economic, social and other factors. These factors include the unemployment rate, servicing decisions, seasoning of loans, destruction of vehicles by accident, loss of vehicles due to theft, sales of vehicles, market interest rates, the availability of alternative financing and restrictions on the obligor’s ability to sell or transfer the financed vehicle securing a receivable without the consent of the servicer. Any full prepayments or partial prepayments applied immediately will reduce the average life of the receivables.
     The Originators can make no prediction as to the actual prepayment rates that will be experienced on the receivables included in the issuing entity property of any issuing entity in either stable or changing interest rate environments. Securityholders of each series will bear all reinvestment risk resulting from the rate of prepayment of the receivables included in the issuing entity property of the related issuing entity.
POOL FACTORS, NOTE FACTORS AND POOL INFORMATION
     For each transaction, each month the servicer will compute either a Pool Factor or a Note Factor or both a Pool Factor and a Note Factor.
     For transactions in which the servicer will compute a Pool Factor, the Pool Factor will be a six-digit decimal equal to (1) the sum of the Net Pool Balance and any subsequent receivables added to the issuing entity property as of the end of the preceding collection period divided by (2) the sum of the aggregate outstanding principal balance of the receivables as of the cut-off date. The Pool Factor will be 1.000000 as of the cut-off date; thereafter, the Pool Factor will decline to reflect reductions in the Net Pool Balance. The amount of a securityholder’s pro rata share of the Net Pool Balance for a given month can be determined by multiplying the original denomination of the holder’s security by the Pool Factor for that month.
     For transactions in which the servicer will compute a Note Factor, the Note Factor will be a six-digit decimal indicating the outstanding balance of the notes or a class of notes, as applicable, at the end of the month as a fraction of the original balance of the notes or a class of notes, as applicable, as of the Closing Date. The Note Factor will be 1.000000 as of the Closing Date; thereafter, the Note Factor will decline to reflect reductions in the outstanding balance of the notes or a class of notes, as applicable. As a noteholder, your share of the principal balance of a particular class of notes is the product of (1) the original denomination of your note and (2) the applicable class Note Factor.
     With respect to each issuing entity, the noteholders and certificateholders of record will receive monthly reports from the trustee or indenture trustee, as applicable, concerning payments received on the receivables, the Net Pool Balance and/or the note balance, the Pool Factor and/or the Note Factor, and other relevant information. If the securities are issued in book-entry form, then The Depository Trust Company (“DTC”) (or its successors) will supply these reports to securityholders in accordance with its procedures. Since owners of beneficial interests in a global security of a given series will not be recognized as noteholders and certificateholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global security by a request in writing addressed to the trustee or indenture trustee, as applicable. Noteholders and certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by applicable law. See “The Securities—Statements to Securityholders” in this prospectus.
USE OF PROCEEDS
     The net proceeds from the sale of securities of a given series will be applied by the depositor (1) to purchase the receivables from the applicable Originators pursuant to the related transaction documents, (2) to deposit any amounts, if applicable, to a pre-funding account, a reserve account or to fund any other collateral account, and (3) to pay other expenses in connection with the issuance of the securities. Any remaining amounts will be added to the depositor’s general funds and may be dividended to VW Credit, as the sole equity member of the depositor.
THE SECURITIES
     A series of securities may include one or more classes of notes and certificates. Each issuing entity will issue the notes and the certificates for a particular series to the holders of record of the notes and the holders of record of the certificates, respectively. The following summary, together with the summaries contained under “The Notes” and/or “The Certificates” (as applicable) in the applicable prospectus supplement, describe all of the material terms of the offered securities. However, this summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the securities and the other transaction documents and the applicable prospectus supplement.
The Notes
     With respect to each issuing entity that issues notes, one or more classes of notes of the related series will be issued pursuant to the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The applicable prospectus supplement will specify which class or classes of notes, if any, of a series are being offered pursuant to the applicable prospectus supplement.
     Unless the applicable prospectus supplement specifies that the notes are offered in definitive form, the notes will be available for purchase in the denominations specified in the applicable prospectus supplement and in book-entry form only. Securityholders will be able to receive notes in definitive registered form only in the limited circumstances described in this prospectus or in the applicable prospectus supplement. See “—Definitive Securities” in this prospectus.
     The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal of and interest on each class of notes of a given series will be described in the applicable prospectus supplement. The rights of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of that series, as described in the applicable prospectus supplement. Payments of interest on the notes of a series will be made prior to payments of principal thereon. To the extent provided in the applicable prospectus supplement, a series may include one or more classes of Strip Notes entitled to:
•	principal payments with disproportionate, nominal or no interest payments; or

•	interest payments with disproportionate, nominal or no principal payments.
     Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for certain classes of Strip Notes, or any combination of the foregoing. The applicable prospectus supplement will specify the interest rate for each class of notes of a given series or the method for determining the interest rate. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the applicable prospectus supplement, including at the end of a pre-funding period or as a result of the depositor’s, servicer’s or another entity’s exercising of its option to purchase the receivables.
     To the extent specified in any applicable prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules. Noteholders of these notes would be entitled to receive as payments of principal on any given payment date the applicable amounts set forth on the schedule with respect to their notes, in the manner and to the extent set forth in the applicable prospectus supplement.
     If so specified in the applicable prospectus supplement, payments of interest to all noteholders of a particular class or to one or more other classes will have the same priority. Under some circumstances, the amount available for those payments could be less than the amount of interest payable on the notes on any payment date, in which case each noteholder of a particular class will receive its ratable share, based upon the aggregate amount of interest payable to that class of noteholders, of the aggregate amounts available to be distributed on the notes of that series.
     With respect to a series that includes two or more classes of notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, final maturity date, interest rate or amount of payments of principal or interest, or payments of principal or interest in respect of any class or classes may or may not be made upon the occurrence of specified events relating to the performance of the receivables, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of receivables. If an issuing entity issues two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of interest and principal payments of each class of notes will be set forth in the applicable prospectus supplement. Generally, the related rating agencies, the credit enhancement provider, if any, and the prevailing market conditions at the time of issuance of the notes of a series dictate the applicable specified terms with respect to that series. Payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all the noteholders of that class.

The Certificates
     If the issuing entity is a trust, the series may include one or more classes of certificates. The certificates will be issued by the issuing entity pursuant to the terms of a trust agreement, the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part. The applicable prospectus supplement will specify which class or classes of certificates, if any, of a series are being offered pursuant to the applicable prospectus supplement.
     Unless the applicable prospectus supplement specifies that certificates are offered in definitive form, the certificates will be available in the denominations specified in the applicable prospectus supplement and in book-entry form only, other than the certificates sold to the depositor, as described in the applicable prospectus supplement.
     The timing and priority of distributions, seniority, allocations of losses, interest rate and amount of or method of determining distributions with respect to principal and interest on each class of certificates will be described in the applicable prospectus supplement. Distributions of interest on certificates will be made on the dates specified in the applicable prospectus supplement and will be made prior to distributions with respect to principal of such certificates. To the extent provided in the applicable prospectus supplement, a series may include one or more classes of Strip Certificates entitled to:
•	distributions of principal with disproportionate, nominal or no interest distributions; or

•	interest distributions with disproportionate, nominal or no distributions of principal.
     Each class of certificates may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for certain classes of Strip Certificates, or any combination of the foregoing. The applicable prospectus supplement will specify the interest rate for each class of certificates of a given series or the method for determining such interest rate. Distributions on the certificates of a given series that includes notes may be subordinate to payments on the notes of that series as more fully described in the applicable prospectus supplement. Distributions of interest on and principal of any class of certificates will be made on a pro rata basis among all the certificateholders of that class.
     If the depositor, the servicer or another entity exercises its option to purchase the receivables of an issuing entity in the manner and on the respective terms and conditions described in the applicable prospectus supplement, the outstanding certificates may be redeemed as set forth in the applicable prospectus supplement.
     With respect to a series that includes two or more classes of certificates, each class may differ as to timing and priority of distributions, seniority, allocations of losses, interest rate or amount of distributions of principal or interest, or distributions of principal or interest of any class or classes may or may not be made upon the occurrence of specified events relating to the performance of the receivables, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of receivables. If an issuing entity issues two or more classes of certificates, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of interest and principal payments of each class of certificates will be set forth in the applicable prospectus supplement. Generally the related rating agencies, the credit enhancement provider, if any, and the prevailing market conditions at the time of issuance of the certificates of a series dictate the applicable specified events with respect to that series.

Ratings of the Securities
     It will be a condition to the issuance of each class of securities specified as being offered by the applicable prospectus supplement that each class of offered securities be rated in one of the four highest generic rating categories established for the securities by at least one nationally recognized statistical rating agency and receive the rating specified in the applicable prospectus supplement by at least one rating agency.
Revolving Period and Amortization Period
     If the applicable prospectus supplement so provides, there may be a period commencing on the date of issuance of a class or classes of securities of a series and ending on the date set forth in the applicable prospectus supplement during which no principal payments will be made to one or more classes of securities of the related series as are identified in the applicable prospectus supplement (the “revolving period”). The revolving period may not be longer than three years from the date of issuance of a class of securities of a series. During the revolving period, all collections of principal otherwise allocated to the securities may be:
•	used by the issuing entity during the revolving period to acquire additional receivables which satisfy the criteria described under “The Receivables—The Receivables Pools” in this prospectus and the criteria set forth in the applicable prospectus supplement;

•	held in an account and invested in Permitted Investments for later distribution to securityholders; or

•	applied to those securities of the related series as then are in amortization, if any.
     The material features and aspects of the revolving period, including the mechanics of the revolving period, underwriting criteria for assets acquired during the revolving period, a description of the party with authority to add, remove or substitute assets during the revolving period and the procedures for temporary re-investment of funds will be described in the applicable prospectus supplement.
     An “amortization period” is the period during which an amount of principal is payable to holders of a series of securities which, during the revolving period, were not entitled to those payments. If so specified in the applicable prospectus supplement, during an amortization period all or a portion of principal collections on the receivables may be applied as specified above for a revolving period and, to the extent not so applied, will be distributed to the classes of notes or certificates. In addition, the applicable prospectus supplement will set forth the circumstances which will result in the commencement of an amortization period.
     Each issuing entity which has a revolving period may also issue to the depositor a certificate evidencing a retained interest in the issuing entity not represented by the other securities issued by that issuing entity. As further described in the applicable prospectus supplement, the value of that retained interest will fluctuate as the amount of issuing entity property fluctuates and the amount of notes and certificates of the related series of securities outstanding is reduced.
Series of Securities
     Each issuing entity will issue only one series of securities; however, each series may contain one or more classes of notes and/or certificates. The terms of each class of securities will be fully disclosed in the applicable prospectus supplement for each series.

Book-Entry Registration
     Each class of securities offered by the applicable prospectus supplement will be available only in book-entry form except in the limited circumstances described under “—Definitive Securities” in this prospectus. All securities will be held in book-entry form by The Depository Trust Company, or “DTC,” in the name of Cede & Co., as nominee of DTC. Investors’ interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Investors may hold their securities through DTC, Clearstream Banking Luxembourg S.A. (“Clearstream”), or Euroclear Bank S.A./N.V. (“Euroclear”), which will hold positions on behalf of their customers or participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants. The securities will be traded as home market instruments in both the U.S. domestic and European markets. Initial settlement and all secondary trades will settle in same-day funds.
     Investors electing to hold their securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors electing to hold global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobounds, except that there will be no temporary global securities and no “lock-up” or restricted period.
     Actions of noteholders under the indenture will be taken by DTC upon instructions from its participants and all payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry securities for distribution to holders of book-entry securities in accordance with DTC’s procedures.
     Investors should review the procedures of DTC, Clearstream and Euroclear for clearing, settlement and withholding tax procedures applicable to their purchase of the securities.
Definitive Securities
     The securities of a given series will be issued in fully registered, certificated form to owners of beneficial interests in a global security or their nominees rather than to DTC or its nominee, only if:
•	the depositor, indenture trustee or the administrator, as applicable, advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities, and the indenture trustee, the depositor or the administrator, as applicable, are unable to locate a qualified successor;

•	the administrator, at its option, elects to terminate the book-entry system through DTC; or

•	after an event of default, beneficial owners representing in the aggregate a majority of the outstanding principal amount of the controlling class or of all the securities (as specified in the applicable prospectus supplement), advise the indenture trustee through DTC in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interest of those owners.
     Payments or distributions of principal of, and interest on, the securities will be made by a paying agent directly to holders of securities in definitive registered form in accordance with the procedures set forth in this prospectus, the applicable prospectus supplement and in the related indenture or the related trust agreement. Payments or distributions on each payment date and on the final scheduled payment date, as specified in the applicable prospectus supplement, will be made to holders in whose names the definitive securities were registered on the Record Date. Payments or distributions will be made by check mailed to the address of each securityholder as it appears on the register maintained by the indenture trustee or by other means to the extent provided in the applicable prospectus supplement. The final payment or distribution on any security, whether securities in definitive registered form or securities registered in the name of Cede & Co., however, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final payment or distribution to securityholders.
     Securities in definitive registered form will be transferable and exchangeable at the offices of the trustee or indenture trustee, or at the offices of a transfer agent or registrar named in a notice delivered to holders of securities in definitive registered form. No service charge will be imposed for any registration of transfer or exchange, but the owner trustee, indenture trustee, transfer agent or registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.
Access to Securityholder Lists
     If definitive securities are issued in the limited circumstances set forth above, or if the indenture trustee is not the registrar for the securities, the issuing entity will furnish or cause to be furnished to the indenture trustee a list of the names and addresses of the securityholders:
•	as of each Record Date, within five days of that Record Date; and

•	within 30 days after receipt by the issuing entity of a written request from the owner trustee or indenture trustee for that list, as of not more than ten days before that list is furnished.
     Neither the trust agreement nor any applicable indenture will provide for the holding of annual or other meetings of securityholders.
Statements to Securityholders
     With respect to each series of securities, on each payment date the owner trustee or indenture trustee, as applicable, will include with each payment or distribution to each securityholder a statement (prepared by the servicer) setting forth for that payment date and the related collection period, the following information (and any additional information so specified in the applicable prospectus supplement) to the extent applicable to that series of securities:
•	the amount of the distribution on or with respect to each class of the securities allocable to principal;

•	the amount of the distribution on or with respect to each class of the securities allocable to interest;

•	the aggregate distribution amount for that payment date;

•	the payments to any enhancement provider with respect to any credit or liquidity enhancement on that payment date;

•	the number of, and aggregate amount of monthly principal and interest payments due on, the related receivables which are delinquent as of the end of the related collection period;

•	the aggregate servicing fee paid to the servicer with respect to that collection period;

•	the amount of collections on the receivables for that collection period;

•	the amount of funds available for payment of the aggregate amount payable or distributable on the securities, the amount of any principal or interest shortfall with respect to each class of securities and the amount required from any applicable enhancement provider to pay any shortfall;

•	the aggregate amount of proceeds received by the servicer, net of reimbursable out-of-pocket expenses, in respect of a receivable which is a defaulted receivable;

•	the number and net outstanding balance of receivables for which the related financed vehicle has been repossessed;

•	the Pool Factor and/or the Note Factor;

•	the Net Pool Balance; and

•	the amount remaining of any credit or liquidity enhancement, if applicable.
     Unless definitive securities are issued, DTC will supply these reports to securityholders in accordance with its procedures. Since owners of beneficial interest in a global security of a given series will not be recognized as securityholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global security by a request in writing addressed to the trustee or indenture trustee, as applicable.
     Within a reasonable period of time after the end of each calendar year during the term of each issuing entity, but not later than the latest date permitted by applicable law, the owner trustee, indenture trustee or paying agent will furnish information required to complete federal income tax returns to each person who on any Record Date during the calendar year was a registered securityholder. See “Material Federal Income Tax Consequences” in this prospectus.
Restrictions on Ownership and Transfer
     To the extent described in the applicable prospectus supplement, there may be restrictions on ownership or transfer of any securities of a series. Further, the securities of any series are complex investments. Only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of the investment and the interaction of these factors should consider purchasing any series of securities. See “Risk Factors—The securities may not be a suitable investment for you”. In addition, because the securities of a series will not be listed on any securities exchange, you could be limited in your ability to resell them. See “Risk Factors—The absence of a secondary market for the securities could limit your ability to resell your securities ”.
THE TRANSACTION DOCUMENTS
The following summary describes the material terms of:
•	each “purchase agreement” or “transfer agreement” pursuant to which the depositor will purchase receivables from the applicable Originator (collectively, the “transfer agreements”);

•	each “contribution agreement” and “servicing agreement” or each “sale and servicing agreement,” pursuant to which an issuing entity will purchase receivables from the depositor and which the servicer will agree to service those receivables (collectively, the “sale and servicing agreements”); and

•	each “administration agreement,” if any, pursuant to which an Originator or another party specified in the applicable prospectus supplement will undertake specified administrative duties with respect to an issuing entity.
     Forms of the transaction documents have been filed as exhibits to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable transfer agreement, sale and servicing agreement and administration agreement and the applicable prospectus supplement.
Transfer and Assignment of the Receivables
     Transfer and Assignment by the Originators. Prior to the issuance of a series of securities by the issuing entity, pursuant to the relevant transfer agreement, each Originator specified in the applicable prospectus supplement will sell and assign to the depositor or VW Credit, without recourse, its entire interest in the receivables of the related receivables pool, including its security interest in the related financed vehicles, and proceeds thereof. Prior to such sale and assignment, that Originator may have acquired all or a portion of the transferred receivables from another Originator.
     Contribution and Assignment by the Depositor. Prior to the issuance of a series of securities by the issuing entity, the depositor will sell, contribute and/or assign to that issuing entity, without recourse, pursuant to the relevant sale and servicing agreement, the depositor’s entire interest in the receivables of the related receivables pool, including its security interest in the related financed vehicles. Each receivable will be identified in a schedule appearing as an exhibit to the Sale and Servicing Agreement or the related transfer agreements. Neither the owner trustee nor the indenture trustee will independently verify the existence and qualification of any receivables. The owner trustee or indenture trustee in respect of the issuing entity will, concurrently with the sale, contribution and/or assignment of the receivables to the issuing entity, execute, authenticate and deliver the certificates and/or notes representing the related securities.
     Representations and Warranties of the Originators. Pursuant to each transfer agreement, the applicable Originator will represent to the depositor, and the depositor will assign the representations pursuant to the sale and servicing agreements to the issuing entity and owner trustee or the indenture trustee, as applicable, for the benefit of holders of securities and, if applicable, any related enhancement provider, that each receivable sold and assigned to the depositor under that transfer agreement will satisfy the criteria set forth above under “The Receivables—The Receivables Pools.”
     If any party to a transfer agreement discovers a breach of any of the representations and warranties with respect to any of the criteria required by that transfer were made which materially and adversely affects the interests of the issuing entity, the securityholders or any enhancement provider, the party discovering that breach will give prompt written notice of that breach to the other parties to the transfer agreement; provided, that delivery of the monthly servicer’s certificate will be deemed to constitute prompt notice by the servicer and the issuing entity of that breach; provided, further, that the failure to give that notice will not affect any obligation of the depositor under the transfer agreement. If the breach materially and adversely affects the interests of the issuing entity, the securityholders or any credit enhancement provider in the related receivable, then the depositor will either (a) correct or cure that breach or (b) repurchase that receivable from the issuing entity, in either case on the payment date following the end of the collection period which includes the 60th day after the date the depositor became aware or was notified of that breach. Any such purchase by the depositor will be at a repurchase price equal to the outstanding principal balance of that receivable plus accrued interest. In consideration for that repurchase, the repurchasing party will pay (or will cause to be paid ) the repurchase price by depositing the repurchase price into the collection account on that payment date. The repurchase obligation will constitute the sole remedy available to the securityholders or the trustee for the failure of a receivable to meet any of the eligibility criteria set forth in the relevant transfer agreement.
The Collection Account and Permitted Investments
     With respect to each issuing entity, the servicer, owner trustee or the indenture trustee will establish and maintain one or more accounts, known collectively as the collection account, in the name of the related owner trustee or indenture trustee on behalf of the related securityholders and any other secured party described in the applicable prospectus supplement into which, among other things, payments received on or in respect of the receivables and amounts released from any reserve or spread account will be deposited for payment to the related securityholders as described in the applicable prospectus supplement. Funds in the collection account will be invested in Permitted Investments by the indenture trustee, acting at the direction of the servicer. Permitted Investments are limited to investments acceptable to each rating agency rating the applicable securities and which are consistent with the rating of those securities. Permitted Investments made with respect to the collection account will generally mature no later than the next following payment date and income from amounts on deposit in the collection account which are invested in Permitted Investments will be applied as set forth in the applicable prospectus supplement.
Other Accounts
     The collection account and any other Issuing Entity Accounts to be established with respect to an issuing entity will be described in the applicable prospectus supplement. For any series of securities, funds in any related reserve account or any other Issuing Entity Accounts as may be identified in the applicable prospectus supplement will be invested in Permitted Investments as provided in the related sale and servicing agreement, trust agreement or indenture.
Payments on Receivables
     Each sale and servicing agreement will require the servicer to make deposits of an amount equal to all collections received on or in respect of the receivables during any collection period (net of any amounts which otherwise would be paid to the servicer or its affiliates) into the collection account within the timeframe specified in the applicable prospectus supplement. Pending deposit into the collection account, collections may be commingled and used by the servicer at its own risk and are not required to be segregated from its own funds.
Payments and Distributions on the Securities
     With respect to each series of securities, beginning on the payment date specified in the applicable prospectus supplement, payments and distributions of principal of and interest on, or, where applicable, of principal or interest only, each class of securities entitled thereto will be made by the indenture trustee or the owner trustee to the noteholders and the certificateholders of that series, as specified in the applicable prospectus supplement. The timing, calculation, allocation, order, source, priorities of and requirements for all payments and distributions to each class of securities of the series will be set forth in the applicable prospectus supplement.

     With respect to each issuing entity, on each payment date, collections on the related receivables will be withdrawn from the related collection account and will be paid and distributed to the related securityholders and certain other parties (such as the servicer) as provided in the applicable prospectus supplement. Credit enhancement may be available to cover any shortfalls in the amount available for payment or distribution to the securityholders on that payment date. If specified in the applicable prospectus supplement, payments or distributions in respect of one or more classes of securities of the applicable series may be subordinate to payments or distributions in respect of one or more other classes of securities of that series.
Credit and Cash Flow Enhancement
     The amounts and types of credit and cash flow enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of securities of a given series will be set forth in the applicable prospectus supplement.
     Credit and cash flow enhancements are intended to enhance the likelihood of receipt by the securityholders of the full amount of interest and principal due on their securities.
     Credit and cash flow enhancements may not provide protection against all risks of loss and do not guarantee payment of interest and repayment of the entire principal amount of your securities. If losses on receivables exceed the credit enhancement available, securityholders will bear their allocable share of the loss. The amount and the type of credit and payment enhancements for each class of securities will be described in the applicable prospectus supplement, but will be limited to the types of credit and cash flow arrangements specified in this prospectus.
     Applicable credit enhancements may include the following:
•	A reserve account or cash deposit available to cover trustee fees and expenses, servicing fees, reimbursement of servicer advances, payments to interest rate or currency hedge providers, interest payments on the securities, priority principal payments and final principal payments if collections on the receivables were insufficient. Any amounts remaining on deposit after payment of all fees and expenses owing by the issuing entity and amounts owing on the securities would be returned to the depositor or other provider of the cash or deposit.

•	Excess interest available to cover trustee fees and expenses, servicing fees, reimbursement of servicer advances, payments to interest rate or currency hedge providers, interest payments on the securities, and principal payments on the securities. The amount of excess spread will depend on factors such as APRs, interest rates on the securities, prepayments, yield supplement overcollateralization amounts and losses.

•	Overcollateralization, which is the amount by which the net pool balance of the receivables exceeds the principal balance of the securities.

•	Yield supplement discount arrangements for low APR receivables where the payments due under certain low APR receivables are discounted at both the contractual APR and at a higher rate and the aggregate difference of the discounted payments in each month is subtracted from the pool balance in order to increase the amount of principal required to be paid on each payment date.

•	One or both of the following structural features: subordination that will cause more junior classes of securities to absorb losses before more senior classes and “turbo” payments where interest as well as principal collections from the receivables will be used to repay a class or classes of securities and no amounts are released to the residual until such class or classes are paid.
     Applicable cash flow enhancements may include the following:
•	Interest rate swaps where the issuing entity makes fixed payments on a monthly or quarterly basis to a swap counterparty and receives a payment based on LIBOR and interest rate caps where the issuing entity makes an upfront payment to a swap counterparty and receives a payment on a monthly or quarterly basis to the extent LIBOR exceeds a stated, or capped, amount.

•	Currency swaps where the issuing entity makes fixed payments in one currency on a monthly or quarterly basis to a swap counterparty and receives a payment in a second currency based on the exchange rate between the two currencies.

•	Guaranteed investment contracts or guaranteed rate agreements under which in exchange for either a fixed one-time payment or a series of periodic payments the issuing entity will receive specified payments from a counterparty either in fixed amounts or in amounts sufficient to achieve the returns specified in the agreement and described in the applicable prospectus supplement.

•	Third party payments or guarantees, under which a third party would pay amounts specified in the applicable prospectus supplement if other assets of the issuing entity were insufficient to make required payments or would pay if assets of the issuing entity were unavailable, such as collections held by the servicer at the time of a bankruptcy proceeding.

•	Surety bonds or insurance policies, which would be purchased for the benefit of the holders of any specified class of securities to assure distributions of interest or principal with respect to that class in the manner and amount specified in the applicable prospectus supplement.

•	Letters of credit, under which the issuer of a letter of credit will be obligated to honor demands with respect to that letter of credit, to the extent of the amount available thereunder, and under the circumstances and subject to any conditions specified in the applicable prospectus supplement.
     Any credit enhancement that constitutes a guarantee of the applicable securities will be separately registered under the Securities and Exchange Act of 1933, as amended (the “Securities Act”) under a new registration statement, unless exempt from registration under the Securities Act.
     The presence of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of that class or series of the full amount of principal and interest due thereon and to decrease the likelihood that those securityholders will experience losses. Any form of credit enhancement will have limitations and exclusions from coverage thereunder, which will be described in the applicable prospectus supplement. The credit enhancement for a class or series of securities will not provide protection against all risks of loss and may not guarantee repayment of the entire outstanding balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders may suffer a loss on their investment in those securities, as described in the applicable prospectus supplement. In addition, if a form of credit enhancement covers more than one class of securities, securityholders of any given class will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other classes.
Servicer Reports
     The servicer will perform monitoring and reporting functions with respect to the related receivables pool, including the preparation and delivery of a statement described under “The Securities—Statements to Securityholders” in this prospectus.
Purchase of Receivables by the Servicer
     To the extent described in the applicable prospectus supplement, the servicer may be required to purchase receivables as to which the servicer has breached its servicing covenants in any manner that materially and adversely affects the interest of the securityholders or any applicable credit enhancement provider.
Servicing Fee
     The servicer will be entitled to a monthly servicing fee as compensation for the performance of its obligations under each sale and servicing agreement. The precise calculation of this monthly servicing fee will be specified in the applicable prospectus supplement and the related transaction documents. The servicer or its designee will also be entitled to retain, as additional compensation, all late fees, extension fees, non-sufficient funds charges and all other administrative fees or similar charges allowed by applicable law with respect to any receivable, as described in the applicable prospectus supplement. To the extent specified in the applicable prospectus supplement, the servicer or its designee may also be entitled to receive net investment income from Permitted Investments as additional servicing compensation. The servicer will not be entitled to reimbursement for any expenses incurred by it in connection with its servicing activities under the sale and servicing agreements, except to the extent specified in the applicable prospectus supplement and the related transaction documents.
Collection of Receivable Payments
     The servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the receivables as and when the same become due in accordance with its customary servicing practices. Generally, the servicer may grant extensions, rebates, deferrals, amendments, modifications or adjustments with respect to any receivable in accordance with its customary servicing practices; provided, however, that if the servicer (i) extends the date for final payment by the obligor of any receivable beyond a specific date identified in the applicable prospectus supplement or (ii) reduces the contract rate or outstanding principal balance with respect to any receivable other than as required by applicable law, it will purchase such receivable. The servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a receivable. Subject to the purchase obligation described in the proviso above, the servicer and its affiliates may engage in any marketing practice or promotion or any sale of any products, goods or services to obligors with respect to the related receivables so long as such practices, promotions or sales are offered to obligors of comparable motor vehicle receivables serviced by the servicer for itself and others, whether or not such practices, promotions or sales might result in a decrease in the aggregate amount of payments on the receivables, prepayments or faster or slower timing of the payment of the receivables. Additionally, the servicer may refinance any receivable by accepting a new promissory note from the related obligor and depositing the full outstanding principal balance of such receivable into the collection Account. The receivable created by such refinancing shall not be property of the issuing entity. The servicer and its affiliates may also sell insurance or debt cancellation products, including products which result in the cancellation of some or all of the amount of a receivable upon the death or disability of the related obligor or any casualty with respect to the financed vehicle.
     Unless required by law or court order, the servicer will not release the financed vehicle securing each such receivable from the security interest granted by such receivable in whole or in part except in the event of payment in full by or on behalf of the obligor thereunder or payment in full less a deficiency which the servicer would not attempt to collect in accordance with its customary servicing practices or in connection with repossession or except as may be required by an insurer in order to receive proceeds from any insurance policy covering such financed vehicle.
Advances
     If and to the extent specified in the applicable prospectus supplement, on each payment date the servicer may be required to advance monthly payments on receivables due but not received (or not received in full) during and prior to the related collection period. However, the servicer will not be obligated to make an advance if funds available in the related collection account on that payment date are sufficient to make specified payments to the securityholders and other parties on that payment date. Further, the servicer will not be obligated to make an advance if the servicer reasonably determines in its sole discretion that that advance is not likely to be repaid from future cash flows from the receivables pool. No advance will be made with respect to defaulted receivables. In making advances, the servicer will assist in maintaining a regular flow of scheduled principal and interest payments on the receivables, rather than to guarantee or insure against losses. Accordingly, all advances will be reimbursable to the servicer from collections on the receivables pool prior to any distributions on the securities of the related series.
Realization Upon Defaulted Receivables
     On behalf of the related issuing entity, the servicer will use commercially reasonable efforts, consistent with its customary servicing practices, to repossess or otherwise convert the ownership of the financed vehicle securing any receivable as to which the servicer had determined eventual payment in full is unlikely unless it determines in its sole discretion that repossession will not increase the liquidation proceeds by an amount greater than the expense of such repossession or that the proceeds ultimately recoverable with respect to such receivable would be increased by forbearance. The servicer will follow such customary servicing practices as it deems necessary or advisable, which may include reasonable efforts to realize upon any recourse to any dealer and selling the financed vehicle at public or private sale. The foregoing will be subject to the provision that, in any case in which the financed vehicle has suffered damage, the servicer will not be required to expend funds in connection with the repair or the repossession of such financed vehicle unless it determines in its sole discretion that such repair and/or repossession will increase the liquidation proceeds by an amount greater than the amount of such expenses. The servicer, in its sole discretion, may in accordance with its customary servicing practices sell charged-off receivables. Net proceeds of any such sale allocable to the receivable will constitute liquidation proceeds, and the sole right of the related issuing entity and the related indenture trustee, if any, with respect to any such sold receivables will be to receive such liquidation proceeds. Upon such sale, the servicer will mark its computer records indicating that any such receivable sold no longer belongs to the related issuing entity. The servicer is authorized to take any and all actions necessary or appropriate on behalf of the related issuing entity to evidence the sale of the receivable free from any lien or other interest of the related issuing entity or the related indenture trustee, if any.

Evidence as to Compliance
     The sale and servicing agreements will provide that a firm of independent registered public accountants (who may also render other services to the servicer, the depositor or their respective affiliates) will annually furnish to the servicer, the depositor, the indenture trustee and, if applicable, the related credit enhancement provider, a statement to the effect that they have attested to the assertion of authorized officers of the servicer that the servicing was conducted in compliance with certain applicable provisions of the sale and servicing agreement in all material respects.
     In addition, on or before March 30 of each calendar year such accountants will also furnish a report that expresses an opinion, or states that an opinion cannot be expressed, concerning the servicer’s assessment of compliance with the applicable servicing criteria.
     The sale and servicing agreements will also provide for delivery, on or before March 30 of each calendar year, to the related issuing entity, and, if applicable, the related credit enhancement provider, a report, regarding its assessment of compliance during the preceding fiscal year with all applicable servicing criteria set forth in relevant SEC regulations for asset-backed securities transactions that are backed by the same types of assets as those backing the securities. The servicer will also give the related issuing entity, indenture trustee, administrator, each rating agency and, if applicable, the related credit enhancement provider, notice of any events of termination of the servicer under the related sale and servicing agreements.
     For so long as the issuing entity is required to report under the Securities Exchange Act of 1934, an annual report of Form 10-K will be filed with the SEC within 90 days after the end of each fiscal year. The annual report will contain the statements, certificates and reports discussed above.
Material Matters Regarding the Servicer
     The servicer may not resign from its obligations and duties under any sale and servicing agreement unless it determines that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until a successor servicer has assumed the servicer’s servicing obligations. The servicer may not assign any sale and servicing agreement or any of its rights, powers, duties or obligations thereunder except in connection with a consolidation or merger. However, unless otherwise specified in the applicable prospectus supplement, the servicer may delegate (i) any or all of its duties to any of its affiliates or (ii) specific duties to sub-contractors who are in the business of performing those duties. However, the servicer will remain responsible for any duties it has delegated.
     Upon the termination or resignation of the servicer, the servicer will continue to perform its functions as servicer, until a newly appointed servicer for the applicable receivables pool has assumed the responsibilities and obligations of the resigning or terminated servicer.
     Upon appointment of a successor servicer, the successor servicer will assume all of the responsibilities, duties and liabilities of the servicer with respect to the related receivables pool (other than with respect to certain obligations of the predecessor servicer that survive its termination as servicer including indemnification obligations against certain events arising before its replacement); provided, however, that a successor servicer may not have any responsibilities with respect to making advances. If a bankruptcy trustee or similar official has been appointed for the servicer, that trustee or official may have the power to prevent the indenture trustee, the owner trustee and the securityholders from effecting that transfer of servicing. The predecessor servicer will have the right to be reimbursed for any outstanding advances, if any, made with respect to the related receivables pool to the extent funds are available therefor in accordance with the applicable priority of payments.

Servicer Replacement Events
     The servicer replacement events under any sale and servicing agreement will be specified in the applicable prospectus supplement.
     Upon the occurrence of any servicer replacement event, the sole remedy available to the issuing entity and securityholders will be to remove the servicer and appoint a successor servicer, as provided in the applicable prospectus supplement. However, if the commencement of a bankruptcy or similar case or proceeding were the only servicer replacement event, and a bankruptcy trustee or similar official has been appointed for the servicer, the trustee or such official may have the power to prevent the servicer’s removal.
Rights Upon Default by the Servicer
     Matters relating to the termination of the related servicer’s rights and obligations and the waiver of any defaults by the related servicer under the related sale and servicing agreement will be described in the applicable prospectus supplement.
Amendment
     Each of the transaction documents (other than each indenture) may be amended in the manner and for the purposes described in the applicable prospectus supplement. In certain circumstances specified in that prospectus supplement and the related transaction documents, the transaction documents may be amended without the consent of the securityholders.
Optional Redemption
     To the extent specified in the applicable prospectus supplement, in order to avoid excessive administrative expense, the depositor, the servicer or other entity specified in the applicable prospectus supplement will be permitted at its option to purchase the remaining receivables and other property included in the issuing entity property of an issuing entity on any payment date as of which the related Net Pool Balance, either before or after giving effect to the principal payments and distributions otherwise to be made on that payment date, has declined to the percentage of the initial Net Pool Balance plus any prefunded amounts specified in the applicable prospectus supplement at a price equal to the greater of (a) the fair market value of the issuing entity property (other than the reserve account or other credit enhancement) and (b) the outstanding principal amount of the securities plus accrued and unpaid interest thereon at the applicable interest rate. In no event will any noteholders or certificateholders or the related issuing entity be subject to any liability to the entity purchasing the receivables as a result of or arising out of that entity’s purchase of the receivables.
     As more fully described in the applicable prospectus supplement, any outstanding notes of the issuing entity will be redeemed concurrently with occurrence of the event specified in the preceding paragraph, and the subsequent distribution to the related certificateholders, if any, of all amounts required to be distributed to them pursuant to the applicable trust agreement will effect early retirement of the certificates of that series. The final payment or distribution to any securityholder will be made only upon surrender and cancellation of the securityholder’s security at an office or agency of the trustee or indenture trustee specified in the notice of termination. The owner trustee or indenture trustee will return, or cause to be returned, any unclaimed funds to the issuing entity.

The Owner Trustee and the Indenture Trustee
     Each of the owner trustee and the indenture trustee, if applicable for any series of securities will be identified in the prospectus supplement for that series, along with a description of the material rights, duties and obligations of that trustee. Generally, prior to an event of default with respect to a series of securities, the owner trustee and indenture trustee will be required to perform only those duties specifically required of it under the related sale and servicing agreement, trust agreement, administration agreement or indenture, as applicable. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the owner trustee or indenture trustee under the related sale and servicing agreement, administration agreement, or indenture, as applicable, and the making of payments or distributions to securityholders in the amounts specified in reports provided by the servicer. Any exceptions to this general rule will be disclosed in the applicable prospectus supplement.
     Each owner trustee and indenture trustee, and any of their respective affiliates, may hold securities in their own names. In addition, for the purpose of meeting the legal requirements of local jurisdictions, each owner trustee and indenture trustee, in some circumstances, acting jointly with the servicer or administrator (as specified in the applicable prospectus supplement), will have the power to appoint co-trustees or separate trustees of all or any part of the related issuing entity property. In the event of the appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the owner trustee or indenture trustee by the related transaction documents will be conferred or imposed upon the owner trustee or indenture trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the owner trustee or indenture trustee is incompetent or unqualified to perform specified acts, singly upon the separate trustee or co-trustee who will exercise and perform any rights, powers, duties and obligations solely at the direction of the owner trustee or indenture trustee.
     Each owner trustee and indenture trustee will be entitled to a fee. The applicable prospectus supplement will identify the party responsible for paying the trustee fees and for indemnifying the trustees against specified losses, liabilities or expenses incurred by that trustee in connection with the transaction documents.
     The Originators, the servicer and the depositor may maintain commercial banking and investment banking relationships with each owner trustee and indenture trustee and their respective affiliates.
The Administrator
     The related Originator or another party specified in the applicable prospectus supplement, in its capacity as administrator under an administration agreement to be dated as of the Closing Date, will perform the administrative obligations required to be performed by the issuing entity under the indenture or trust agreement, as applicable, and the other transaction documents. With respect to any issuing entity, as compensation for the performance of the administrator’s obligations under the applicable administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to an administration fee in an amount to be set forth in the applicable administration agreement.
DESCRIPTION OF THE INDENTURE
     The following summary describes the material terms of each indenture pursuant to which the notes of a series, if any, will be issued. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable indenture and the applicable prospectus supplement.
Modification of Indenture
     See “The Transaction Documents—Amendment” in this prospectus and “Description of the Transfer Agreements and the Administration Agreement—Amendment Provisions” in the applicable prospectus supplement.
Events of Default Under the Indenture; Rights Upon Event of Default
     With respect to the notes of a given series, what constitutes an “event of default” under the related indenture will be specified in the applicable prospectus supplement.
     The failure to pay principal of a class of notes generally will not result in the occurrence of an event of default under the indenture until the final scheduled payment date for that class of notes.
     With respect to each series that includes notes, the rights and remedies of the related indenture trustee, the related holders of the notes and the related credit enhancement provider, if any, will be described in the applicable prospectus supplement.
Material Covenants
     Each indenture will provide that each issuing entity will not, among other things:
•	except as expressly permitted by the applicable indenture, the applicable sale and servicing agreement, the applicable trust agreement, the applicable administration agreement or the other transaction documents, sell, transfer, exchange or otherwise dispose of any of the assets of the issuing entity;

•	claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related series (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon any part of the issuing entity property;

•	dissolve or liquidate in whole or in part;

•	merge or consolidate with, or transfer substantially all of its assets to, any other person;

•	permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under that indenture except as may be expressly permitted thereby;

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (except certain permitted encumbrances) to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part thereof, or any interest therein or the proceeds thereof; or

•	incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the transaction documents.

Annual Compliance Statement
     Each issuing entity will be required to file annually with the related indenture trustee a written officer’s statement as to the fulfillment of its obligations under the indenture which, among other things, will state that to the best of the officer’s knowledge, the issuing entity has complied with all conditions and covenants under the indenture throughout that year, or, if there has been a default in the compliance of any condition or covenant, specifying each default known to that officer and the nature and status of that default.
Indenture Trustee’s Annual Report
     If required by the Trust Indenture Act of 1939, the indenture trustee for each issuing entity will be required to mail each year to all related noteholders a brief report setting forth the following:
•	its eligibility and qualification to continue as indenture trustee under the related indenture;

•	information regarding a conflicting interest of the indenture trustee;

•	if the related indenture requires the indenture trustee to make advances, the character and amount of any advances made by it under the indenture;

•	the amount, interest rate and maturity date of any indebtedness owing by the issuing entity to the applicable indenture trustee in its individual capacity;

•	any change to the property and funds physically held by the indenture trustee in its capacity as indenture trustee;

•	any release, or release and substitution, of property subject to the lien of the related indenture that has not been previously reported;

•	any additional issue of notes that has not been previously reported; and

•	any action taken by it that materially affects the related notes or the trust property and that has not been previously reported.
Satisfaction and Discharge of Indenture
     An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all the related notes or, subject to specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of principal of and accrued interest on notes.
The Indenture Trustee
     The indenture trustee for each issuing entity that issues notes will be specified in the applicable prospectus supplement. The principal office of the indenture trustee will be specified in the applicable prospectus supplement. The indenture trustee for any issuing entity may resign at any time, in which event the issuing entity will be obligated to appoint a successor trustee for such issuing entity. The issuing entity will remove an indenture trustee if such indenture trustee ceases to be eligible to continue as such under the related indenture or if such indenture trustee becomes insolvent. In such circumstances, the issuing entity will be obligated to appoint a successor trustee for the notes of the applicable issuing entity. In addition, a majority of the outstanding principal amount of the controlling class or of all the notes (as specified in the applicable prospectus supplement), may remove the indenture trustee without cause and may appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor trustee for the notes of the issuing entity does not become effective until acceptance of the appointment by the successor trustee for such issuing entity.
     Additional matters relating to the indenture trustee are described under “The Transaction Documents—The Owner Trustee and the Indenture Trustee” in this prospectus and under “The Trustees” in the applicable prospectus supplement.
MATERIAL LEGAL ASPECTS OF THE RECEIVABLES
Rights in the Receivables
     The transfer of the receivables by an Originator to the depositor, and by the depositor to the applicable issuing entity, and the pledge thereof to an indenture trustee, if any, the perfection of the security interests in the receivables and the enforcement of rights to realize on the related financed vehicles as collateral for the receivables are subject to a number of federal and state laws, including the Uniform Commercial Code and certificate of title act as in effect in various states. The servicer and the depositor will take the actions described below to perfect the rights of the issuing entity and the indenture trustee in the receivables.
     Under each sale and servicing agreement or indenture, as applicable, the servicer or a subservicer may be appointed by the issuing entity or indenture trustee to act as the custodian of the receivables. The servicer or a subservicer, as the custodian, will have possession of the original contracts giving rise to the receivables. To the extent any of the receivables arise under or are evidenced by contracts in electronic form (such electronic contracts, together with the original contracts in tangible form, collectively “chattel paper”), the servicer or subservicer, as the custodian, will have printed copies of the electronic contracts and the capability of accessing the electronic information. While neither the original contracts nor the printed copies of electronic contracts giving rise to the receivables will be marked to indicate the ownership interest thereof by the issuing entity, and neither the custodian nor the indenture trustee will have “control” of the authoritative copy of those contracts that are in electronic form, appropriate UCC-1 financing statements reflecting the transfer and assignment of the receivables by each applicable Originator to the depositor and by the depositor to the issuing entity, and the pledge thereof to an indenture trustee will be filed to perfect that interest and give notice of the issuing entity’s ownership interest in, and the indenture trustee’s security interest in, the receivables and related chattel paper. If, through inadvertence or otherwise, any of the receivables were sold or pledged to another party who purchased (including a pledgee) the receivables in the ordinary course of its business and took possession of the original contracts in tangible form or “control” of the authoritative copy of the contracts in electronic form giving rise to the receivables, the purchaser would acquire an interest in the receivables superior to the interests of the issuing entity and the indenture trustee if the purchaser acquired the receivables for value and without knowledge that the purchase violates the rights of the issuing entity or the indenture trustee, which could cause investors to suffer losses on their securities.
     Generally, the rights held by assignees of the receivables, including without limitation the issuing entity and the indenture trustee, will be subject to:
•	all the terms of the contracts related to or evidencing the receivable; and any defense or claim in recoupment arising from the transaction that gave rise to the contracts; and

•	any other defense or claim of the obligor against the assignor of such receivable which accrues before the obligor receives notification of the assignment.
     Because none of the applicable Originator, the depositor or the issuing entity is obligated to give the obligors notice of the assignment of any of the receivables, the issuing entity and the indenture trustee, if any, will be subject to defenses or claims of the obligor against the assignor even if such claims are unrelated to the receivable.
Security Interests in the Financed Vehicles
     Obtaining Security Interests in Financed Vehicles. In all states in which the receivables have been originated, motor vehicle retail installment sale contracts and/or installment loans such as the receivables evidence the credit sale or refinancing of automobiles, light-duty trucks and/or other types of motor vehicles. The receivables also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable Uniform Commercial Code. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in an automobile, a light-duty truck and/or another type of motor vehicle is perfected by obtaining the certificate of title to the financed vehicle or the notation of the secured party’s lien on the vehicle’s certificate of title. However, in California and in certain other states, certificates of title and the notation of the related lien may be maintained solely in the electronic records of the applicable department of motor vehicles or the analogous state office. As a result, any reference to a certificate of title in this prospectus or in the applicable prospectus supplement includes certificates of title maintained in physical form and electronic form which may also be held by third-party servicers. In some states, certificates of title maintained in physical form are held by the obligor and not the lienholder or a third-party servicer. Each Originator will warrant to the depositor that it has taken all steps necessary to obtain a perfected first priority security interest with respect to all financed vehicles securing the receivables. If an Originator fails, because of clerical errors or otherwise, to effect or maintain the notation of the security interest on the certificate of title relating to a financed vehicle, the issuing entity may not have a perfected first priority security interest in that financed vehicle.
     If an Originator did not take the steps necessary to cause the security interest of that Originator to be perfected as described above until more than 20 days after the date the related obligor received possession of the financed vehicle, and the related obligor was insolvent on the date such steps were taken, the perfection of such security interest may be avoided as a preferential transfer under bankruptcy law if the obligor under the related receivables becomes the subject of a bankruptcy proceeding commenced within 90 days of the date of such perfection, in which case the applicable Originator, and subsequently, the depositor, the issuing entity and the indenture trustee, if any, would be treated as an unsecured creditor of such obligor.
     Perfection of Security Interests in Financed Vehicles. Each Originator, either directly or through one or more other Originators, will sell the receivables and assign its security interest in each financed vehicle to the depositor. The depositor will sell the receivables and assign the security interest in each financed vehicle to the related issuing entity. However, because of the administrative burden and expense of retitling, the servicer, the depositor and the issuing entity will not amend any certificate of title to identify the issuing entity as the new secured party on the certificates of title relating to the financed vehicles. Accordingly, the applicable Originator will continue to be named as the secured party on the certificates of title relating to the financed vehicles. In most states, assignments such as those under the transfer agreements and the sale and servicing agreements relating to each issuing entity are an effective conveyance of the security interests in the financed vehicles without amendment of the lien noted on the related certificate of title, and the new secured party succeeds to the assignor’s rights as the secured party.

However, a risk exists in not identifying the related issuing entity as the new secured party on the certificate of title because, through fraud or negligence, the security interest of the issuing entity could be released or another person could obtain a security interest in the applicable vehicle that is higher in priority than the interest of the issuing entity.
     In the absence of fraud, forgery or neglect by the financed vehicle owner or administrative error by state recording officials, notation of the lien of the applicable Originator generally will be sufficient to protect the related issuing entity against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which the applicable Originator has failed to perfect the security interest assigned to the related issuing entity, that security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests.
     Under the Uniform Commercial Code as in effect in most states, if a security interest in a financed vehicle is perfected by any method under the laws of one state, and the financed vehicle is then moved to another state and titled in that other state, the security interest that was perfected under the laws of the original state remains perfected as against all persons other than a purchaser of the vehicle for value for as long as the security interest would have been perfected under the law of the original state. However, a security interest in a financed vehicle that is covered by a certificate of title from the original state becomes unperfected as against a purchaser of that financed vehicle for value and is deemed never to have been perfected as against that purchaser if the security interest in that financed vehicle is not perfected under the laws of that other state within four months after the financed vehicle became covered by a certificate of title from the other state. A majority of states requires surrender of a certificate of title to re-register a vehicle. Therefore, the servicer will provide the department of motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can effect the re-registration. If the financed vehicle owner moves to a state that provides for notation of a lien on the certificate of title to perfect the security interests in the financed vehicle, absent clerical errors or fraud, the applicable Originator would receive notice of surrender of the certificate of title if its lien is noted thereon. Accordingly, the secured party will have notice and the opportunity to re-perfect the security interest in the financed vehicle in the state of relocation. If the financed vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle retail installment sale contracts and/or installment loans, the Originator takes steps to effect re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a receivable sells a financed vehicle, the servicer must provide the owner with the certificate of title, or the servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under each sale and servicing agreement, the servicer will, in accordance with its customary servicing practices, take such steps as are necessary to maintain perfection of the security interest created by each receivable in the related financed vehicle. Each issuing entity will authorize the servicer to take such steps as are necessary to re-perfect the security interest on behalf of the issuing entity and the indenture trustee in the event of the relocation of a financed vehicle or for any other reason.
     Under the laws of most states, statutory liens such as liens for unpaid taxes, liens for towing, storage and repairs performed on a motor vehicle, motor vehicle accident liens and liens arising under various state and federal criminal statutes take priority over a perfected security interest in a financed vehicle. Under the Internal Revenue Code, federal tax liens that are filed have priority over a subsequently perfected lien of a secured party. In addition, certain states grant priority to state tax liens over a prior perfected lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle. With respect to each issuing entity, the depositor will represent in each receivables sale and servicing agreement that, as of the initial issuance of the securities of the related series, no state or federal liens exist with respect to any financed vehicle securing payment on any related receivable. However, liens could arise, or a confiscation could occur, at any time during the term of a receivable. It is possible that no notice will be given to the servicer in the event that a lien arises or a confiscation occurs, and any lien arising or confiscation occurring after the related Closing Date would not give rise to an Originator’s repurchase obligations under the related transfer agreement.
Repossession
     In the event of a default by an obligor, the holder of the related motor vehicle retail installment sales contract and/or installment loan has all the remedies of a secured party under the Uniform Commercial Code, except as specifically limited by other state laws. Among the Uniform Commercial Code remedies, the secured party has the right to repossess a financed vehicle by self-help means, unless that means would constitute a breach of the peace under applicable state law or is otherwise limited by applicable state law. Unless a financed vehicle is voluntarily surrendered, self-help repossession is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give the obligor a time period within which to cure the default prior to repossession. Generally, this right to cure may only be exercised on a limited number of occasions during the term of the related receivable. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice). In some states, after the financed vehicle has been repossessed, the obligor may reinstate the related receivable by paying the delinquent installments and other amounts due.
Notice of Sale; Redemption Rights
     In the event of a default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one year period.
     The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice concerning the disposition of the collateral including, among other things, the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and certain additional information if the collateral constitutes consumer goods. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements relating to those notices. In some states, after a financed vehicle has been repossessed, the obligor may reinstate the account by paying the delinquent installments and other amounts due, in which case the financed vehicle is returned to the obligor. The obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid outstanding principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees and legal expenses.

Deficiency Judgments and Excess Proceeds
     The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount. In addition to the notice requirement, the Uniform Commercial Code requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Generally, in the case of consumer goods, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment. Generally, in the case of collateral that does not constitute consumer goods, the Uniform Commercial Code provides that when a sale is not “commercially reasonable,” the secured party may retain its right to at least a portion of the deficiency judgment.
     The Uniform Commercial Code also permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the Uniform Commercial Code. In particular, if the collateral is consumer goods, the Uniform Commercial Code grants the debtor the right to recover in any event an amount not less than the credit service charge plus 10% of the principal amount of the debt. In addition, prior to a sale, the Uniform Commercial Code permits the debtor or other interested person to prohibit or restrain on appropriate terms the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the Uniform Commercial Code.
     Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists, the Uniform Commercial Code requires the creditor to remit the surplus to the obligor.
Consumer Protection Law
     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Gramm-Leach-Bliley Act, the Servicemembers Civil Relief Act (“Relief Act”), state adoptions of the National Consumer Act and the Uniform Consumer Credit Code, state motor vehicle retail installment sales acts, consumer lending laws, unfair or deceptive practices acts including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies and other similar laws. Many states have adopted “lemon laws” which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the receivables described above.

     With respect to used vehicles, the Federal Trade Commission’s Rule on Sale of Used Vehicles (the “FTC Rule”) requires all sellers of used vehicles to prepare, complete and display a “Buyers’ Guide” which explains the warranty coverage for such vehicles. The Federal Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle dealers. Holders of the receivables may have liability for claims and defenses under those statutes, the FTC Rule and similar state statutes.
     The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission (the “HDC Rule”) has the effect of subjecting any assignee of the seller in a consumer credit transaction, and related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the seller. Liability under the HDC Rule is limited to the amounts paid by the obligor under the receivable, and the holder of the receivable may also be unable to collect any balance remaining due thereunder from the obligor. The HDC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. Liability of assignees for claims under state consumer protection laws may differ though.
     To the extent the receivables constitute retail installment sales contracts, those receivables will be subject to the requirements of the HDC Rule. Accordingly, each issuing entity, as holder of the related receivables, will be subject to any claims or defenses that the purchaser of the applicable financed vehicle may assert against the seller of the financed vehicle. As to each obligor, those claims under the HDC Rule are limited to a maximum liability equal to the amounts paid by the obligor on the related receivable. The applicable Originators will represent in each receivables transfer agreement that each of the receivables, and the sale of the related financed vehicle thereunder, complied with all material requirements of applicable laws and the regulations issued pursuant thereto.
     Any shortfalls or losses arising in connection with the matters described in the three preceding paragraphs, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.
     Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.
     In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to obligors.
Certain Matters Relating to Bankruptcy
     General. The depositor has been structured as a limited purpose entity and will engage only in activities permitted by its organizational documents. Under the depositor’s organizational documents, the depositor is limited in its ability to file a voluntary petition under the United States Bankruptcy Code (the “Bankruptcy Code”) or any similar applicable state law so long as the depositor is solvent and does not reasonably foresee becoming insolvent. There can be no assurance, however, that the depositor, or the Originators, will not become insolvent and file a voluntary petition under the Bankruptcy Code or any similar applicable state law or become subject to a conservatorship or receivership, as may be applicable in the future.
     The voluntary or involuntary petition for relief under the Bankruptcy Code or any similar applicable state law or the establishment of a conservatorship or receivership, as may be applicable, with respect to any Originator that is subject to the Bankruptcy Code should not necessarily result in a similar voluntary application with respect to the depositor so long as the depositor is solvent and does not reasonably foresee becoming insolvent either by reason of that Originator’s insolvency or otherwise. The depositor has taken certain steps in structuring the transactions contemplated hereby that are intended to make it unlikely that any voluntary or involuntary petition for relief by any Originator under applicable insolvency laws will result in the consolidation pursuant to such insolvency laws or the establishment of a conservatorship or receivership, of the assets and liabilities of the depositor with those of that Originator. These steps include the organization of the depositor as a limited purpose entity pursuant to its limited liability company agreement or trust agreement containing certain limitations (including restrictions on the limited nature of depositor’s business and on its ability to commence a voluntary case or proceeding under any insolvency law without an affirmative vote of all of its directors, including independent directors).
     Each Originator that is subject to the Bankruptcy Code and the depositor believe that:
•	subject to certain assumptions (including the assumption that the books and records relating to the assets and liabilities of any Originator will at all times be maintained separately from those relating to the assets and liabilities of the depositor, the depositor will prepare its own balance sheets and financial statements and there will be no commingling of the assets of that Originator with those of the depositor) the assets and liabilities of the depositor should not be substantively consolidated with the assets and liabilities of that Originator in the event of a petition for relief under the Bankruptcy Code with respect to that Originator; and the transfer of receivables by any Originator should constitute an absolute transfer, and, therefore, such receivables would not be property of that Originator in the event of the filing of an application for relief by or against any Originator under the Bankruptcy Code or, in the case of an Originator that is subject to regulation by the Federal Deposit Insurance Corporation (“FDIC”), the receivables will either be subject to a valid, perfected security interest that will not be subject to avoidance by the FDIC or will satisfy the requirements of the FDIC pursuant to which the FDIC, as conservator or receiver, would not seek to treat the receivables and collections thereon as that Originator’s property or property of the conservatorship or receivership. See “Material Legal Aspects of the Receivables—Certain Matters Relating to Bankruptcy—Certain Matters Relating to the Federal Deposit Insurance Corporation” in this prospectus.
     Counsel to the depositor will also render its opinion that:
•	subject to certain assumptions, the assets and liabilities of the depositor would not be substantively consolidated with the assets and liabilities of any Originator in the event of a petition for relief under the Bankruptcy Code with respect to any Originator; and

•	the transfer of receivables by that Originator constitutes an absolute transfer and would not be included in the applicable Originator’s bankruptcy estate or subject to the automatic stay provisions of the Bankruptcy Code.
     If, however, a bankruptcy court for that Originator or a creditor of that Originator were to take the view that any Originator and the depositor should be substantively consolidated or that the transfer of the receivables from that Originator to the depositor should be recharacterized as a pledge of such receivables, then you may experience delays and/or shortfalls in payments on the securities.

     Certain Matters Relating to the Federal Deposit Insurance Corporation. In the event that an Originator is an insured depository institution subject to regulation by the FDIC and were to become insolvent, the Federal Deposit Insurance Act (“FDIA”), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), sets forth certain powers that the FDIC may exercise if it were appointed conservator or receiver of such an Originator. The FDIC has adopted a rule, “Treatment by the Federal Deposit Insurance Corporation as Conservator or Receiver of Financial Assets Transferred by an Insured Depository Institution in Connection with a Securitization or Participation”. If an Originator’s transfer of receivables were to satisfy the requirements of the rule, then the FDIC, as conservator or receiver of that Originator, would not seek to treat the receivables and collections as that Originator’s property or property of the conservatorship or receivership of that Originator. We will indicate in the applicable prospectus supplement whether the transactions contemplated by this prospectus and the prospectus supplement will be structured so that the FDIC rule applies. We cannot assure you that a transfer of receivables by an Originator will comply with the rule. If a condition required by the FDIC rule were not satisfied, then the FDIC as conservator or receiver may not recognize the transfer of receivables by the Originator, and the transferee could be limited to seeking recovery based upon its security interest in the receivables.
     To the extent that an Originator has granted a security interest in the receivables to a non-affiliated entity such as a trustee or an indenture trustee and that security interest was validly perfected before such Originator’s insolvency and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud such Originator or its creditors, the secured obligations represent bona-fide and arm’s length transactions, the secured party is not an affiliate of that Originator, the grant of the security interest was for adequate consideration, the agreement evidencing the security interest is in writing and was approved by that Originator’s board of directors or loan committee and such approval is reflected in the minutes of the committee and is, continuously from the time of its execution, maintained as a record of such Originator, that security interest would not be subject to avoidance by the FDIC as conservator or receiver of that Originator. If, however, the FDIC were to assert a contrary position, or were to require the trustee or the indenture trustee to establish its rights to those payments by submitting to and completing the administrative claims procedure established under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to such Originator as provided under the FDIA, delays in payments on the related securities and possible reductions in the amount of those payments could occur.
Repurchase Obligation
     Each Originator will make representations and warranties in the applicable transaction documents that each receivable complies with all requirements of law in all material respects. If any representation and warranty proves to be incorrect with respect to any receivable, has certain material and adverse effects and is not timely cured, that Originator will be required under the applicable transaction documents to repurchase the affected receivables. VW Credit is, and the other Originators may be, subject from time to time to litigation alleging that the receivables or its lending practices do not comply with applicable law. The commencement of any such litigation generally would not result in a breach of any of that Originator’s representations or warranties.
Servicemembers Civil Relief Act
     Under the terms of the Relief Act, a borrower who enters military service after the origination of such obligor’s receivable (including a borrower who was in reserve status and is called to active duty after origination of the receivable), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such obligor’s active duty status, unless a court orders otherwise upon application of the lender. Interest at a rate in excess of 6% that would otherwise have been incurred but for the Relief Act is forgiven. The Relief Act applies to obligors who are servicemembers and includes members of the Army, Navy, Air Force, Marines, National Guard, Reserves (when such enlisted person is called to active duty), Coast Guard, officers of the National Oceanic and Atmospheric Administration, officers of the U.S. Public Health Service assigned to duty with the Army or Navy and certain other persons as specified in the Relief Act. Because the Relief Act applies to obligors who enter military service (including reservists who are called to active duty) after origination of the related receivable, no information can be provided as to the number of receivables that may be affected by the Relief Act. In addition, the response of the United States to the terrorist attacks on September 11, 2001 and the United States-led invasion and occupation of Iraq have included military operations that may increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on certain of the receivables. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations which would not be recoverable from the related receivables, would result in a reduction of the amounts distributable to the securityholders. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected receivable during the obligor’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Also, the laws of some states impose similar limitations during the obligor’s period of active duty status and, under certain circumstances, during an additional period thereafter as specified under the laws of those states. Thus, in the event that the Relief Act or similar state legislation or regulations applies to any receivable which goes into default, there may be delays in payment and losses on your securities. Any other interest shortfalls, deferrals or forgiveness of payments on the receivables resulting from the application of the Relief Act or similar state legislation or regulations may result in delays in payments or losses on your securities.
     Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.
Other Limitations
     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Bankruptcy Code and similar state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, if an obligor commences bankruptcy proceedings, a bankruptcy court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of filing of the bankruptcy petition, as determined by the bankruptcy court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a receivable or change the rate of interest and time of repayment of the receivable. Additional information about legal or regulatory provisions of particular jurisdictions may be presented in the prospectus supplement if a material concentration of receivables exists in those jurisdictions.
     Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
     Set forth below is a discussion of the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the notes and the certificates of any series. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, such summary represents the opinion of Mayer Brown LLP, Special Tax Counsel for each issuing entity, subject to the qualifications set forth in this section. There are no cases or Internal Revenue Service (“IRS”) rulings on similar transactions involving both debt and equity interests issued by an issuing entity with terms similar to those of the notes and the certificates. As a result, there can be no assurance that the IRS will not challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in the applicable prospectus supplement as well as the tax consequences to noteholders and certificateholders.
     Special Tax Counsel has prepared or reviewed the statements under the heading “Material Federal Income Tax Consequences” in this prospectus and is of the opinion that these statements discuss all material federal income tax consequences to investors of the purchase, ownership and disposition of the notes or certificates. The tax opinions of Special Tax Counsel with respect to each type of trust or limited liability company and the notes or certificates to be issued by the trusts or limited liability companies which have been delivered in connection with the filing of this prospectus and each applicable prospectus supplement are subject to certain assumptions, conditions and qualifications as described in detail below. Prior to the time a trust or limited liability company is established and notes or certificates are issued, Special Tax Counsel will deliver another opinion, regarding the same tax issues, to either confirm the legal conclusions and the accuracy of those assumptions or conditions or to address any changes or differences which may exist at that time. To the extent any given series of notes or certificates, or the form of any trust or limited liability company, differs from the assumptions or conditions set forth in the following discussion or changes occur in the relevant tax laws, or in their application, any additional tax consequences will be disclosed in the applicable prospectus supplement and legal conclusions will be provided in an opinion of Special Tax Counsel filed in connection with the applicable prospectus supplement. Each of those subsequent opinions of Special Tax Counsel will be filed with the SEC on Form 8-K prior to sale.
     However, the following discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the noteholders and certificateholders in light of their personal investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the federal income tax laws, including:
•	financial institutions;

•	broker-dealers;

•	life insurance companies;

•	tax-exempt organizations;

•	persons that hold the notes or certificates as a position in a “straddle” or as part of a synthetic security or “hedge,” “conversion transaction” or other integrated investment;

•	persons that have a “functional currency” other than the U.S. dollar; and

•	investors in pass-through entities.

     This information is directed to prospective purchasers who purchase notes or certificates at their issue price in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the notes or certificates as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code. We suggest that prospective investors consult with their tax advisors as to the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes or the certificates.
     The following discussion addresses notes, other than Strip Notes or any other series of notes specifically identified as receiving different tax treatment in the applicable prospectus supplement, which the depositor, the servicer and the noteholders will agree to treat as indebtedness secured by the receivables. Upon the issuance of each series of notes, Special Tax Counsel is of the opinion that the notes will be treated as debt for federal income tax purposes.
     The following discussion also addresses certificates falling into three general categories:
•	Certificates representing interests in a trust which the depositor, the servicer and the applicable certificateholders will agree to treat as equity interests in a grantor trust (a “Tax Trust”). Upon the issuance of each series of notes or certificates, if the applicable prospectus supplement specifies that the trust is a Tax Trust, Special Tax Counsel is of the opinion that the trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but should be classified as a grantor trust under Sections 671 through 679 of the Internal Revenue Code. Special Tax Counsel is of the opinion that the trust will not be subject to United States federal income tax, and Special Tax Counsel is of the opinion that the certificates will represent a pro rata undivided interest in the income and assets of the Tax Trust.

•	Certificates or membership interests—including Strip Certificates—and Strip Notes (“Partnership Certificates”), representing interests in a trust or limited liability company which the depositor, the servicer and the applicable holders will agree to treat as equity interests in a partnership (a “Tax Partnership”). Upon the issuance of the notes or Partnership Certificates, if the applicable prospectus supplement specifies that the trust or limited liability company is a Tax Partnership, Special Tax Counsel is of the opinion that the trust or limited liability company will be treated as a partnership and not as an association or publicly traded partnership taxable as a corporation and that the trust or limited liability company will not be subject to United States federal income tax. Special Tax Counsel is also of the opinion that the Partnership Certificates will be treated as partnership interests in the Tax Partnership.

•	Certificates or membership interests (“Tax Non-Entity Certificates”), all of which are owned by the depositor or an affiliate (the “Initial Certificateholder”) representing interests in a trust or limited liability company, as the case may be, which the depositor and the servicer will agree to treat as a division of the Initial Certificateholder for purposes of federal, state and local income, franchise, and value-added taxes (a “Tax Non-Entity”). In the case of an issuing entity treated as a Tax Non-Entity, Special Tax Counsel is of the opinion that the issuing entity will not be treated as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes.
     Because the depositor will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, and each Tax Non-Entity as a division of depositor, for federal income tax purposes, the depositor will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity. For purposes of “Material Federal Income Tax Consequences” in this prospectus, references to a “holder” are to the beneficial owner of a note, Trust Certificate, Partnership Certificate or Tax Non-Entity Certificate, as the context may require.
The Notes
     Characterization as Debt. For each series of notes offered under a prospectus supplement, except for Strip Notes and any series which is specifically identified as receiving different tax treatment in the applicable prospectus supplement, regardless of whether the notes are issued by a Tax Trust or a Tax Partnership or a Tax Non-Entity, upon the issuance of each series of notes, Special Tax Counsel is of the opinion that the notes will be treated as debt for federal income tax purposes. The depositor, the servicer and each noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for federal, state and local income, excise, privilege and franchise tax purposes. The applicable prospectus supplement will specify whether the issuing entity is a Tax Trust, Tax Partnership or Tax Non-Entity for federal income tax purposes. See “—Trust Certificates—Classification of Trusts and Trust Certificates,” “—Partnership Certificates—Classification of Partnerships and Partnership Certificates” or “—Tax Non-Entity Certificates—Classification of Tax Non-Entities and Tax Non-Entity Certificates” in this prospectus for a discussion of the potential federal income tax considerations for noteholders if the IRS were successful in challenging the characterization of a Tax Trust, a Tax Partnership or a Tax Non-Entity, as applicable, for federal income tax purposes.
     Treatment of Stated Interest. Assuming the notes are treated as debt for federal income tax purposes and are not issued with original issue discount (“OID”), the stated interest on a note will be taxable to a noteholder as ordinary income when received or accrued in accordance with the noteholder’s regular method of tax accounting. Interest received on a note may constitute “investment income” for purposes of some limitations of the Internal Revenue Code concerning the deductibility of investment interest expense.
     Original Issue Discount. Except to the extent indicated in the applicable prospectus supplement, no series of notes will be issued with OID. In general, OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price, unless that excess falls within a statutorily defined de minimis exception. A note’s stated redemption price at maturity is the aggregate of all payments required to be made under the note through maturity except qualified stated interest. Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuing entity, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The issue price will be the first price at which a substantial amount of the notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.
     If a note were treated as being issued with OID, a noteholder would be required to include OID in income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income on the notes in advance of the receipt of cash attributable to that income. Even if a note has OID falling within the de minimis exception, the noteholder must include that OID in income proportionately as principal payments are made on that note.
     A holder of a Short-Term Note which has a fixed maturity date not more than one year from the issue date of that note will generally not be required to include OID on the Short-Term Note in income as it accrues, provided the holder of the note is not an accrual method taxpayer, a bank, a broker or dealer that holds the note as inventory, a regulated investment company or common trust fund, or the beneficial owner of pass-through entities specified in the Internal Revenue Code, or provided the holder does not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a Short-Term Note would include the OID accrued on the note in gross income upon a sale or exchange of the note or at maturity, or if the note is payable in installments, as principal is paid thereon. A holder of a Short-Term Note would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the note to the extent it exceeds the sum of the interest income, if any, and OID accrued on the note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a ratable, straight-line basis, unless the holder irrevocably elects, under regulations to be issued by the Treasury Department, to apply a constant interest method to such obligation, using the holder’s yield to maturity and daily compounding.
     A holder who purchases a note after the initial distribution thereof at a discount that exceeds a statutorily defined de minimis amount will be subject to the “market discount” rules of the Internal Revenue Code, and a holder who purchases a note at a premium will be subject to the “bond premium amortization” rules of the Internal Revenue Code.
     Disposition of Notes. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of the note to a particular noteholder will equal the holder’s cost for the note, increased by any OID and market discount previously included by the noteholder in income from the note and decreased by any bond premium previously amortized and any principal payments previously received by the noteholder on the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.
     Information Reporting and Backup Withholding. Each Tax Trust, Tax Partnership and Tax Non-Entity will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders which are, generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts or nonresident aliens who provide certification as to their status. Each holder will be required to provide to the Tax Trust, Tax Partnership or Tax Non-Entity, under penalties of perjury, IRS Form W-9 or other similar form containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. If a nonexempt noteholder fails to provide the required certification, the Tax Trust, Tax Partnership or Tax Non-Entity will be required to withhold at the currently applicable rate from interest otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability. Noteholders should consult their tax advisors regarding the application of the backup withholding and information reporting rules to their particular circumstances.
     Because the depositor will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, each Tax Non-Entity as a division of the depositor and all notes, except Strip Notes and any other series of notes specifically identified as receiving different tax treatment in the accompanying applicable prospectus supplement, as indebtedness for federal income tax purposes, the depositor will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity.
     Tax Consequences to Foreign Noteholders. If interest paid to or accrued by a noteholder who is a Foreign Person is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, the interest generally will be considered “portfolio interest”, and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person:
•	is not actually or constructively a “10 percent shareholder” of a Tax Trust, Tax Partnership or the depositor, including a holder of 10 percent of the applicable outstanding certificates, or a “controlled foreign corporation” with respect to which the Tax Trust, Tax Partnership or the depositor is a “related person” within the meaning of the Internal Revenue Code, and

•	provides an appropriate statement on IRS Form W-8BEN signed under penalties of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing that Foreign Person’s name and address. If the information provided in this statement changes, the Foreign Person must so inform the Tax Trust or Tax Partnership within 30 days of change.
     If the interest were not portfolio interest or if applicable certification requirements were not satisfied, then the interest would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable tax treaty. Foreign Persons should consult their tax advisors with respect to the application of the withholding and information reporting regulations to their particular circumstances.
     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that:
•	the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person; and

•	in the case of a foreign individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.
     If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to United States Federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to the currently applicable rate of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, as adjusted for specified items, unless it qualifies for a lower rate under an applicable tax treaty.
Trust Certificates
     Classification of Trusts and Trust Certificates. For each series of certificates identified in the applicable prospectus supplement as Trust Certificates, upon the issuance of each series of Trust Certificates, Special Tax Counsel is of the opinion that the Tax Trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but will be classified as a grantor trust under

Sections 671 through 679 of the Internal Revenue Code and that the Trust Certificates will be treated as representing a pro rata undivided interest in the income and assets of the Tax Trust. For each series of Trust Certificates, the depositor and the certificateholders will express in the trust agreement and on the Trust Certificates their intent that, for federal, state and local income and franchise tax purposes, the Trust Certificates will represent an equity interest in the Tax Trust.
     Although Special Tax Counsel has opined that each Tax Trust will be properly classified as a grantor trust for federal income tax purposes, there are no cases or IRS rulings on similar transactions and this opinion is not binding on the IRS or the courts and no assurance can be given that this characterization would prevail. If the IRS were to contend successfully that any such Tax Trust is not a grantor trust, the Tax Trust will be classified for federal income tax purposes as a partnership which is not taxable as a corporation. The income reportable by the holders of Trust Certificates as partners could differ from the income reportable by the holders of Trust Certificates as grantors of a grantor trust. However, it is not expected that such differences would be material. If a Tax Trust were classified for federal income tax purposes as a partnership, the IRS might contend that it is a “publicly traded partnership” taxable as a corporation. If the IRS were to contend successfully that a Tax Trust is an association taxable as a corporation for federal income tax purposes, such Tax Trust would be subject to federal and state income tax at corporate rates on the income from the receivables, reduced by deductions, including interest on any notes unless the notes were treated as an equity interest. See “—Partnership Certificates—Classification of Partnerships and Partnership Certificates” below.
     Despite Special Tax Counsel’s opinion that a Tax Trust will be classified as a grantor trust, the lack of cases or IRS rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Trust Certificates represent equity interests in a grantor trust. For example, because Trust Certificates will have some features characteristic of debt, the Trust Certificates might be considered indebtedness of a Tax Trust, the depositor or the issuing entity. Except as described above, any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of Trust Certificates as equity in a trust, described below.
     Grantor Trust Treatment. Assuming Trust Certificates represent equity interests in a grantor trust, as a grantor trust, a Tax Trust will not be subject to federal income tax. Subject to the discussion below under “—Treatment of Fees or Payments”, in Special Tax Counsel’s opinion, each certificateholder will be required to report on its federal income tax return its pro rata share of the entire income from the receivables and any other property in the Tax Trust for the period during which it owns a Trust Certificate, including interest or finance charges earned on the receivables and any gain or loss upon collection or disposition of the receivables, in accordance with the certificateholder’s method of accounting. A certificateholder using the cash method of accounting will generally take into account its pro rata share of income as and when received by the owner trustee. A certificateholder using an accrual method of accounting will generally take into account its pro rata share of income as it accrues or is received by the owner trustee, whichever is earlier.
     Assuming that the market discount rules do not apply, the portion of each payment to a certificateholder that is allocable to principal on the receivables will represent a recovery of capital, which will reduce the tax basis of the certificateholder’s undivided interest in the receivables. In computing its federal income tax liability, a certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of interest paid on any notes, reasonable servicing fees, and other fees paid or incurred by the Tax Trust. If a certificateholder is an individual, estate or trust, the deduction for the certificateholder’s pro rata share of such fees will be allowed only to the extent that all of such certificateholder’s miscellaneous itemized deductions, including servicing and other fees, exceed 2% of the certificateholder’s adjusted gross income. Because the servicer will not report to certificateholders the amount of income or deductions attributable to miscellaneous charges, a certificateholder may effectively underreport its net taxable income. See “—Treatment of Fees or Payments” below for a discussion of other possible consequences if amounts paid to the servicer exceed reasonable compensation for services rendered.
     Treatment of Fees or Payments. It is expected that income will be reported to certificateholders on the assumption that the certificateholders own a 100% interest in all of the principal and interest derived from the receivables. However, a portion of the amounts paid to the servicer or the depositor may exceed reasonable fees for services. There are no authoritative guidelines, for federal income tax purposes, as to the maximum amount of compensation that may be considered reasonable for servicing the receivables or performing other services, in the context of this or similar transactions; accordingly, Special Tax Counsel is unable to give an opinion on this issue. If amounts paid to the servicer or the depositor exceed reasonable compensation for services provided, the servicer or the depositor or both may be viewed as having retained, for federal income tax purposes, an ownership interest in a portion of each interest payment or certain receivables. As a result, such receivables may be treated as “stripped bonds” within the meaning of the Internal Revenue Code.
     To the extent that the receivables are characterized as stripped bonds, the income of the Tax Trust allocable to certificateholders would not include the portion of the interest on the receivables treated as having been retained by the servicer or the depositor, as the case may be, and the Tax Trust’s deductions would be limited to reasonable servicing fees, interest paid on any notes and other fees. In addition, a certificateholder would not be subject to the market discount and premium rules discussed in “—Discount and Premium” below with respect to the stripped bonds, but instead would be subject to the OID rules of the Internal Revenue Code. However, if the price at which a certificateholder were deemed to have acquired a stripped bond is less than the remaining outstanding principal balance of the receivable by an amount which is less than a statutorily defined de minimis amount, the receivable would not be treated as having OID. In general, it appears that the amount of OID on a receivable treated as a stripped bond will be de minimis if it is less than 1% for each full year remaining after the purchase date until the final maturity of the receivable, although the IRS could take the position that the weighted average maturity date, rather than the final maturity date, should be used in performing this calculation. If the amount of OID was de minimis under this rule, the actual amount of discount on a receivable would be includible in income as principal payments are received on the receivable.
     If the OID on a receivable were not treated as de minimis, a certificateholder would be required to include any OID in income as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield on the receivables. It is possible that the IRS could assert that a prepayment assumption should be used in computing the yield of a stripped bond. If a stripped bond is deemed to be acquired by a certificateholder at a significant discount, the use of a prepayment assumption could accelerate the accrual of income by a certificateholder.
     It is also possible that any fees deemed to be excessive could be recharacterized as deferred purchase price payable to the depositor by certificateholders in exchange for the receivables. The likely effect of such recharacterization would be to increase current taxable income to a certificateholder.
     Discount and Premium. Assuming the fees and other amounts payable to the servicer and the depositor will not be recharacterized as being retained ownership interests in the receivables, as discussed above, a purchaser of a Trust Certificate should be treated as purchasing an interest in each receivable and any other property in the Tax Trust at a price determined by allocating the purchase price paid for the Trust Certificate among the receivables and other property in proportion to their fair market values at the time of purchase of the Trust Certificate.

     It is believed that the receivables were not and will not be issued with OID; therefore, a Tax Trust should not have OID income. However, the purchase price paid by the Tax Trust for the receivables may be greater or less than the remaining outstanding principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or market discount, as the case may be. The market discount on a receivable will be considered to be zero if it is less than the statutorily defined de minimis amount.
     Any gain on the sale of a Trust Certificate attributable to the holder’s share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder. Moreover, a holder who acquires a Trust Certificate representing an interest in receivables acquired at a market discount may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred or maintained to purchase or carry the Trust Certificate until the holder disposes of the Trust Certificate in a taxable transaction. Instead of recognizing market discount, if any, upon a disposition of Trust Certificates and deferring any applicable interest expense, a holder may elect to include market discount in income currently as the discount accrues. The current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may be revoked without the consent of the IRS.
     In the event that a receivable is treated as purchased at a premium, that is, the allocable portion of the certificateholder’s purchase price for the Trust Certificate exceeds the remaining outstanding principal balance of the receivable, the premium will be amortizable by a certificateholder as an offset to interest income, with a corresponding reduction in basis, under a constant yield method over the term of the receivable if the certificateholder makes an election. Any such election will apply to all debt instruments held by the certificateholder during the year in which the election is made and to all debt instruments acquired thereafter.
     Disposition of Trust Certificates. Generally, capital gain or loss will be recognized on a sale of Trust Certificates in an amount equal to the difference between the amount realized and the depositor’s tax basis in the Trust Certificates sold. A certificateholder’s tax basis in a Trust Certificate will generally equal his cost increased by any OID and market discount previously included in income, and decreased by any bond premium previously amortized and by the amount of principal payments previously received on the receivables held by the Tax Trust. Any gain on the sale of a Trust Certificate attributable to the holder’s share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the certificateholder, unless the certificateholder makes the special election described in this prospectus under “—Discount and Premium”.
     If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the Trust Certificates that exceeds the aggregate cash distributions, that excess will generally give rise to a capital loss upon the retirement of the Trust Certificates.
     Backup Withholding. Distributions made on Trust Certificates and proceeds from the sale of the certificates will be subject to backup withholding at the currently applicable rate if, as discussed above in connection with the notes, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.
     Tax Consequences to Foreign Trust Certificateholders. Interest attributable to receivables which is received by a certificateholder which is a Foreign Person will generally not be subject to United States income tax or withholding tax imposed on those payments, provided that such certificateholder is not engaged in a trade or business in the United States and that such certificateholder fulfills the certification requirements discussed above under “The Notes—Tax Consequences to Foreign Noteholders”.

Partnership Certificates
     Classification of Partnerships and Partnership Certificates. For each series of certificates identified in the applicable prospectus supplement as Partnership Certificates, the depositor and the servicer will agree, and the certificateholders will agree by their purchase of the Partnership Certificates, to treat the Tax Partnership as a partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of the Partnership being the certificateholders and the depositor, in its capacity as recipient of distributions from the reserve account, and any notes being debt of such Tax Partnership. However, the proper characterization of the arrangement involving the Tax Partnership, the Partnership Certificates, the depositor and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus and the applicable prospectus supplement.
     If the Tax Partnership were classified as an association taxable as a corporation for federal income tax purposes, the Tax Partnership would be subject to corporate income tax. Any corporate income tax could materially reduce or eliminate cash that would otherwise be distributable on the Partnership Certificates and certificateholders could be liable for any such tax that is unpaid by the Tax Partnership. However, upon the issuance of each series of Partnership Certificates, Special Tax Counsel is of the opinion that, for United States federal income tax purposes, the Tax Partnership will be treated as a partnership and will not be treated as an association taxable as a corporation, and that the Partnership Certificates will be treated as partnership interests in the Tax Partnership.
     Even if a Tax Partnership were not classified as an association taxable as a corporation, it would be subject to corporate income tax if it were a publicly traded partnership taxable as a corporation. However, in the opinion of Special Tax Counsel, even if the Tax Partnership were treated as a publicly traded partnership, it would not be taxable as a corporation because it would meet qualifying income tests. Nonetheless, if a Tax Partnership were treated as a publicly traded partnership and the Partnership Certificates were treated as equity interests in such a partnership, some holders could suffer adverse consequences. For example, some holders might be subject to limitations on their ability to deduct their share of the Tax Partnership’s expenses.
     Despite Special Tax Counsel’s opinion that a Tax Partnership will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation, the lack of cases or rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Partnership Certificates presented equity interests in a partnership. For example, because the Partnership Certificates will have some features characteristic of debt, the Partnership Certificates might be considered indebtedness of the Tax Partnership, the depositor or the issuing entity. Except as described above, any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below.
     Partnership Taxation. Assuming the Partnership Certificates represent equity interests in a partnership, a Tax Partnership will not be subject to federal income tax, but each certificateholder will be required to separately take into account such holder’s allocated share of income, gains, losses, deductions and credits of the Tax Partnership. The Tax Partnership’s income will consist primarily of interest and finance charges earned on the receivables, including appropriate adjustments for market discount, OID, and bond premium, and any gain upon collection or disposition of the receivables. The Tax Partnership’s deductions will consist primarily of interest paid or accrued on any notes, servicing and other fees, and losses or deductions upon collection or disposition of the receivables.

     The tax items of a partnership are allocable to the partners in accordance with the Internal Revenue Code, Treasury Regulations and the partnership agreement and, for any series of Partnership Certificates, the trust agreement and related documents. Each trust agreement for a Tax Partnership will provide that the certificateholders will be allocated taxable income of the Tax Partnership for each month equal to their allocable share of the sum of:
•	the pass through rate on the Partnership Certificates for such month;

•	an amount equivalent to interest that accrues during that month on amounts previously due on such Partnership Certificates but not yet distributed;

•	any Tax Partnership income attributable to discount on the receivables that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price; and

•	any prepayment surplus payable to the Partnership Certificates for that month.
     In addition, each trust agreement for a Tax Partnership will provide that the certificateholders will be allocated their allocable share for each month of the entire amount of interest expense paid by the Tax Partnership on any notes. If the Tax Partnership issues any Strip Notes or Strip Certificates, it will also provide that the certificateholders will be allocated taxable income of such Tax Partnership for each month in the amounts described in the applicable prospectus supplement. All taxable income of the Tax Partnership remaining after the allocations to the certificateholders will be allocated to the depositor. It is believed that the allocations to certificateholders will be valid under applicable Treasury Regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass through rate plus the other items described above, and holders of Strip Notes or Strip Certificates may be allocated income equal to the amount described in the applicable prospectus supplement, even though the Tax Partnership might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual method. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing Partnership Certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Tax Partnership.
     Additionally, all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to such a holder under the Internal Revenue Code.
     An individual taxpayer may generally deduct miscellaneous itemized deductions, which do not include interest expense, only to the extent they exceed two percent of adjusted gross income, and additional limitations may apply. Those limitations would apply to an individual certificateholder’s share of expenses of a Tax Partnership, including fees to the servicer, and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of such Tax Partnership.
     Each Tax Partnership intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that calculations be made separately for each receivable, a Tax Partnership might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.
     Discount and Premium. It is believed that the receivables were not and will not be issued with OID and, therefore, that a Tax Partnership should not have OID income. However, the purchase price paid by the Tax Partnership for the receivables may be greater or less than the remaining outstanding principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or market discount, as the case may be. As indicated above, each Tax Partnership will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.
     Each Tax Partnership will make an election that will result in any market discount on the receivables being included in income currently as such discount accrues over the life of the receivables. As indicated above, a portion of the market discount income will be allocated to certificateholders.
     Section 708 Termination. Under Section 708 of the Internal Revenue Code, a Tax Partnership will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in such Tax Partnership are sold or exchanged within a 12-month period. If a termination occurs, a Tax Partnership will be considered to contribute all of its assets to a new partnership followed by a liquidation of the original Tax Partnership. A Tax Partnership will not comply with the technical requirements that might apply when such a constructive termination occurs. As a result, the Tax Partnership may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, a Tax Partnership might not be able to comply due to lack of data.
     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the depositor’s tax basis in the Partnership Certificates sold. A certificateholder’s tax basis in a Partnership Certificate will generally equal his cost increased by his share of the Tax Partnership’s income includible in his income for the current and prior taxable years and decreased by any distributions received on such Partnership Certificate. In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the holder’s share of any notes and other liabilities of the Tax Partnership. A holder acquiring Partnership Certificates of the same series at different prices may be required to maintain a single aggregate adjusted tax basis in the Partnership Certificates, and, upon a sale or other disposition of some of the Partnership Certificates, allocate a pro rata portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.
     If a certificateholder is required to recognize an aggregate amount of income not including income attributable to disallowed itemized deductions described above over the life of the Partnership Certificates that exceeds the aggregate cash distributions on the Partnership Certificates, that excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.
     Allocations Between Transferors and Transferees. In general, each Tax Partnership’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of the Partnership Certificates or a fractional share of the Strip Notes or Strip Certificates owned by them as of the first Record Date following the end of the month. As a result, a holder purchasing Partnership Certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before its actual purchase.

     The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed or only applies to transfers of less than all of the partner’s interest, taxable income or losses of Tax Partnership might be reallocated among the certificateholders. The owner trustee or tax matters partner will be authorized to revise a Tax Partnership’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.
     Section 754 Election. In the event that a certificateholder sells its Partnership Certificate for greater or less than its adjusted basis therein, the purchasing certificateholder will have a higher or lower basis, as the case may be, in the Partnership Certificates than the selling certificateholder had. The tax basis of the Tax Partnership’s assets will not be adjusted to reflect that higher or lower basis unless the Tax Partnership were to file an election under Section 754 of the Internal Revenue Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, a Tax Partnership will not make such an election. As a result, certificateholders might be allocated a greater or lesser amount of Tax Partnership income than would be based on their own purchase price for Partnership Certificates.
     Administrative Matters. For each Tax Partnership, the owner trustee or tax matters partner will be required to maintain complete and accurate books of such Tax Partnership. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of each Tax Partnership will be the calendar year. The owner trustee or tax matters partner will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the Tax Partnership and will report each certificateholder’s allocable share of items of Tax Partnership income and expense to holders and the IRS on Schedule K-1. Any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Tax Partnership with a statement containing information on the nominee, the beneficial owners and the Partnership Certificates so held. Each Tax Partnership will provide the Schedule K-1 information to nominees that fail to provide the Tax Partnership with the information referenced in the preceding sentence and such nominees will be required to forward such information to the beneficial owners of the Partnership Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Tax Partnership or be subject to penalties, unless the holder notifies the IRS of all such inconsistencies.
     The depositor, as the tax matters partner for each Tax Partnership, will be responsible for representing the certificateholders in any dispute with the IRS. The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed or deemed filed. Any adverse determination following an audit of the return of a Tax Partnership by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders and, under some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Tax Partnership. An adjustment could result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the Tax Partnership.
     Tax Consequences to Foreign Certificateholders. It is not clear whether any Tax Partnership would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Foreign Persons because there is no clear authority on that issue under facts substantially similar to those described in this prospectus and the applicable prospectus supplement. Although it is not expected that any Tax Partnership would be engaged in a trade or business in the United States for such purposes, each Tax Partnership will withhold as if it were so engaged in order to protect the Tax Partnership from possible adverse consequences of a failure to withhold. It is expected that each Tax Partnership will withhold on the portion of its taxable income that is allocable to foreign certificateholders as if such income were effectively connected to a United States trade or business, at the taxpayer’s maximum ordinary income tax rate. In determining a holder’s nonforeign status, a Tax Partnership may generally rely on the holder’s certification of nonforeign status signed under penalty of perjury.
     Each Foreign holder might be required to file a United States individual or corporate income tax return and pay tax, including, in the case of a corporation, the branch profits tax, on its share of the Tax Partnership’s income. Each Foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Tax Partnership on IRS Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund for taxes withheld by the Tax Partnership, taking the position that no taxes were due because the Tax Partnership was not engaged in a United States trade or business. However, the IRS may assert that the tax liability should be based on gross income, and no assurance can be given as to the appropriate amount of tax liability.
     Backup Withholding. Distributions made on any Partnership Certificates and proceeds from the sale of such Partnership Certificates will be subject to backup withholding at the currently applicable rate if, as discussed above in connection with the notes, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.
Tax Non-Entity Certificates
     Classification of Tax Non-Entities and Tax Non-Entity Certificates. For each series of certificates or membership interests identified in the applicable prospectus supplement as Tax Non-Entity Certificates and which are entirely owned by the Initial Certificateholder, the Initial Certificateholder and the servicer will agree, pursuant to the “check-the-box” Treasury Regulations, to treat the Tax Non-Entity as a division of the Initial Certificateholder, and hence a disregarded entity, for federal income tax purposes. In other words, for federal income tax purposes, the Initial Certificateholder will be treated as the owner of all the assets of the Tax Non-Entity and the obligor of all the liabilities of the Tax Non-Entity. Under the “check-the-box” Treasury Regulations, unless the Tax Non-Entity is a trust that is treated as a Tax Trust for federal income tax purposes, an unincorporated domestic entity with more than one equity owner is automatically classified as a Tax Partnership for federal income tax purposes. If the trust or limited liability company, as the case may be, is classified as a Tax Non-Entity when all its equity interests are wholly owned by the Initial Certificateholder and if certificates are then sold or issued in any manner which results in there being more than one certificateholder, the trust or limited liability company, as the case may be, will be treated as a Tax Partnership.
     If certificates are issued to more than one person, the depositor and the servicer will agree, and the certificateholders will agree by their purchase, to treat the trust or limited liability company, as the case may be, as a Tax Partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of such partnership being the certificateholders, and the notes (if any) being debt of such partnership.
     Risks of Alternative Characterization. If a Tax Non-Entity were an association or a publicly traded partnership taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax as discussed above under “—Partnership Certificates—Classification of Partnerships and Partnership Certificates”.

STATE AND LOCAL TAX CONSEQUENCES
     The above discussion does not address the tax treatment of any Tax Trust, Tax Partnership, Tax Non-Entity, notes, certificates, noteholders, certificateholders or membership interest holders under any state or local tax laws. The activities to be undertaken by the servicer in servicing and collecting the receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of any Tax Trust, Tax Partnership or Tax Non-Entity as well as any state and local tax considerations for them of purchasing, holding and disposing of notes, certificates or membership interests.
TAX SHELTER DISCLOSURE AND INVESTOR LIST REQUIREMENTS
     Treasury Regulations directed at “potentially abusive” tax shelter activity can apply to transactions not conventionally regarded as tax shelters. These regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information relating to such transactions. Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment in the securities. You may be required to report your investment in the securities even if your securities are treated as debt for federal income tax purposes. Significant penalties can be imposed for failure to comply with these disclosure and investor list requirements. Prospective investors should consult their tax advisors concerning any possible disclosure obligation with respect to their investment.
     You should consult your tax advisor concerning any possible disclosure obligation with respect to your investment in the securities, and should be aware that the transferor and other participants in the transaction intend to comply with such disclosure and investor list requirement as each participant in its own discretion determines apply to them with respect to this transaction.
CERTAIN ERISA CONSIDERATIONS
     Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts, specific types of Keogh Plans, other plans covered by Section 4975 of the Internal Revenue Code and collective investment funds or insurance company general or separate accounts in which these plans and accounts are invested (we refer to each of these as a “benefit plan”) from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to that benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for these persons or the fiduciaries of the benefit plan. In addition, Title I of ERISA also requires fiduciaries of a benefit plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.
Exemptions Available to Debt Instruments
     In addition, transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a benefit plan that purchased securities if assets of the issuing entity were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor (the “plan assets regulation”), the assets of the issuing entity would be treated as plan assets of a benefit plan for the purposes of ERISA and the Internal

Revenue Code only if the benefit plan acquired an “equity interest” in the issuing entity and none of the exceptions contained in the plan assets regulation applied. An equity interest is defined under the plan assets regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. It is likely that the certificates will be treated as an equity interest for these purposes. For additional information regarding the equity or debt treatment of notes, see “Certain ERISA Considerations” in the applicable prospectus supplement.
     Without regard to whether the notes are treated as an equity interest for these purposes, the acquisition or holding of notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if an Originator, the servicer, the depositor, the issuing entity, an underwriter, the administrator, the owner trustee, the indenture trustee, the swap counterparty, the insurer or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan. Exemptions from the prohibited transaction rules could apply to the purchase and holding of the notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. These exemptions include: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers;” PTCE 95-60 (as amended by PTCE 2002-13), regarding investments by insurance company general accounts; PTCE 91-38 (as amended by PTCE 2002-13), regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14 (as amended by PTCE 2002-13), regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code for prohibited transactions between a benefit plan and a person or entity that is a party in interest to such benefit plan solely by reason of providing services to the benefit plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are benefit plans should consult with their advisors regarding the applicability of any such exemption.
     Governmental plans (as defined in Section 3(32) of ERISA) are not subject to Title I of ERISA, and are also not subject to the prohibited transaction provisions under Section 4975 of the Internal Revenue Code. However, state or local laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Internal Revenue Code discussed above and may include other limitations on permissible investments. Accordingly, fiduciaries of governmental plans, in consultation with their advisors, should consider the requirements of their respective pension codes with respect to investments in the notes, as well as general fiduciary considerations.
     We suggest that a fiduciary considering the purchase of securities on behalf of a benefit plan consult with its ERISA advisors and refer to the applicable prospectus supplement regarding whether the assets of the issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.
Underwriter Exemption
     The notes and certificates may be eligible for relief from specified prohibited transaction and conflict of interest rules of ERISA in reliance on administrative exemptions granted by the United States

Department of Labor to specified underwriters. The underwriter’s exemption provides relief from specified prohibited transaction and conflict-of-interest rules of ERISA with respect to the initial purchase, holding and subsequent resale by benefit plans of pass-through securities or securities denominated as debt instruments that represent interests in an investment pool for which the underwriter is the sole underwriter or the co-manager of an underwriting syndicate and that consist of specified secured receivables, loans and other obligations that meet the conditions and requirements of the underwriter’s exemption. The receivables covered by the underwriter’s exemption include motor vehicle retail installment sale contracts and/or installment loans securing the notes and certificates offered by this prospectus.
     The underwriter’s exemption will apply only if specific conditions are met. Among the conditions that must be satisfied for the underwriter’s exemption to apply to the acquisition of the notes or certificates by a benefit plan are the following:
     (1) The acquisition of notes or certificates by a benefit plan is on terms, including the price, that are at least as favorable to the benefit plan as they would be in an arm’s-length transaction with an unrelated party.
     (2) The notes or certificates acquired by the benefit plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Standard & Poor’s, Moody’s, Fitch, DBRS Limited and DBRS, Inc.
     (3) The sum of all payments made to the underwriter in connection with the distribution of the notes or certificates represents not more than reasonable compensation for underwriting the notes or certificates. The sum of all payments made to and retained by the depositor pursuant to the sale of the receivables to the issuing entity represents not more than the fair market value of the receivables. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer’s services as servicer under the related agreements and reimbursement of the servicer’s reasonable expenses in connection with these services.
     (4) The owner trustee is a substantial financial institution and is not an affiliate, as defined in the exemption, of any other member of the “restricted group,” other than the underwriter. The restricted group consists of the underwriter, the indenture trustee, the depositor, the owner trustee, the servicer, any subservicer, any insurer, any swap counterparty, any obligor with respect to motor vehicle receivables constituting more than 5% of the aggregate unamortized outstanding principal balance of the assets of the issuing entity as of the date of initial issuance of the notes or certificates and any affiliate of these parties.
     (5) The benefit plan investing in the notes or certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.
     (6) The issuing entity satisfies the following requirements:
     (a) the corpus of the issuing entity consists solely of assets of the type which have been included in other investment pools;
     (b) securities in these other investment pools have been rated in one of the four highest generic rating categories of one of the rating agencies specified above for at least one year prior to the benefit plan’s acquisition of the notes or certificates; and

     (c) securities evidencing interests in these other investment pools have been purchased by investors other than benefit plans for at least one year prior to any benefit plan’s acquisition of the notes or certificates.
     (7) The legal document establishing the issuing entity contains restrictions necessary to ensure that the assets of the issuing entity may not be reached by creditors of the depositor in the event of its bankruptcy or insolvency, the receivables sale and servicing agreements prohibit all parties from filing an involuntary bankruptcy or insolvency petition against the issuing entity and a true sale opinion is issued in connection with the transfer of assets to the issuing entity.
     (8) The acquisition of additional receivables, during the pre-funding period must satisfy the following requirements:
     (a) all additional receivables must meet the same terms and conditions for determining eligibility as the initial receivables;
     (b) the additional receivables do not result in a lower credit rating;
     (c) the characteristics of the additional receivables are substantially similar to those of the motor vehicle receivables described in this prospectus and the applicable prospectus supplement, and the acquisition of the additional receivables must be monitored by an independent accountant or a credit support provider or other insurance provider independent of the depositor;
     (d) the prefunded amount must not exceed 25% of the original aggregate certificate balance of the offered certificates; and
     (e) the pre-funding period must end the earlier of:
(x)	three months or ninety days after the Closing Date for that transaction;

(y)	the date on which an event of default occurs; or

(z)	the date the amount in the pre-funding account is less than the minimum dollar amount specified in the indenture, if any, or other agreement(s) among the depositor, a servicer and trustee.
     (9) The underwriter’s exemption permits interest-rate swap contract to be assets of an issuing entity if certain conditions are satisfied. An interest-rate swap (a “swap” or “swap agreement”) is a permitted issuing entity asset if it:
(a)	is an “eligible swap”. An “eligible swap” is one which:
(1)	is denominated in U.S. dollars;

(2)	pursuant to which the issuing entity pays or receives, on or immediately prior to the respective payment or distribution date for the class of certificates to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the issuing entity receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted;

(3)	has a notional amount that does not exceed either: (i) the principal balance of the class of certificates to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations;

(4)	is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference);

(5)	has a final termination date that is either the earlier of the date on which the issuing entity terminates or the related class of certificates are fully repaid; and

(6)	does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging;
(b)	is with an “eligible counterparty”. An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the rating agencies rating the certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency;

(c)	is purchased by a “qualified plan investor”. A “qualified plan investor” is an employee benefit plan or plans where the decision to buy such class of certificates is made on behalf of the employee benefit plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the certificates and such fiduciary is either
(1)	a “qualified professional asset manager” (“QPAM”) under Prohibited Transaction Class Exemption (“PTCE”) 84-14 (a QPAM generally would include for these purposes insurance companies, savings and loan associations, banks and registered investment advisers registered under the Investment Advisers Act of 1940, each meeting certain minimum capitalization requirements); or

(2)	an “in-house asset manager” under PTCE 96-23 (see below); or

(3)	has total assets (both employee benefit plan and non-employee benefit plan) under management of at least $100 million at the time the certificates are acquired by the employee benefit plan;

(d)	if a “rating dependent swap” (where the rating of a class of certificates is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer must, within the period specified under the pooling and servicing agreement:
(1)	obtain a replacement swap agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or

(2)	cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then current rating by the rating agency of the particular class of certificates will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of certificates with a term of more than one year).
     In the event that the servicer fails to meet these obligations, employee benefit plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the underwriter’s exemption will prospectively cease to be applicable to any class of certificates held by a employee benefit plan which involves such ratings dependent swap;
(e)	if a “non-ratings dependent swap” (those where the rating of the certificates does not depend on the terms and conditions of the swap) the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:
(1)	obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate);

(2)	cause the counterparty to post collateral with the issuing entity in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or

(3)	terminate the swap agreement in accordance with its terms; and
(f)	permits the issuing entity to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or depositor.
     Some transactions are not covered by the underwriter’s exemption or any other exemption. The underwriter’s exemption does not exempt the acquisition and holding of securities by benefit plans sponsored by the depositor, the underwriters, the owner trustee, the administrator, the indenture trustee, the servicer, the insurer, the swap counterparty or any “obligor” (as defined in the underwriter’s exemption) with respect to receivables included in the issuing entity constituting more than 5% of the aggregate unamortized outstanding principal balance of the assets in the restricted group, or any affiliates of these parties. Moreover, the exemptive relief from the self-dealing/ conflict-of-interest prohibited transaction rules of ERISA is available for other benefit plans only if, among other requirements:
•	a benefit plan’s investment in the notes or certificates does not exceed 25% of all of the notes or certificates outstanding at the time of the acquisition;

•	immediately after the acquisition, no more than 25% of the assets of a benefit plan with respect to which the person who has discretionary authority to render investment advice are invested in securities representing an interest in an issuing entity containing assets sold or serviced by the same entity; and

•	in the case of the acquisition of notes or certificates in connection with their initial issuance, at least 50% of such securities are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the issuing entity is acquired by persons independent of the restricted group.
     The underwriter’s exemption will also apply to transactions in connection with the servicing, management and operation of the issuing entity, provided that, in addition to the general requirements described above, (a) these transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus provided to, investing benefit plans before the plans purchase the notes or certificates issued by the issuing entity. All transactions relating to the servicing, management and operations of the issuing entity will be carried out in accordance with the administration agreement, indenture and receivables sale and servicing agreements, which will be described in all material respects in this prospectus and the applicable prospectus supplement.
     Each purchaser that is purchasing the notes or certificates in reliance on the underwriter’s exemption will be deemed to represent that it qualifies as an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities Act. In addition, each prospective purchaser of notes or certificates in reliance on the underwriter’s exemption should consider the possibility that the rating of a note or certificate may change during the period that note or certificate is held. If the rating were to decline below BBB— (or the equivalent rating), the note or certificate could no longer be transferred to a plan in reliance on the exemption, other than to an insurance company general account that meets the requirements of Section I and III of PTCE 95-60. If the ratings decline below one of the four highest generic rating categories from Standard & Poor’s, Moody’s, Fitch, DBRS Limited and DBRS, Inc., each transferee will be deemed to represent that either (a) it is not purchasing the notes or certificates with plan assets of a benefit plan, or (b) it is an insurance company using the assets of its general account (within the meaning of PTCE 95-60) to purchase the notes or certificates and that it is eligible for and satisfies all of the requirements of Sections I and III of PTCE 95-60.
     For more information, including whether an underwriter’s exemption is likely to provide relief for a particular class of notes or certificates, see “Certain ERISA Considerations” in the applicable prospectus supplement. If you are a benefit plan fiduciary considering the purchase of the notes or certificates, you should consult with your counsel with respect to whether the issuing entity will be deemed to hold plan assets and the applicability of the underwriter’s exemption or another exemption from the prohibited transaction rules and determine on your own whether all conditions have been satisfied and whether the notes or certificates are an appropriate investment for a benefit plan under ERISA and the Internal Revenue Code.

PLAN OF DISTRIBUTION
     The depositor may offer and sell the securities of a series in one or more of the following ways: (1) directly to one or more purchasers; (2) through agents; or (3) through underwriters. Subject to the terms and conditions set forth in one or more underwriting agreements with respect to the securities of a series that are offered and sold through underwriters, the depositor will agree to sell or cause the related issuing entity to sell to the underwriter(s) named in the applicable prospectus supplement, and each of the underwriters will severally agree to purchase, the principal amount of each class of securities, as the case may be, of the related series set forth in the related underwriting agreement and in the applicable prospectus supplement. One or more classes of a series may not be subject to an underwriting agreement. Any of these classes will be retained by the depositor or will be sold in private placement.
     If market conditions permit, the depositor may decide to increase the amount of securities being offered and the size of the related pool of motor vehicles loans in a particular transaction subsequent to the delivery of the preliminary prospectus. If the pool balance of the portfolio of motor vehicle loans, the amount of each class of securities and the credit enhancement related thereto are proportionally increased, and if there are no material changes to the composition of the portfolio of motor vehicle loans on a percentage basis, then it is expected that no additional disclosure would be provided prior to the time the securities are sold.
     Any underwriter or agent participating in the distribution of securities, including notes offered by this prospectus, is, and any agent participating in the distribution of securities, including notes offered by this prospectus, may be deemed to be, an underwriter of those securities under the Securities Act and any discounts or commissions received by it and any profit realized by it on the sale or resale of the securities may be deemed to be underwriting discounts and commissions.
     Subject to the terms and conditions set forth in one or more underwriting agreements with respect to the securities of a series, the depositor will agree to sell or cause the issuing entity to sell to one or more underwriters named in the applicable prospectus supplement, and each of the underwriters will severally agree to purchase, the principal amount of each class of securities, as the case may be, of the related series set forth in the related underwriting agreement and in the applicable prospectus supplement. One or more classes of a series may not be subject to an underwriting agreement. Any of these classes will be retained by the depositor or will be sold in private placement.
     In the underwriting agreement with respect to any given series of securities, the applicable underwriter(s) will agree, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the securities offered by the applicable prospectus supplement if any of those securities are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
     Each applicable prospectus supplement will either:
•	set forth the price at which each class of securities being offered thereby initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of the securities; or

•	specify that the related securities are to be resold by the underwriter(s) in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any securities, the public offering prices and concessions may be changed.

     Each underwriting agreement will provide that the applicable Originator and/or the depositor, as specified, will indemnify the related underwriters against specified civil liabilities, including liabilities under the Securities Act or contribute to payments the several underwriters may be required to make in respect thereof. Each issuing entity may invest funds in its Issuing Entity Accounts in Permitted Investments acquired from the underwriters or from the applicable Originator, the depositor or any of their affiliates.
     Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the securities in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an “overallotment” option to purchase additional securities in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase securities in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the securities to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.
     Pursuant to each underwriting agreement with respect to a given series of securities, the closing of the sale of any class of securities subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of securities of that series.
FORWARD-LOOKING STATEMENTS
     This prospectus, including information included or incorporated by reference in this prospectus, may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, certain statements made in future SEC filings by the applicable Originator, the issuing entity or the depositor, in press releases and in oral and written statements made by or with the applicable Originator’s, the issuing entity’s or the depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of the applicable Originator, VW Credit, the issuing entity or the depositor. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate” or similar expressions. The applicable Originator, the issuing entity and the depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.
     Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed below. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of the applicable Originator, VW Credit, the issuing entity or the depositor to control or predict. The forward-looking statements made in this prospectus speak only as of the date stated on the cover of this prospectus. The applicable Originator, the issuing entity and the depositor undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
RATINGS OF THE SECURITIES
     Each class of securities specified as being offered by the applicable prospectus supplement will be initially:
•	rated by at least one nationally recognized statistical rating agency or organization that initially rates the series at the request of the depositor; and

•	identified in the applicable prospectus supplement as being in one of the four highest generic rating categories, which are referred to as “investment grade,” of the rating agencies identified in the applicable prospectus supplement as rating the offered securities.
     The security ratings of the offered securities should be evaluated independently from similar ratings on other types of securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies that are rating the offered securities. The rating does not address the expected schedule of principal repayments on a class of securities other than to say that principal will be returned no later than the final maturity date for that class of securities. Ratings on the offered securities will be monitored by the rating agencies that are rating the offered securities while the offered securities are outstanding. There is no assurance that the ratings initially assigned to any offered securities will not be lowered or withdrawn by the rating agency rating the offered securities. In the event the rating initially assigned to any securities is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement unless such person or entity and the form of credit enhancement to be provided is identified in the applicable prospectus supplement. An issuing entity may also issue non-investment grade or unrated securities that are not offered under this prospectus and applicable prospectus supplement. A rating is based on each rating agency’s independent evaluation of the receivables and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency.
REPORTS TO SECURITYHOLDERS
     Unless and until securities in definitive registered form are issued, monthly and annual reports containing information concerning the issuing entity and prepared by the servicer will be sent on behalf of the issuing entity to Cede & Co., as nominee of DTC and the registered holder of the related global securities, pursuant to the related sale and servicing agreement or other applicable transaction document. These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The servicer does not intend to send any financial reports of the Originators to securityholders. The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the issuing entity.
WHERE YOU CAN FIND MORE INFORMATION
     Volkswagen Auto Lease/Loan Underwritten Funding, LLC, as depositor, has filed a registration statement under its former name, Volkswagen Auto Lease Underwritten Funding, LLC, with the SEC relating to the securities. This prospectus and the applicable prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the applicable prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any applicable prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. Annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports will be prepared, signed and filed with the SEC by the depositor or the servicer on behalf of each issuing entity. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC’s offices. Reports and other information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street, NE, Washington, D.C., 20549. Copies of the material can be obtained from the Public Reference Section of the SEC at 100 F. Street, NE, Washington D.C., 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The SEC also maintains a site on the World Wide Web at http//www.sec.gov at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system.
INCORPORATION BY REFERENCE
     The SEC allows us to “incorporate by reference” information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the most recently printed information rather than contradictory information included in this prospectus or the applicable prospectus supplement. Information that will be incorporated by reference with respect to a series will be filed under the name of the issuing entity of that series.
     As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing us at Volkswagen Auto Lease/Loan Underwritten Funding, LLC, 2200 Ferdinand Porsche Drive, Herndon, Virginia 20171 or calling us at (703) 364-7000.
LEGAL MATTERS
     Relevant legal matters relating to the issuance of the securities of any series will be passed upon for the depositor by Mayer Brown LLP, Chicago, Illinois.

GLOSSARY
     “Closing Date” means, with respect to any series of securities, the date of initial issuance of that series of securities.
     “collection period” means a fiscal month of the servicer immediately preceding the month in which the related payment date occurs or a calendar month, as specified in the applicable prospectus supplement; however, the initial collection period will begin and end on the dates specified in the applicable prospectus supplement.
     “Controlling Class” means, with respect to any issuing entity, the class or classes of notes and/or certificates designated as the initial “controlling class” in the applicable prospectus supplement so long as they are outstanding, and thereafter each other class or classes of notes and/or certificates in the order of priority designated in the applicable prospectus supplement.
     “defaulted receivable” has the meaning set forth in the applicable prospectus supplement.
     “Financial Institution” means any securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business.
     “Fitch” means Fitch, Inc.
     “Foreign Person” means any person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia, (iii) an estate the income of which is includable in gross income for United States federal income tax purposes, regardless of its source, or (iv) a trust, if a United States court is able to exercise primary supervision over the administration of such trust and one (1) or more U.S. Persons has the authority to control all substantial decisions of the trust or if it has made a valid election under U.S. Treasury regulations to be treated as a domestic trust.
     “Issuing Entity Accounts” means the collection account and any other accounts to be established with respect to an issuing entity, including any principal distribution account, certificate distribution account, pre-funding account, reserve account, spread account or yield supplement account, which accounts will be described in the applicable prospectus supplement.
     “Moody’s” means Moody’s Investors Service, Inc.
     “Net Pool Balance” means, as of any date, with respect to any issuing entity, the aggregate outstanding principal balance of the related receivables (other than defaulted receivables) as of that date.
     “Note Factor” means, with respect to any class of securities issued by an issuing entity, a six-digit decimal which the servicer may compute each month indicating the outstanding note balance of that class of securities at the end of the month as a fraction of the original outstanding balance of that class of securities.
     “Originators” means VW Credit or any of its affiliates that originate or acquire motor vehicle retail installment sale contracts and/or installment loans transferred to the depositor, as specified in the applicable prospectus supplement.

     “Partnership Certificates” means certificates or membership interests, including Strip Certificates, and Strip Notes issued by a Tax Partnership. Reference to a holder of these certificates means to the beneficial owner thereof.
     “Payment Date” means, with respect to any series of securities, the day on which a principal or interest payment is to be made on those securities (or if that day is not a business day on the next succeeding business day).
     “Permitted Investments” has the meaning set forth in the applicable prospectus supplement.
     “Pool Factor” means, with respect to any issuing entity, a six-digit decimal which the servicer may compute each month indicating the Net Pool Balance at the end of the month as a fraction of the original Net Pool Balance plus the aggregate outstanding principal balance of any subsequent receivables added to the issuing entity as of the applicable subsequent cutoff date.
     “Prepayment Assumption” means the method used to assume the anticipated rate of prepayments in pricing a debt instrument.
     “Record Date” means, with respect to any payment date or redemption date, (i) for any definitive securities, the close of business on the last business day of the calendar month immediately preceding the calendar month in which such payment date or redemption date occurs, (ii) for any book-entry securities, the close of business on the business day immediately preceding such payment date or redemption date, or (iii) any other day specified in the applicable prospectus supplement.
     “Regulation” means the United States Department of Labor regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of an employee benefit plan or an individual retirement account subject to the Employee Retirement Income Security Act of 1974, as amended.
     “Scheduled Interest Method” means the method of calculating interest due on a motor vehicle retail installment sale contract and/or installment loan without regard to the period of time which has elapsed since the preceding payment was made, using the Scheduled Interest Method or the method known as the Rule of 78s or sum-of-the-digits method.
     “SEC” means the Securities and Exchange Commission.
     “Short-Term Note” means any note that has a fixed maturity date of not more than one year from the issue date of that note.
     “Simple Interest Method” means the method of calculating interest due on a motor vehicle retail installment sale contract and/or installment loan on a daily basis based on the actual outstanding principal balance of the receivable on that date.
     “Simple Interest Receivables” means receivables pursuant to which the payments due from the obligors during any month are allocated between interest, principal and other charges based on the actual date on which a payment is received and for which interest is calculated using the Simple Interest Method. For these receivables, the obligor’s payment is first applied to interest accrued as of the actual due date and then the remaining payment is applied to the unpaid outstanding principal balance and then to other charges. Accordingly, if an obligor pays the fixed monthly installment in advance of the due date, the portion of the payment allocable to interest for that period since the preceding payment will be less than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly greater. Conversely, if an obligor pays the fixed monthly installment after its due date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the receivable to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to interest or principal under the receivable as a result of early or late payments, as the case may be. Late payments, or early payments, on a Simple Interest Receivable may result in the obligor making a greater—or smaller— number of payments than originally scheduled. The amount of additional payments required to pay the outstanding principal balance in full generally will not exceed the amount of an originally scheduled payment. If an obligor elects to prepay a Simple Interest Receivable in full, the obligor will not receive a rebate attributable to unearned finance charges. Instead, the obligor is required to pay finance charges only to, but not including, the date of prepayment. The amount of finance charges on a Simple Interest Receivable that would have accrued from and after the date of prepayment if all monthly payments had been made as scheduled will generally be greater than the rebate on a Scheduled Interest Receivable that provides for a Rule of 78s rebate, and will generally be equal to the rebate on a Scheduled Interest Receivable that provides for a simple interest rebate, as is described in the following paragraph.
     “Special Tax Counsel” means Mayer Brown LLP, as special tax counsel to the depositor.
     “Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
     “Strip Certificates” means any class of certificates entitled to principal distributions with disproportionate, nominal or no interest distributions, or interest distributions with disproportionate, nominal or no principal distributions.
     “Strip Notes” means any class of notes entitled to principal distributions with disproportionate, nominal or no interest distributions, or interest distributions with disproportionate, nominal or no principal distributions.
     “Tax Non-Entity” means a trust or limited liability company in which all of the certificates or membership interests in that trust or limited liability company are owned by the depositor, and the depositor and the servicer agree to treat the trust or limited liability company as a division of the depositor and hence disregarded as a separate entity for purposes of federal, state and local income and franchise taxes.
     “Tax Non-Entity Certificates” means certificates or membership interests issued by a Tax Non-Entity. References to a holder of these certificates means to the beneficial owner thereof.
     “Tax Partnership” means a trust or limited liability company in which the depositor, the servicer and the applicable holders agree to treat certificates or membership interests, including Strip Certificates, and Strip Notes as equity interests in a partnership for purposes of federal, state and local income and franchise taxes.
     “Tax Trust” means a trust in which the depositor, the servicer and the applicable certificateholders agree to treat the certificates of the trust as equity interests in a grantor trust for purposes of federal, state and local income and franchise taxes.

     “Trust Certificates” means certificates issued by a Tax Trust. References to a holder of these certificates are intended to be references to the beneficial owner of the Trust Certificates.

INDEX OF PRINCIPAL TERMS

administration agreement	27
amortization period	23
Bankruptcy Code	43
benefit plan	60
Clearstream	24
Closing Date	71
Code	47
collection period	71
contribution agreement	27
Controlling Class	71
defaulted receivable	71
depositor	11
disqualified persons	60
DTC	20
ERISA	60
Euroclear	24
event of default	36
Exchange Act	18
FDIA	45
FDIC	44
Financial Institution	71
FIRREA	45
Fitch	71
Foreign Person	71
FTC Rule	43
HDC Rule	43
Initial Certificateholder	48
Internal Revenue Code	36
IRS	47
Issuing Entity Accounts	71
issuing entity property	11
Moody’s	71
Net Pool Balance	71
Note Factor	71
OID	49
Originators	71
parties in interest	60
Partnership Certificates	48, 72
Payment Date	72
Permitted Investments	72
plan assets regulation	60
Pool Factor	72
Prepayment Assumption	72
prohibited transaction	60
PTCE	61
purchase agreement	26
receivables pool	14
Record Date	72
Regulation	72
Relief Act	42
restricted group	62
revolving period	23
sale and servicing agreement	27
sale and servicing agreements	27
Scheduled Interest Method	72
SEC	72
Securities Act	30
servicing agreement	27
Short-Term Note	72
Simple Interest Method	72
Simple Interest Receivables	72
Special Tax Counsel	73
Standard & Poor’s	73
Strip Certificates	73
Strip Notes	73
stripped bonds	53
Tax Non-Entity	48, 73
Tax Non-Entity Certificates	48, 73
Tax Partnership	48, 73
Tax Trust	48, 73
transfer agreement	26
transfer agreements	26
Trust Certificates	74
Volkswagen AG	15
Volkswagen of America	14
VW Credit	11
 1

No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor, the servicer or the underwriters. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus supplement or the accompanying prospectus, respectively.

Volkswagen Auto Loan Enhanced Trust 2008-1
Issuing Entity

Class A-1 Notes		$245,000,000
Class A-2-A Notes Class A-2-B Notes	}	$305,000,000
Class A-3-A Notes Class A-3-B Notes	}	$255,000,000
Class A-4-A Notes Class A-4-B Notes	}	$214,450,000

Volkswagen Auto Lease/Loan Underwritten Funding, LLC
Depositor

VW Credit, Inc.
Sponsor and Servicer

PROSPECTUS
SUPPLEMENT

Joint Bookrunners

Citi	Deutsche Bank Securities
Co-Managers
Barclays Capital
BNP PARIBAS
HSBC
RBS Greenwich Capital

Until August   , 2008, all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.